===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                VDI MULTIMEDIA
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
             COMMON STOCK
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
             9,166,653 outstanding shares of common stock (excluding 44,044 shares that will survive the mergers) plus options that will be surrendered with an aggregate value of up to $5,224,983
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             $15.00 per share. The proposed maximum aggregate value of the transaction is $142,064,118, which is the sum of (1) the product of 9,166,653 outstanding shares of common stock (excluding 44,044 shares that will survive the mergers) and $15.00 per share plus,
             (2) cash consideration of up to $5,224,983 to be paid for options being surrendered in the mergers. The filing fee equals 1/50 of one percent of the maximum aggregate value of the transaction.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
             $142,064,118
     -------------------------------------------------------------------------


     (5) Total fee paid:
             $28,414.00
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
         N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
         N/A
     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [VDI MULTIMEDIA LOGO]
                            7083 Hollywood Boulevard
                              Hollywood, CA 90028

To our shareholders:

   You are cordially invited to attend a special meeting of shareholders of VDI MultiMedia to be held on April 19, 2000, 10:00 a.m., local time, at VDI's corporate offices, 7083 Hollywood Boulevard, Hollywood, California 90028.

   VDI MultiMedia, a California corporation ("VDI"), has signed a merger agreement providing for two mergers. In the first merger, which we refer to as the "reorganization merger," VDI will merge with and into its wholly owned subsidiary, VDI MultiMedia, Inc., a Delaware corporation ("VDI Delaware"). As a result of the reorganization merger, shareholders of VDI will become stockholders of VDI Delaware. In the second merger, which we refer to as the "acquisition merger," VMM Merger Corp., a Delaware corporation newly formed by Bain Capital, Inc. ("Merger Sub"), will be merged with and into VDI Delaware and VDI Delaware will be the surviving corporation.

   If both of the mergers are completed, each share of VDI common stock outstanding before the mergers will be canceled and converted automatically into the right to receive $15.00 in cash, other than (1) shares of common stock held by the rollover shareholders designated by Merger Sub, as described in the attached proxy statement, whose shares will be converted into shares of common stock of VDI Delaware and (2) shares held by shareholders who are entitled to and who have perfected their dissenters rights. As a result of the acquisition merger, all of the outstanding common stock of VDI Delaware will be owned by investment funds affiliated with Bain Capital, the rollover shareholders and certain other co-investors.

   Before we can complete these mergers, a majority of the VDI shareholders must affirmatively approve the principal terms of the reorganization merger and the merger agreement. The acquisition merger, which has already been approved by VDI, as the sole stockholder of VDI Delaware, is conditioned on VDI shareholder approval of the reorganization merger and the merger agreement. Consequently, your vote on the reorganization merger will effectively be a vote on both mergers.

   The attached proxy statement provides you with detailed information about the proposed mergers and the merger agreement. You can also get information about VDI from documents that have been filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

   After careful consideration, your board of directors has determined that the mergers are advisable and in the best interests of VDI and its shareholders. Your board of directors has approved and adopted the merger agreement, the reorganization merger and the acquisition merger, and it recommends that you vote for approval and adoption of the principal terms of the reorganization merger and the merger agreement at the special meeting. Please note that some members of our board of directors have interests in the mergers that differ from yours.

                                R. Luke Stefanko
               Chairman of the Board and Chief Executive Officer

--------------------------------------------------------------------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, or passed upon the fairness or merits of this transaction or the adequacy or accuracy of the attached proxy statement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

   The attached proxy statement is dated March   , 2000, and was first mailed
to shareholders on or about March   , 2000.

   We have not authorized anyone to give any information or make any representation about the mergers, VDI or VDI Delaware that differs from or adds to the information in the attached proxy statement or in our documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

   If you are in a jurisdiction where it is unlawful to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by the attached proxy statement does not extend to you.

   The information contained in the attached proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

                  A Warning About Forward-Looking Statements

   VDI and VDI Delaware make forward-looking statements in this document and in the VDI public documents to which we refer you. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include some of the statements set forth under "SUMMARY--Reasons for the Mergers; Recommendations to Shareholders," "SPECIAL FACTORS-- Background of the Mergers," "SPECIAL FACTORS--Reasons for the Mergers; Recommendations to Shareholders," "SPECIAL FACTORS--Fairness Opinion of Financial Advisor," "--Certain Effects of the Mergers; Nasdaq National Market Delisting; Operations of VDI Delaware After the Mergers," "CERTAIN FINANCIAL ESTIMATES" and "THE MERGERS--Acquisition Merger Financing." In addition, when we use any of the words "believes," "expects," "anticipates," "plans," "intends," "hopes," "will" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of VDI Delaware after the mergers. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the reorganization merger and the merger agreement. These possible events or factors include, in addition to those discussed elsewhere in this document and those discussed in our public documents filed with the Securities and Exchange Commission, the following:

   1. the past production services industry is a highly competitive, service-oriented business and some of VDI's competitors have long-standing relationships with clients and have greater resources than VDI,

   2. a significant portion of VDI's revenues are derived from a limited number of motion picture studios,

   3. VDI may not be successful in its expansion strategy, either through internal growth or acquisitions,

   4. any future growth by VDI will place increased demands on its management personnel, operational and financial systems, and resources,

   5. VDI may not be successful in continuing to meet the current and future demands of its customers, which demands include reliability, timeliness, quality and price, and

   6. VDI's operating results have varied in the past and may vary in the future, depending on factors such as the volume of advertising in response to seasonal buying patterns, the timing of new product and service introductions, increased competition, general economic factors, and other factors.

   There is no safe harbor for forward-looking statements in connection with a going private transaction. As a result, the reports which are incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor.

                                 VDI MULTIMEDIA
                            7083 Hollywood Boulevard
                              Hollywood, CA 90028

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To be held on April 19, 2000

   VDI MultiMedia will hold a special meeting of shareholders at 7083 Hollywood Boulevard, Hollywood, California 90028 at 10:00 a.m. local time on April 19, 2000, for the following purposes:

  . To consider and vote on a proposal to approve and adopt the principal terms of the Agreement and Plan of Merger, dated as of December 24, 1999, between VDI, VDI Delaware, a Delaware corporation and wholly owned subsidiary of VDI, and Merger Sub, and to approve the principal terms of the proposed reorganization merger whereby VDI will be merged with and into VDI Delaware, pursuant to which VDI Delaware will be the surviving corporation. The consummation of the reorganization merger is a condition precedent to the acquisition merger and the other transactions contemplated in the Agreement and Plan of Merger, which have already been approved by VDI, as sole stockholder of VDI Delaware, subject to consummation of the reorganization merger. A copy of the Agreement and Plan of Merger is attached as Appendix A to and is described in the accompanying proxy statement.

  . To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

   Record holders of VDI common stock at the close of business on March 15, 2000 will receive notice of and will be entitled to vote at the special meeting, including any adjournments or postponements of the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of VDI common stock entitled to vote at the special meeting is required for approval of the principal terms of the reorganization merger and the merger agreement.

   Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. A return envelope is included for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares. We currently have enough votes committed to vote in favor of the mergers to assure their approval.

                                          Donald R. Stine
                                          Secretary

Los Angeles, California
March   , 2000

   Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the special meeting.

   Your Board of Directors recommends that you vote FOR approval of the principal terms of the reorganization merger and the Agreement and Plan of Merger, which are described in detail in the accompanying proxy statement.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGERS...................................   1

SUMMARY...................................................................   4
  The Companies...........................................................   4
  The Mergers.............................................................   4
  Merger Financing........................................................   5
  Interests of Certain Persons Involved in the Mergers That Are Different
   from Yours.............................................................   5
  Fairness of the Mergers.................................................   7
  The Special Meeting.....................................................   7
  Percentage of Shares Held by Directors and Executive Officers...........   7
  The Non-Compete Agreements..............................................   7
  The Escrow Agreement....................................................   7
  Conditions to Completion of the Mergers.................................   8
  Termination of the Merger Agreement.....................................   8
  Termination Fees and Expenses...........................................   9
  Material Federal Income Tax Consequences................................  10
  Accounting Treatment....................................................  10
  Dissenters' Rights......................................................  10
  Regulatory Approvals....................................................  10
  Comparison of Rights of VDI Common Stock and VDI Delaware Common Stock..  10
  Description of Capital of VDI Delaware..................................  11
  Market Price and Dividend Information...................................  11
  Selected Historical Condensed Financial Data............................  12

SPECIAL FACTORS...........................................................  14
  Background of the Mergers...............................................  14
  Purpose and Structure for the Mergers...................................  22
  Reasons for the Mergers; Recommendations to Shareholders................  22
    Reorganization Merger.................................................  22
    Reasons for the Board's Recommendation of the Acquisition Merger......  23
    Belief of the Filing Persons in the Fairness of the Mergers...........  26
  Fairness Opinion of Financial Advisor...................................  27
    Opinion of Morgan Stanley.............................................  27
    Fee Arrangement.......................................................  30
  Interests of Certain Persons in the Mergers; Conflicts of Interests.....  30
  Certain Effects of the Mergers; Nasdaq National Market Delisting;
   Operations of VDI After the Mergers....................................  33
  Accounting Treatment....................................................  34
  Material Federal Income Tax Consequences................................  34

CERTAIN FINANCIAL ESTIMATES...............................................  37

THE MERGERS...............................................................  38
  Merger Consideration....................................................  38
  Conversion/Retention of Shares; Procedures for Exchange of
   Certificates...........................................................  39
  Rollover Shareholders...................................................  40
  Governmental and Regulatory Approval....................................  40
  Dissenters' Rights of Appraisal.........................................  40
  Treatment of Options....................................................  43
  Board of Directors and Officers of VDI Delaware Following the Mergers...  43
  Other Information Regarding Directors and Executive Officers............  44
  Acquisition Merger Financing............................................  44

THE MERGER AGREEMENT.......................................................  47
  The Mergers..............................................................  47
  Closing of the Mergers; Effective Time of the Mergers; Surviving
   Corporations............................................................  47
  Representations and Warranties...........................................  48
  Certain Covenants........................................................  49
  No Solicitation..........................................................  50
  Employee Benefits........................................................  51
  Access to Information....................................................  51
  Indemnification and Insurance............................................  51
  Conditions to the Consummation of the Mergers............................  52
  Termination..............................................................  52
  Amendment and Waiver.....................................................  53
  Termination Fees and Expenses............................................  53

THE SHAREHOLDERS AGREEMENT.................................................  55

ADDITIONAL AGREEMENTS......................................................  55
  The Employment Agreements................................................  55
    Donald R. Stine Employment Agreement...................................  55
    Robert C. Semmer Employment Agreement..................................  56
  The Non-Compete Agreements...............................................  57
  The Termination Agreement................................................  57
  The Consulting Agreement.................................................  57
  The Stine Agreements.....................................................  58
  The Escrow Agreement.....................................................  58

THE SPECIAL MEETING........................................................  59
  General..................................................................  59
  Matters to be Considered.................................................  59
  Proxies..................................................................  59
  Solicitation of Proxies..................................................  59
  Record Date and Voting Rights............................................  60
  Recommendation of the VDI Board..........................................  61

COMPARISON OF THE RIGHTS OF HOLDERS OF VDI COMMON STOCK AND
 VDI DELAWARE COMMON STOCK.................................................  62
  Dividends and Repurchases of Shares......................................  62
  Special Meetings of Shareholders; Quorum; Shareholder Action by Written
   Consent.................................................................  62
  Certain Voting Rights....................................................  63
  Size and Classification of the Board of Directors........................  64
  Election of Directors....................................................  64
  Removal of Directors; Filling Vacancies on the Board of Directors........  65
  Amendment of Charter and Bylaws..........................................  65
  Dissenters' Appraisal Rights.............................................  66
  Certain Business Combinations and Reorganizations........................  66
  Limitation on Directors' Liability.......................................  67
  Indemnification of Officers and Directors; Insurance.....................  68
  Loans to Officers and Employees..........................................  69
  Inspection of Shareholders' List.........................................  70
  Interested Director Transactions.........................................  70
  Voting By Ballot.........................................................  71
  Shareholder Derivative Suits.............................................  71

  Dissolution.............................................................  71
  Rights Plan.............................................................  71
  Doctrine of Independent Legal Significance..............................  72
  Application of The General Corporation Law of California To Delaware
   Corporations...........................................................  72

CERTAIN PENDING LITIGATION................................................  72

INFORMATION ABOUT VDI AND VDI DELAWARE....................................  72
  General.................................................................  72
  Initial Public Offering of VDI..........................................  73
  Management and Additional Information...................................  73
  VDI Delaware............................................................  73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  74

DESCRIPTION OF VDI DELAWARE CAPITAL STOCK.................................  75

PURCHASE OF SHARES........................................................  75

CERTAIN INFORMATION CONCERNING MERGER SUB, BAIN CAPITAL, DONALD R. STINE
 AND ROBERT C. SEMMER.....................................................  76

WHERE YOU CAN FIND MORE INFORMATION.......................................  77
  VDI Incorporated Documents..............................................  77

INDEPENDENT PUBLIC ACCOUNTANTS............................................  78

SHAREHOLDER PROPOSALS.....................................................  78

OTHER MATTERS.............................................................  78

APPENDIX A--Agreement and Plan of Merger.................................. A-1

APPENDIX B--Opinion of Morgan Stanley & Co. Incorporated.................. B-1

APPENDIX C--Dissenters' Rights............................................ C-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: Why is VDI proposing the mergers?

A: Your board of directors believes that, taken together, the proposed mergers are in the best interests of VDI shareholders in light of the value to be paid to the shareholders in the acquisition merger and recommend that you approve and adopt the principal terms of the merger agreement and the reorganization merger. However, we make no recommendation as to the shareholders who will rollover their shares into the surviving corporation of the mergers (as described below). (See Page 22)

Q: What will VDI shareholders receive for each VDI share of common stock?

A: Each VDI shareholder will receive in exchange for each share of VDI common stock $15.00 in cash, except for certain shareholders who will rollover their shares and except for shareholders who are entitled to and who perfect their dissenters rights. (See Page 38)

Q: If the mergers are approved, how will my cash payment be treated under federal tax laws?

A: We expect that you will receive a gain or loss in the amount equal to the difference between $15.00 per share and the tax basis of your shares of VDI common stock. There may be other material federal income tax consequences, which are discussed below. (See Page 34)

Q: Which VDI shareholders will rollover their shares of common stock?

A: Donald R. Stine, President of VDI, has agreed to rollover his equity
   (including shares and options) in VDI. In accordance with the merger agreement, Merger Sub may designate certain other existing VDI shareholders willing to rollover their shares of VDI common stock at any time prior to the effective time of the reorganization merger. No VDI shareholders other than members of management and certain institutional holders are expected to be designated as rollover shareholders. (See Page 40)

Q: What will the VDI shareholders who rollover their shares of common stock receive in exchange for their VDI common stock?

A: The shareholders who rollover their shares of common stock will receive shares of common stock of VDI Delaware, as the surviving corporation in the acquisition merger, in exchange for their shares of VDI common stock rolled over. As a result, these rollover shareholders as a group are expected to own between 5% and 10% of VDI Delaware. (See Page 40)

Q: Can I choose to be a rollover shareholder?

A: No, the rollover shareholders will be Donald R. Stine and a limited number of other shareholders selected by Merger Sub before the effective time of the reorganization merger. (See Page 40)

Q: If the VDI shareholders do not approve the reorganization merger, will VDI consummate the acquisition merger?

A: No. The consummation of the reorganization merger is a condition to the consummation of the acquisition merger. (See Page 52)

Q: How many shares need to vote in favor of the principal terms of the reorganization merger and the merger agreement?

A: The affirmative vote of a majority of the outstanding shares of VDI common stock entitled to vote on the reorganization merger and the merger agreement is required to approve and adopt the reorganization merger and to approve the merger agreement. (See Page 60)

Q: How many shares have already been committed to vote in favor of the reorganization merger and merger agreement?

A: R. Luke Stefanko and Julia Stefanko, in the aggregate, own the right to vote approximately 58% of the shares outstanding of VDI on the record date. They have entered into a shareholders agreement pursuant to which they have agreed to vote all of their shares in favor of the reorganization merger and the merger agreement and have granted a proxy to Merger Sub to so vote their shares. As a result, unless their shareholders agreement is terminated and as long as the special meeting is held, it is expected that the principal terms of the reorganization merger and the merger agreement will be approved by VDI shareholders. (See Page 55)

Q: If the VDI shareholders approve the reorganization merger but the conditions to the acquisition merger are not satisfied, will VDI consummate the reorganization merger?

A: No.

Q: Will I have the right to vote on the acquisition merger?

A: No. VDI, as the sole stockholder of VDI Delaware, has approved the acquisition merger and the board of directors and stockholders of Merger Sub have approved the acquisition merger. No further approval of the acquisition merger is required and neither the shareholders of VDI nor the stockholders of VDI Delaware after the reorganization merger will have the right to vote on the acquisition merger. As a result, your vote in favor of the reorganization merger will effectively be a vote in favor of both mergers. (See Page 59)

Q: Will the shares of VDI Delaware be listed on the Nasdaq National Market after the consummation of the acquisition merger?

A: No. Once the mergers are completed, it is expected that VDI Delaware will delist the VDI common stock from the Nasdaq National Market. We do not expect to list the shares of common stock of VDI Delaware on any national securities exchange or any inter-dealer quotation system. In addition, we expect to terminate VDI's registration of VDI common stock under the Exchange Act. After such registration is terminated, VDI Delaware will no longer be required to file periodic reports with the Securities and Exchange Commission. (See Page 33)

Q: Do certain insiders have material interest in the mergers that are different from mine?

A: Yes. Certain executive officers and directors of VDI have material interests in the mergers, other than the right to receive $15.00 for each share of VDI common stock that they own. These interests include, among other things, the right to receive options in the company that survives the mergers, additional salary under new employment agreements, and cash payments. Donald
   R. Stine will receive a cash payment of $10 million in the aggregate, which includes $5,834,000 from R. Luke Stefanko and $4,166,000 from Julia Stefanko in addition to salary, stock and options, and Robert C. Semmer will receive $500,992 in exchange for existing options in addition to salary and options. (See Pages 5 and 31)

Q: Did the VDI board of directors rely on the opinion of any financial advisors?

A: Yes, in deciding to approve the mergers, your board of directors considered the opinion delivered to it by Morgan Stanley & Co. Incorporated that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be received by the holders of VDI common stock pursuant to the mergers was fair from a financial point of view to such holders (other than the rollover shareholders). We have attached as Appendix B the written opinion of Morgan Stanley, dated December 24, 1999. You should read this document carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Morgan Stanley in providing its opinion. (See Page 27)

Q: Who are the persons who are required by the Securities and Exchange
   Commission to provide to VDI shareholders the information required by
   Schedule 13E-3 of the Exchange Act as a result of the mergers meeting the definition of a "going private transaction"?

A: The proposed mergers meet the definition of a "going private transaction" as a result of the arrangements entered into between Messrs. Stine and Semmer, executive officers of VDI, and Bain Capital. As a result, VDI, VDI Delaware, Merger Sub, Bain Capital, Donald R. Stine and Robert C. Semmer are all required to file a Schedule 13E-3 with the Securities and Exchange Commission. (See Pages 4, 72 and 76)

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this document, please fill out, date and sign your proxy card. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the VDI special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares. (See Page 59)

Q: How do I change my vote after I have mailed my signed proxy card?

A: You may change your vote by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new, later dated proxy card to the Corporate Secretary of VDI. You also can attend the VDI special meeting and vote in person. (See Page 59)

Q: Should I send in my stock certificates now?

A: No. After the mergers are completed, VDI shareholders other than rollover shareholders will receive written instructions for exchanging their VDI stock certificates for cash. (See Page 39)

Q: When do you expect the mergers to be completed?

A: We are working toward completing the mergers as quickly as possible after the VDI special meeting. We hope to complete the mergers in April 2000. (See Page 47)

Q: Who can help answer my questions?

A: If you have more questions about the mergers, you should contact:

     VDI MultiMedia
     7083 Hollywood Boulevard, 2nd Floor
     Hollywood, California 90028
     (323) 957-7990
     Attention: Clarke W. Brewer, Chief Financial Officer

                                    SUMMARY

   This Summary, together with the "QUESTIONS AND ANSWERS ABOUT THE MERGERS" on the preceding pages, highlights important selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand fully the mergers and related transactions and for a more complete description of the legal terms of the mergers and related transactions, you should read carefully this entire document and the other documents to which we have referred you. For more information about VDI see "WHERE YOU CAN FIND MORE INFORMATION (page 73)." We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary.

The Companies (See Pages 72 and 76)

   VDI MultiMedia
   7083 Hollywood Boulevard, 2nd Floor
   Hollywood, California 90028
   (323) 957-7990

   VDI is a California corporation and a leading provider of video, audio and film asset management services to owners, producers and distributors of entertainment and advertising content. VDI provides the services necessary to edit, master, reformat, archive, duplicate, manipulate and ultimately distribute its clients' video and audio content, including television programming, spot advertising and movie trailers.

   VDI MultiMedia, Inc.
   7083 Hollywood Boulevard, 2nd Floor
   Hollywood, California 90028
   (323) 957-7990

   VDI Delaware is a Delaware corporation and a wholly owned subsidiary of VDI. As a result of the reorganization merger, VDI will merge with and into VDI Delaware with VDI Delaware surviving and shareholders of VDI will become stockholders of VDI Delaware. VDI Delaware currently conducts business under the name of Fast Forward.

   VMM Merger Corp.
   c/o Bain Capital, Inc.
   Two Copley Place
   Boston, Massachusetts 02116
   (617) 572-3000

   Merger Sub is a Delaware corporation newly formed by Bain Capital for the sole purpose of effecting the mergers. Bain Capital is a private equity investment firm headquartered in Boston, Massachusetts. Since its founding in 1984, Bain Capital has invested in more than 130 companies and currently manages more than $7 billion of assets. Bain Capital's investment strategy is to acquire businesses in partnership with exceptional management teams and improve the long-term value of those businesses.

The Mergers (See Page 38)

   The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the mergers.

   If the principal terms of the reorganization merger and the merger agreement are approved by VDI shareholders and all other conditions to the reorganization merger and the acquisition merger are satisfied or, where permissible, waived, VDI will consummate the mergers as follows:

   1. The Reorganization Merger. VDI will merge with and into VDI Delaware, with VDI Delaware surviving the reorganization merger. As a result, VDI shareholders will become stockholders of VDI Delaware.

   2. The Acquisition Merger. Immediately after the reorganization merger, Merger Sub will merge with and into VDI Delaware, with VDI Delaware surviving the acquisition merger.

   For each share of VDI common stock owned before the mergers, a VDI shareholder who has not exercised his or her dissenters' rights in the reorganization merger and who is not a rollover shareholder will be entitled to receive $15.00 in cash. Each share of VDI common stock held by a rollover shareholder will be converted into shares of common stock of VDI Delaware in the acquisition merger.

   When we complete the mergers, a holder of outstanding options to purchase VDI common stock will either receive a cash payment for each option equal to the excess of $15.00 over the exercise price per share of VDI common stock subject to his or her options, whether or not such options are then exercisable, or will have his or her options canceled and reissued as options to purchase shares of VDI Delaware. Shareholders who will receive options to purchase shares of VDI Delaware in the acquisition merger will consist primarily of existing management of VDI.

   As a result of the mergers, VDI Delaware will be owned by investment funds affiliated with Bain Capital, the rollover shareholders and certain other co-investors. Assuming the approval of the principal terms of the reorganization merger and the merger agreement, VDI anticipates completing the mergers as promptly as practicable after the VDI special meeting.

Acquisition Merger Financing (See Page 44)

   The total amount of funds necessary to fund the acquisition merger and related transactions is expected to be approximately $193.0 million. We expect VDI Delaware to incur approximately $82.2 million in senior secured debt and $25.0 million in senior subordinated debt to finance the acquisition merger. Bain Capital has received a financing commitment letter from Credit Suisse First Boston to provide the senior secured debt and from Sankaty High Yield Asset Partners, L.P., an affiliate of Bain Capital, to provide the senior subordinated debt. In addition, Bain Capital Fund VI, L.P. has committed to invest up to $85.8 million in cash to purchase the common equity of Merger Sub prior to the acquisition merger. The actual amount of the equity investment will depend on the aggregate number of shares of common stock held by the rollover shareholders.

Interests of Certain Persons Involved in the Mergers That Are Different from Yours (See Page 31)

   In considering the recommendation of the VDI board regarding the merger agreement and the reorganization merger, you should be aware of the interests that certain executive officers and directors of VDI have in the mergers that are different from your and their interests as shareholders. These interests are listed below.

   1. If both of the mergers are completed, Donald R. Stine will rollover 44,044 shares of VDI common stock into shares of common stock of the outstanding shares of VDI Delaware. It is expected that Mr. Stine will own nearly 1% of VDI Delaware after the mergers, in addition to receiving options to purchase shares representing approximately 8% of the common stock of VDI Delaware on a fully-diluted basis (before giving effect to any dilution due to equity issued to financing sources).

   2. Donald R. Stine and Robert C. Semmer have entered into employment agreements with Merger Sub that will become effective on consummation of the mergers. Under the terms of his agreement, Mr. Stine will serve as the President and Chief Executive Officer of VDI Delaware for a term ending December 31, 2003 unless terminated earlier. His salary will be a minimum of $350,000 per year plus specified benefits and the opportunity to receive annual bonuses of up to 200% of his base salary. Under the terms of Mr. Semmer's employment agreement, Mr. Semmer will serve as the Executive Vice President of Operations for a term ending December 31, 2002 unless terminated earlier. His salary will be a minimum of $200,000 per year plus specified benefits and the opportunity to receive annual bonuses of up to 50% of his base salary. All of the 679,000 existing stock options of Mr. Stine and 25,000 of the existing stock options of Mr. Semmer will be canceled and each will receive stock and/or option arrangements with VDI Delaware as described herein. Mr. Stine and Mr. Semmer each currently receive a salary of $150,000 per year.

   3. R. Luke Stefanko has entered into a termination agreement with Merger Sub pursuant to which Mr. Stefanko's current employment agreement will be terminated effective on consummation of the mergers. Mr. Stefanko will continue to earn his salary and benefits plus his normal bonus through the date of consummation of the mergers. In addition, he will continue to receive health insurance benefits for a period of two years after consummation of the mergers. However, upon consummation of the mergers, Mr. Stefanko will not be entitled to any further base salary or bonus (having a value in excess of $300,000), which he will be required to waive. Mr. Stefanko also entered into a consulting agreement with Merger Sub effective upon consummation of the mergers pursuant to which he has agreed to provide certain consulting services to VDI Delaware for which he will receive a consulting fee of $1,000 per hour of services rendered plus reimbursement of reasonable expenses. No consulting fees will be payable under the consulting agreement unless his services are requested by VDI Delaware.

   4. In addition to the foregoing, Donald R. Stine will receive a lump sum payment in an amount equal to approximately $90,000, which represents deferred compensation owed to him under his current employment agreement with VDI.

   5. In consideration for Mr. Stine's facilitation of the merger agreement and the related transactions, including by entering into an employment agreement with VDI Delaware and agreeing to rollover his shares and his options to purchase shares of VDI common stock R. Luke Stefanko and Julia Stefanko, separately, have agreed that, following the consummation of the mergers, they will pay Mr. Stine $5,834,000 and $4,166,000 respectively. R. Luke Stefanko and Julia Stefanko were willing to make this payment to induce Mr. Stine to enter into the employment agreement and facilitate the transactions because, as significant holders of VDI common stock, they believe that the mergers will benefit all shareholders, including themselves.

   6. Mr. Stine will be appointed to the board of directors of VDI Delaware after the mergers.

   7. Certain executive officers will have existing options to purchase VDI common stock canceled and new options issued to purchase shares of VDI Delaware. In addition to the 679,000 options owned by Mr. Stine and the 25,000 options owned by Mr. Semmer described above, 20,000 options owned by Thomas J. Ennis and 25,000 options owned by Clarke W. Brewer will be similarly cancelled with new options in VDI Delaware issued to them. All executive officers of VDI, other than R. Luke Stefanko, whose employment agreement will be terminated as described above, will have the opportunity to rollover their existing options into options to purchase shares of common stock of VDI Delaware instead of receiving cash.

   8. Executive officers and directors will receive cash in exchange for certain of their existing options to purchase shares of VDI common stock. R. Luke Stefanko will receive $2,308,760, Robert C. Semmer will receive $500,992, Thomas J. Ennis will receive $176,600, Clarke W. Brewer will receive $354,400, Fred S. Teng will receive $120,000 and Robert S. Feuerman will receive $120,000. In each case the amount received represents the difference between the option price and $15.00 per share times the number of options owned by each individual.

Fairness of the Mergers (See Pages 5 and 26)

   Each of VDI, VDI Delaware, Merger Sub, Bain Capital and Messrs. Stine and Semmer believes that the mergers are both procedurally and substantively fair to the stockholders of VDI (other than the rollover shareholders, as to which they express no opinion).

The Special Meeting (See Page 59)

   At the special meeting, the holders of VDI common stock will be asked to approve and adopt the principal terms of the merger agreement and to approve the principal terms of the reorganization merger. You may vote at the special meeting if you were the record owner of VDI common stock at the close of business on, March 15, 2000. You will have one vote for each share of VDI common stock you own.

Percentage of Shares Held by Directors and Executive Officers (See Page 74)

   On the record date, directors and executive officers of VDI, excluding R. Luke Stefanko, owned and had the right to vote 52,794 shares of VDI common stock (less than 1% of the shares of VDI common stock then outstanding). We expect that they will vote all of their shares in favor of the reorganization merger and the merger agreement. On the record date, R. Luke Stefanko and Julia Stefanko, in the aggregate, owned and had the right to vote 5,321,400 shares of VDI common stock (approximately 58% of the shares of VDI common stock then outstanding). R. Luke Stefanko and Julia Stefanko have entered into a shareholders agreement (described below) pursuant to which they have agreed to vote all of their shares in favor of the reorganization merger and the merger agreement and have granted a proxy to Merger Sub to so vote their shares.

Non-Compete Agreements (See Page 57)

   Donald R. Stine and R. Luke Stefanko have each entered into non-compete agreements with Merger Sub. Mr. Stefanko's non-compete agreement will be in effect for a period of five years after the acquisition merger is effected and Mr. Stine's non-compete agreement will be in effect for a period of two years after the later of the date of termination of his employment or the effective date of the acquisition merger. Both agreements require that the individuals not compete with the business of VDI. In addition, both agreements provide that, for the specified time, they will not directly or indirectly induce an employee to leave VDI, hire or employ a person who was an employee of VDI at any time during the non-compete period, or interfere with VDI's relationship with any customer, supplier, or other business relation.

Escrow Agreement (See Page 58)

   Donald R. Stine and R. Luke Stefanko have agreed to enter into an escrow agreement with an escrow agent and Merger Sub as a condition to consummation of the mergers. According to the terms of the escrow agreement, Mr. Stine and Mr. Stefanko will deposit an aggregate of $2,500,000 in an escrow account to be held for a period of two years. It is expected that Mr. Stefanko will provide $2,250,000 of the escrow, and the balance will be funded by Mr. Stine. If, during the term of the agreement, either Mr. Stine or Mr. Stefanko breaches their respective non-compete agreements, or if Mr. Stine breaches certain similar provisions of his employment agreement, then, in addition to any other rights or remedies that Merger Sub may have against the breaching party, the entire amount in the escrow account will be paid to Merger Sub. At the end of the two year period, any amount remaining in the escrow account (and not subject to a pending claim) will be returned to Mr. Stine and Mr. Stefanko. Mr. Stine has agreed to hold Mr. Stefanko harmless against any losses under the Escrow Agreement caused by Mr. Stine. Mr. Stefanko has agreed to provide reciprocal protection to Mr. Stine against any losses under the Escrow Agreement caused by Mr. Stefanko.

Conditions to Completion of the Mergers (See Page 52)

   The completion of the mergers depends on the satisfaction of a number of conditions, including without limitation, the following:

     1. VDI shareholders must adopt and approve the merger agreement and the reorganization merger;

     2. any waiting period under the Hart-Scott-Rodino Act must have terminated or expired;

     3. there must be no governmental order in effect that has the effect of blocking completion of the mergers, or imposing material limitations on the ability of Merger Sub effectively to acquire or hold the business of VDI and its subsidiaries;

     4. as to the acquisition merger, the reorganization merger must have become effective;

     5. we must receive all material consents and approvals of governmental bodies and all consents and approvals of other specified third parties, on terms reasonably satisfactory to Merger Sub;

     6. Merger Sub or VDI Delaware must have received the debt financing proceeds for the transactions contemplated by the merger agreement, unless the failure to receive financing is solely the result of Merger Sub's or Bain Capital's material breach of the terms of any debt commitment letters;

     7. the representations and warranties made by VDI in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the mergers except for changes specifically contemplated by the merger agreement and except for representations and warranties that address matters only as of a particular date, and in each case except where the failure to be true and correct would not reasonably be expected to have a material adverse effect;

     8. the enforceability of the non-compete agreements entered into by R. Luke Stefanko and Donald R. Stine shall not have been challenged by either Mr. Stefanko or Mr. Stine, the termination agreement with Mr. Stefanko shall be valid, binding and enforceable and in full force and effect, and the escrow agreement with Messrs. Stefanko and Stine shall have been executed and delivered; and

     9. Merger Sub shall have delivered to VDI and VDI Delaware an opinion from a nationally recognized valuation firm regarding the solvency of the surviving corporation immediately following the mergers.

   Unless prohibited by law, VDI, VDI Delaware or Merger Sub could elect to waive a condition that has not been satisfied and complete the mergers anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the mergers. In addition, we will not complete the reorganization merger unless all conditions to the acquisition merger are satisfied or, where permissible, waived.

Termination of the Merger Agreement (See Page 52)

   Merger Sub and VDI may agree at any time to terminate the merger agreement before completing the reorganization merger, even if the VDI shareholders have already approved the reorganization merger.

   Either party may also terminate the merger agreement if:

     1. the parties do not complete the mergers by April 25, 2000 or, under certain circumstances, May 30, 2000;

     2. there is any law that makes consummating the mergers illegal or otherwise prohibited or any order that is final and nonappealable preventing the consummation of the mergers;

     3. VDI shareholders do not approve the reorganization merger at the VDI special shareholders meeting; or

     4. the other party is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement and the breach is not cured within 20 days after notice of the breach is provided to the breaching party.

   In addition, Merger Sub may terminate the merger agreement if prior to the approval of the reorganization merger by the VDI shareholders:

     1. our board has withdrawn, modified or changed in a manner adverse to Merger Sub its recommendation of the reorganization merger, the merger agreement or any of the transactions contemplated by the merger agreement;

     2. our board has approved or recommended to our shareholders a proposal involving a competing transaction;

     3. our board fails to reconfirm its recommendation of the reorganization merger or the merger agreement within ten days after a reasonable written request by Merger Sub for such confirmation; or

     4. VDI or our board resolves to do any of the foregoing.

   Finally, VDI may terminate the merger agreement if:

     1. our board has withdrawn, modified or changed its recommendation of the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement; or

     2. our board has approved or recommended to our shareholders any proposal involving a competing transaction;

  or resolved to do either of the foregoing after consultation with independent legal counsel, having determined in good faith that such action is required for the VDI board to comply with its fiduciary duties to shareholders under applicable law.

Termination Fees and Expenses (See Page 53)

   VDI has agreed to pay Merger Sub a termination fee of up to $2.25 million if:

     1. Merger Sub terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation regarding the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement in a manner adverse to Merger Sub, (b) the VDI board approves or recommends a competing transaction to VDI's shareholders, (c) the VDI board fails to reconfirm its recommendation within ten days after a reasonable written request by Merger Sub for such confirmation or (d) VDI or our board resolves to do any of the foregoing; or

     2. VDI terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation regarding the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement,
  (b) approves or recommends a competing transaction to VDI's shareholders, or (c) resolves to do either of the foregoing after consultation with independent legal counsel, having determined in good faith that such action is required for the VDI board to comply with its fiduciary duties to shareholders under applicable law.

   The termination fee payable will be increased to a total of $4.5 million if:

     1. in addition to the requirements above, a competing transaction is consummated (or a legally binding contract regarding the competing transaction is entered into) within nine months, if such competing transaction was the basis for such termination, or within six months, if such competing transaction was not the basis for the termination;

     2. either Merger Sub or VDI terminates the merger agreement because VDI's shareholders do not approve the reorganization merger and a competing transaction in existence at the time of the termination is consummated (or a legally binding contract regarding the competing transaction is entered into) within nine months following the termination date; or

     3. Merger Sub terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger, the VDI board withdraws, modifies or changes its recommendation regarding the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement, and there is no competing transaction in existence on the termination date.

   In addition, in the event of such a termination or a termination because of the failure to obtain the required vote at the VDI special shareholders meeting, or any adjournment or postponement thereof, VDI will reimburse Merger Sub for its reasonable documented out-of-pocket expenses up to a limit of $1 million, if the termination occurs before February 8, 2000, or $1.5 million, if the termination occurs thereafter.

Material Federal Income Tax Consequences (See Page 34)

   The mergers are intended to be taxable to VDI shareholders to the extent cash received exceeds your tax basis in VDI shares. No opinions are being issued and no rulings from the IRS are being sought concerning the tax treatment of the mergers.

   Tax matters can be complicated and the tax consequences of the mergers to you will depend on the facts of your own situation. You should consult your own tax advisors to understand fully the tax consequences of the mergers to you.

Accounting Treatment (See Page 34)

   The acquisition merger is intended to be accounted for as a recapitalization under generally accepted accounting principles. Accordingly, it is expected that the historical basis of VDI's assets and liabilities will not be impacted by the transaction. It is not a condition to the consummation of the mergers that the acquisition merger be accounted for as a recapitalization.

Dissenters' Rights (See Page 40)

   If holders of five percent (5%) or more of the outstanding shares of VDI common stock dissent from the reorganization merger and comply with certain requirements of California law, California law permits those holders to have the fair value of their stock appraised and paid to them in cash. If enough holders of VDI common stock dissent and you dissent from the reorganization merger and follow the required formalities, you will not receive the $15.00 cash price. Instead, your only right will be to receive the appraised value of your VDI shares of common stock, in cash, which may be lower or higher than $15.00. Although VDI shareholders will have dissenters' rights with respect to the reorganization merger, they will not have dissenters' rights with respect to the acquisition merger.

Regulatory Approvals (See Page 40)

   The acquisition merger is subject to the notification and reporting requirements of the Hart-Scott-Rodino Act. Except for the foregoing, VDI is not aware of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the merger agreement.

Comparison of Rights of VDI Common Stock and VDI Delaware Common Stock (See Page 62)

   The rights of VDI's shareholders are governed by California law and by VDI's restated articles of incorporation and bylaws, whereas the rights of VDI Delaware's stockholders will be governed by Delaware law and by VDI Delaware's amended and restated certificate of incorporation and amended and restated bylaws. As a result of these different governing laws and organizational documents, VDI shareholders will have different rights as holders of VDI Delaware common stock than they currently have as holders of VDI common stock.

Description of VDI Delaware Capital Stock (See Page 75)

   VDI Delaware currently is authorized to issue up to 200 shares of common stock, par value $.01 per share. Dividends may be paid on the VDI Delaware common stock out of funds legally available therefor, when and if declared by VDI Delaware's board of directors. If the reorganization merger is approved by the requisite vote of the VDI shareholders and all other conditions to the mergers are satisfied or waived, the certificate of incorporation of VDI Delaware will be amended to, among other things, increase the number of shares of VDI Delaware common stock to 50,000,000 shares.

   Holders of the VDI Delaware common stock are entitled to share ratably in assets available for distribution on liquidation, dissolution or winding up, subject, if preferred stock of VDI Delaware is then authorized and outstanding, to any preferential rights of such preferred stock. Each share of the VDI Delaware common stock entitles the holder thereof to one vote at all meetings of share owners, and such votes are non-cumulative. The VDI Delaware common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any pre-emptive rights.

Market Price and Dividend Information

   Shares of VDI common stock are traded on the Nasdaq National Market under the symbol "VDIM." The table below sets forth, for the fiscal quarters indicated, the high and low closing prices of shares of VDI common stock as reported by the Nasdaq National Market. Other than distributions to shareholders of record prior to the initial public offering in respect of taxes relating to VDI's then status as an S corporation, VDI did not pay any dividends for the period commencing January 1, 1998 through the present.

                                                                    Low   High
                                                                   ----- ------
Year Ended December 31, 1998:
  First Quarter................................................... $9.38 $16.50
  Second Quarter..................................................  9.75  19.63
  Third Quarter...................................................  7.25  11.88
  Fourth Quarter..................................................  7.50   9.81

Year Ended December, 31 1999:
  First Quarter...................................................  4.31  10.00
  Second Quarter..................................................  5.25   7.88
  Third Quarter...................................................  6.50  10.75
  Fourth Quarter..................................................  8.94  14.06

Year Ending December 31, 2000:
  First Quarter (through March 8, 2000)........................... 12.63  13.94

   On July 23, 1999, the last full trading day prior to the public announcement that VDI had hired Morgan Stanley to explore strategic alternatives, the reported closing price of VDI common stock on the Nasdaq National Market was $8.25 per share.

   On December 23, 1999, the last full trading day prior to the public announcement of the proposed mergers, the reported closing price of VDI common stock on the Nasdaq National Market was $12.25 per share.

   On March   , 2000, the most recent practicable date prior to the printing of this proxy statement, the reported closing price of VDI common stock on the
Nasdaq National Market was $      per share.

   VDI's ability to pay dividends depends upon limitations under applicable law, certain covenants under its line of credit and other factors your board of directors deems relevant, including results of operations, financial condition and capital and surplus requirements. VDI does not intend to pay dividends in the foreseeable future.

                  Selected Historical Condensed Financial Data

   The following table sets forth selected historical condensed consolidated financial data of VDI. The selected historical condensed consolidated financial data for the three years ended December 31, 1998, December 31, 1997 and December 31, 1996 and for the nine months ended September 30, 1999 and September 30, 1998 are derived from the historical consolidated financial statements of VDI and related notes thereto, which are incorporated by reference in this document. The selected historical condensed consolidated financial data for the two fiscal years ended December 31, 1995 and December 31, 1994 are derived from the historical consolidated financial statements of VDI, which are not incorporated by reference in this document. See "WHERE YOU CAN FIND MORE INFORMATION" on page 77.

                  Selected Historical Condensed Financial Data
                     (In thousands, except per share data)

                                                                      Nine Months Nine Months
                                 Year Ended December 31,                 Ended       Ended
                         -------------------------------------------   Sept. 30,   Sept. 30,
                         1994(1)   1995     1996     1997     1998       1998        1999
                         -------  -------  -------  -------  -------  ----------- -----------
STATEMENT OF OPERATIONS
 DATA
 Revenues............... $14,468  $18,538  $24,780  $40,772  $59,697    $42,312     $58,808
 Cost of goods sold.....  10,042   11,256   14,933   24,898   36,454     25,578      34,967
                         -------  -------  -------  -------  -------    -------     -------
 Gross profit...........   4,426    7,282    9,847   15,874   23,243     16,734      23,841
 Selling, general and
  administrative
  expense...............   3,545    5,181    5,720    9,253   13,201      8,953      13,271
 Costs related to
  establishing a new
  facility..............     981      --       --       --       --         --          --
 Dispute settlement.....     458      --       --       --       --         --          --
                         -------  -------  -------  -------  -------    -------     -------
 Operating income
  (loss)................    (558)   2,101    4,127    6,621   10,042      7,781      10,570
 Interest expense, net..     271      333      223       68      976        564       1,623
 Provision for income
  tax(2)................      --       26       68    2,572    3,756      2,959       3,668
                         -------  -------  -------  -------  -------    -------     -------
 Net income (loss)...... $  (829) $ 1,742  $ 3,836  $ 3,981  $ 5,310    $ 4,258     $ 5,279
                         =======  =======  =======  =======  =======    =======     =======
Earnings per Share(3):
 Basic.................. $ (0.12) $  0.26  $  0.58  $  0.44  $  0.55    $  0.44     $  0.56
 Diluted................ $ (0.12) $  0.26  $  0.58  $  0.43  $  0.54    $  0.43     $  0.55
Weighted Average Common
 Shares Outstanding(3):
 Basic..................   6,660    6,660    6,660    9,123    9,737      9,725       9,360
 Diluted................   6,660    6,660    6,660    9,208    9,816      9,827       9,543

OTHER DATA
 EBITDA(4).............. $ 2,209  $ 3,680  $ 5,781  $10,343  $14,918    $11,334     $14,242
 Cash flows provided by
  operating activities..   1,121    2,553    6,306    6,317    6,420      3,151       8,207
 Cash flows (used in)
  provided by financing
  activities............     977   (1,061)  (4,966)   9,945   26,712     17,201      (2,174)
 Capital expenditures...   2,071    1,137    1,191    1,686    6,798      4,576       5,772
 Ratio of earnings to
  fixed charges(5)......     --       6.3x    18.5x    97.4x    10.3x      13.8x        6.1x

SELECTED BALANCE SHEET
 DATA
  (at end of period)
 Cash and cash
  equivalents........... $    60  $   415  $   564  $ 2,921  $ 2,048    $ 2,261     $   508
 Working capital
  (deficit).............  (1,329)   1,079    1,925    5,354    8,863     (5,130)      3,895
 Property and equipment,
  net...................   4,402    3,992    3,520    7,808   17,655     14,211      20,987
 Total assets...........   8,189    9,340   11,178   32,907   64,849     51,657      70,089
 Borrowings under
  revolving credit
  agreements............   1,644      100      --     1,086      233     17,964       5,888
 Long-term debt, net of
  current portion.......   1,457    2,150    1,177    1,279   22,448        279      17,961
 Shareholders' equity...   1,706    3,019    5,241   21,532   28,910     51,657      31,160
 Book value per share...    0.26     0.45     0.79     2.25     2.96       2.82        3.38

--------
(1) The 1994 results of operations reflect (i) the disposition of VDI's telecine (film-to- videotape transfer) business during the first quarter of 1994, (ii) one-time start-up costs of $1.0 million related to establishing the Tulsa Control Center, which costs were in addition to capital expenditures of $0.9 million and (iii) one-time costs of $0.5 million in connection with a settlement of a dispute.

(2) Prior to its initial public offering, VDI was exempt from payment of federal income taxes and had paid certain state income taxes at a reduced rate as a result of its S corporation election. Prior to the closing of its initial public offering, VDI's shareholders elected to terminate VDI's S corporation status. As a result, VDI was required to record a one-time, non-cash charge against historical earnings for additional deferred taxes based upon the increase in the effective tax rate from VDI's S Corporation status (1.5%) to C Corporation status (40%). This charge of $184,000 occurred in the quarter ending March 31, 1997.

(3) Earnings per Share is calculated after giving effect to a 333-for-1 common stock split in May 1996 and restatement for the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share."

(4) "EBITDA" represents earnings before interest, taxes, depreciation, amortization and non-recurring charges. VDI's non-recurring charges include costs related to establishing a new facility and the settlement of a dispute of $1.0 million and $0.5 million, respectively, both of which were recorded during the year ended December 31, 1994. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurements as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs. While all companies do not calculate EBITDA in the same fashion and therefore EBITDA as presented may not be comparable to other similarly titled measures of other companies, management believes that EBITDA is a useful measure of cash flow available to VDI to pay interest, repay debt, make acquisitions or invest in new technologies. VDI is currently committed to use a portion of its cash flows to service existing debt, if outstanding, and, furthermore, anticipates making certain capital expenditures as part of its business plan.

(5) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges by $829,000 in 1994.

                                SPECIAL FACTORS

Background of the Mergers

   The board of directors and management of VDI from time to time have considered strategic alternatives for VDI, including the possible sale of VDI or a strategic merger. Since January 1, 1998, members of VDI's management had preliminary separate discussions with several companies concerning the possibility of combining VDI with such other entities. These discussions were abandoned or not pursued by VDI because the parties were in substantial disagreement concerning relative valuations of the combining entities or because the discussions were extremely preliminary and speculative.

   VDI received an inquiry from another third party in early 1999 wishing to acquire VDI at a price below the then public trading price of VDI's common stock. VDI was not willing to pursue a transaction on such basis. Also, in early 1999, an investment banking firm approached Mr. Stine concerning the possibility of Mr. Stine's leading a management buy-out of VDI which it believed would be backed by an entertainment industry partner. Mr. Stine was unwilling to pursue the transaction proposed by the investment banking firm because he believed that VDI should explore a strategic transaction in an organized manner through an auction process to maximize shareholder value.

   In June and early July 1999, VDI interviewed several investment banking firms with respect to a possible engagement relating to a review of strategic alternatives, including the possible sale of VDI. The board and management of VDI believed that due to VDI's relatively small market capitalization and lack of widespread coverage by research analysts, absent a strategic transaction, the public markets would not reflect VDI's full value and VDI would not be able to maximize shareholder value in the public markets in the medium term. They also believed that it was in the best interests of VDI and its shareholders to explore a possible transaction in an organized manner through an auction process, rather than dealing with limited contacts as they arose. In addition, the board and management of VDI believed that it was appropriate to consider a possible transaction in light of VDI's upcoming need for significant capital expenditures for material investments in new technology. In light of the significant risks involved in a capital program entered into in connection with a new business, VDI believed that such risks would be best borne by a financial sponsor.

   In July 1999, the board of directors and management of VDI determined to retain Morgan Stanley to assist VDI's exploration of its strategic alternatives to maximize shareholder value, principally through the sale of VDI or its assets. The VDI board retained Morgan Stanley, pursuant to an engagement letter dated July 9, 1999, to act as VDI's financial advisor based upon Morgan Stanley's qualifications, experience and expertise and its knowledge of VDI's industry.

   During the period commencing with the retention of Morgan Stanley, each of the directors was regularly apprised of material developments during the process at and in addition to formal board meetings. In consultation with Morgan Stanley, VDI determined that an auction would have the best opportunity of maximizing shareholder value and that, therefore, Morgan Stanley should conduct an auction of VDI.

   On July 26, 1999, VDI issued a press release announcing that it had retained Morgan Stanley to explore strategic alternatives to maximize shareholder value. In such press release, Mr. Stine stated that VDI's "Board of Directors reviews on an ongoing basis its strategic options. We believe that VDI MultiMedia is an attractive business, and we are currently reviewing options for realizing the value inherent in this business for our shareholders."

   On July 30, 1999, Liberty Media Corporation ("Liberty Media"), a media, entertainment and communications company owned by AT&T Corp., announced that it had entered into letters of intent to acquire controlling interests in Todd-AO Corporation and Soundelux Entertainment Group, two companies engaged, among other things, in providing post production services. VDI's management believed that these acquisitions could create a powerful competitor which could cause potential purchasers to lose interest in VDI.

   Following the issuance of VDI's press release, Morgan Stanley, on VDI's behalf, initiated over 50 contacts and also received a number of inquiries with respect to possible transactions involving VDI. In August 1999,

Morgan Stanley distributed a non-confidential summary descriptive sheet containing a brief business overview and key investment highlights relating to VDI to approximately 55 potential strategic and financial buyers identified by Morgan Stanley and VDI management. The contacted parties were chosen based on their financial resources, record for completing transactions and potential interest in VDI's line of business. Recipients were not required to sign a confidentiality letter prior to receiving this summary descriptive sheet. This approach was designed by Morgan Stanley in order to expedite the process and maximize potential interest in VDI. The summary descriptive sheet contained pro forma 1999 annualized results calculated by doubling first-half performance adjusted for publicly announced cost savings resulting from VDI's acquisition of Dubs, Inc. and one-time charges, and deducting the salary paid to Mr. Stefanko.

   Following delivery of the summary descriptive sheet, a total of 20 potential buyers interested in receiving confidential information relating to VDI signed confidentiality agreements and received a Confidential Information Memorandum dated August 1999. Bain Capital was one of these companies.

   Bain Capital signed a confidentiality agreement with VDI on August 30, 1999. This confidentiality agreement, based on VDI's standard form of confidentiality agreement, contained a "standstill agreement" by Bain Capital in which Bain Capital agreed that it would not, for a period of one year from August 30, 1999, seek to acquire any voting securities of VDI or seek to influence or gain control of VDI without the approval of the board of directors of VDI. The confidentiality agreement also restricted Bain Capital from soliciting for employment any VDI employee with whom it would have contact during the process.

   In September 1999, representatives of Morgan Stanley advised VDI that Morgan Stanley's efforts had not generated any interest by a strategic buyer in receiving additional information about VDI, including by visiting the data room provided for diligence requests. Morgan Stanley's efforts with potential financial buyers had led to the receipt of seven preliminary indications of interest. Each of these financial buyers, one of which was Bain Capital, Inc., indicated that it would be interested in further exploration of a possible transaction with VDI. The potential financial buyers continued their diligence of VDI through September and October 1999.

   Each of the above preliminary indications of interest was subject to various contingencies, including due diligence and financing. Bain Capital's preliminary indication of interest mentioned an enterprise purchase price (inclusive of debt repayment and funding of transaction expenses) for VDI between $225 million and $275 million, or approximately $19.50 to $24.50 per share based on the assumed level of debt and transaction expenses being funded in the transaction, representing, according to Bain Capital, Inc., a valuation of between 8.5x and 10.5x of VDI's estimated EBITDA for fiscal 1999. Bain Capital's letter further indicated that the actual valuation would be subject to further investigation of (1) VDI's facilities and operating capabilities,
(2) its customer base and book of business and (3) the intentions of its management team. The six other potential financial buyers providing preliminary indications of interest mentioned ranges specified on a net to VDI shareholders per share basis of $12.50 to $13.50, $13.00 to $13.75, $14.00 without a range,
$15.00 to $17.00, $15.00 to $18.00 and $16.50 to $18.00 and averaging $14.33 to
$15.71 per share.

   Based on these preliminary indications, Bain Capital and five of the other interested parties (excluding one party which dropped out prior to due diligence) were invited to attend presentations conducted by members of VDI management, to visit a data room containing information relative to VDI and to conduct site visits at several of VDI locations in the Los Angeles area.

   On October 5, 1999, David Dominik, a managing director of Bain Capital and several other Bain Capital representatives met with Mr. Stine and other members of the VDI management team and representatives of Morgan Stanley to hear a presentation by the VDI management team about VDI. In addition to the ongoing discussions with Bain Capital, members of VDI management and representatives of Morgan Stanley had similar meetings with several other parties during late September and early October 1999.

   By letter dated October 11, 1999, each of the six potentially interested parties was asked by Morgan Stanley to submit a firm written offer to acquire VDI on or prior to October 29, 1999. The request for final bids referenced a draft merger agreement relating to the proposed sale which was provided by VDI's counsel, Kaye, Scholer, Fierman, Hays & Handler, LLP. Morgan Stanley requested that the offer by an interested party must state that such party will execute the merger agreement in the form provided, or else be accompanied by a copy of the merger agreement marked to show any proposed alterations. The proposed merger agreement provided by Kaye Scholer contemplated that all of VDI's outstanding common stock would be acquired through a cash tender offer, followed by a second step merger providing VDI shareholders the same consideration per share to be offered in the tender offer. Morgan Stanley's letter indicated that interested parties could also propose an alternative offer together with their all-cash 100% offer preferred by VDI.

   On October 29, 1999, Bain Capital submitted an offer pursuant to which it or its affiliates would acquire the capital stock of VDI by merger of a newly-formed corporation controlled by Bain Capital with and into VDI for approximately $14.00 per share net to the VDI shareholders. Bain Capital's offer was significantly lower than its preliminary indication of interest. Bain Capital reduced its valuation of VDI principally as a result of its determination that (i) the type of post production services offered by VDI were more limited and less sophisticated than those of certain of its competitors, whose trading multiples were initially used by Bain Capital to make its preliminary assessment of VDI's enterprise value and (ii) VDI would be required to make significant capital expenditures in order to remain competitive in the area of high-definition television, which is rapidly becoming the industry standard.

   No other party submitted a written offer. Two of the other potential financial buyers orally indicated a continuing interest in a potential transaction with VDI at a lower price per share, but did not submit a written proposal. With respect to the results of the second round, Morgan Stanley advised representatives of VDI that it was not atypical for interested parties in an auction process to provide a high preliminary indication of interest to enable them to enter the second round and to lower their valuation to represent their true offer after they performed due diligence on the target. Bain Capital's letter set forth aggregate consideration to be distributed to VDI's shareholders of approximately $140 million, or approximately $14.00 per share (with additional amounts funding repayment of VDI's bank debt and payment of estimated transaction fees and expenses).

   In its offer, Bain Capital stated that its strong desire would be to structure the transaction as a recapitalization for financial accounting purposes. Bain Capital noted VDI's desire to complete the transaction on an expedited basis and indicated that it was ready to discuss a potential tender offer to achieve such objective. Bain Capital's offer was subject to (1) VDI and Mr. Stefanko agreeing to exclusively negotiate with Bain Capital for a three week period, (2) completion by Bain Capital of confirmatory due diligence and (3) execution of definitive agreements. Bain Capital's obligations would be further subject to (1) receipt of financing pursuant to financing letters from Bain Capital's financing sources, (2) execution of satisfactory employment and equity arrangements with certain existing members of VDI's senior management (including Mr. Stine), (3) execution by Mr. Stefanko of a satisfactory voting agreement and purchase option with respect to his shares and (4) execution of non-competition agreements with Messrs. Stefanko and Stine.

   Bain Capital's letter provided under separate cover a mark-up of the proposed merger agreement by Kirkland & Ellis, Bain Capital's counsel. Such mark-up indicated that the transaction would be effected by merger in a single step after the VDI shareholders' meeting with respect to the merger, and not via the potentially more expeditious process of a tender offer followed by a second-step merger. The mark-up also provided that certain VDI management shareholders would be required to receive a portion of their merger consideration in rollover common stock rather than cash. Further, in the event VDI's board of directors terminated the merger agreement under certain circumstances relating to its fiduciary obligations under applicable law, the mark-up provided that VDI would be required to pay to Merger Sub a cash termination fee equal to $10 million and all of Merger Sub's reasonably documented expenses. The mark-up also provided that Merger Sub would not be obligated to consummate the merger if Merger Sub does not obtain the proceeds from its financing sources or in the event holders of more than a specified percentage of VDI's shares shall have exercised dissenters' rights under the applicable California law.

   Discussions commenced the week of November 1 between representatives of Bain Capital and its counsel, Kirkland & Ellis, and representatives of VDI, including Morgan Stanley and Kaye Scholer. Morgan Stanley indicated to representatives of Bain Capital that its initial $14.00 per share offer was not adequate and that VDI was not prepared to agree to negotiate exclusively with Bain Capital

   On November 1, 1999, another of VDI's competitors, Four Media Company, announced that it had entered into a letter of intent to sell all of its issued and outstanding common stock to Liberty Media in consideration of shares of Class A Liberty Media Group common stock.

   On November 8, 1999 and November 9, 1999, Mr. Stine and other members of VDI management, along with representatives of Morgan Stanley, participated in due diligence sessions with representatives of Bain Capital and potential financing sources.

   On November 10, 1999, representatives of Bain Capital indicated by phone to Morgan Stanley that it would be prepared to increase its offer to $14.25 or $14.50 per share. However, based on its due diligence, Bain Capital required a mechanism for per share price reductions of the purchase price in the event VDI's transaction expenses or management bonuses exceeded specified amounts, or if VDI were required to make any earn-out payments to sellers under certain prior acquisitions by VDI.

   Face to face negotiations between representatives of Bain Capital, Kirkland & Ellis, Morgan Stanley and Kaye Scholer commenced on November 11, 1999. During these discussions, VDI's representatives indicated that VDI was unwilling to agree to any per share price mechanism to reduce the purchase price. Bain Capital and its representatives indicated that, as a financial buyer, Bain Capital was unwilling to proceed without a financing condition to its obligations under the merger agreement. Bain Capital also indicated that its willingness to proceed with the transactions was subject to Bain Capital's reaching an agreement with Mr. Stine on a three-year employment agreement, which would take effect at the closing. At such meeting, Bain Capital agreed to provide a separate agreement in which it would agree to be responsible for the pre-closing obligations of Merger Sub and commit to providing the equity portion of the purchase price, subject to the terms and conditions of the merger agreement.

   At the meeting on November 11, 1999, VDI's representatives, following consultation with Mr. Stefanko, told Bain Capital's representatives that there would be no further progress in negotiating a transaction unless Bain Capital was willing to increase its offer to or above the $15.00 per share level and agree to effect the transaction by a tender offer followed by a second step merger. Representatives of Bain Capital concluded the meeting by stating that they were not certain that Bain Capital would agree to or be able to obtain the necessary debt financing for any such increase or for such a transaction structure. Bain Capital subsequently invited Mr. Stine to make a presentation to its credit committee in Boston, Massachusetts on November 15, 1999.

   On November 12, 1999, a representative of Morgan Stanley was contacted by an investment banking firm representing a strategic buyer inquiring about the status of VDI's auction. The representative indicated that his client had substantial net operating tax losses which could shelter VDI's income and that his client might be interested in a transaction in which the consideration would be partly or completely in common stock. The investment banker speculated that given the recent rise in the price of VDI's common stock as a result of speculation about the imminent sale of VDI, the transaction price his client would have to agree to would have to be in the $15 to $20 per share range. Morgan Stanley subsequently responded, without discouraging any proposal that might be forthcoming, that VDI had a preference for cash or liquid securities. While the common stock of the strategic buyer traded in a liquid market, the entity had a relatively small float and its stock had a relatively low trading volume, making such stock substantially illiquid. Morgan Stanley added that VDI was close to signing a transaction with a third party and that, if interested, the third party represented by such banker should be encouraged to immediately sign a confidentiality agreement, make a proposal and otherwise act quickly.

   On November 14, 1999, Joseph Pretlow of Bain Capital and Mr. Stine had a preliminary discussion by telephone relating to the equity structure of Merger Sub and the management equity program contemplated by Bain Capital In this conversation, Mr. Stine indicated that he was unwilling to negotiate the terms of his or any other member of management's participation in the transaction until the principal terms of the transaction, particularly price per share, were agreed upon with VDI.

   On November 15, 1999, Mr. Stine made a presentation to the Bain Capital credit committee at a meeting in Boston, Massachusetts concerning VDI's business and prospects. Later that day, Bain Capital indicated by phone to a Morgan Stanley representative that Bain Capital would be prepared to increase its offer to $15.00 per share. However, Bain Capital advised Morgan Stanley that it was unwilling to proceed with the transaction as a tender offer in light of accounting issues relating to recapitalization treatment and Bain Capital's financing requirements. Bain Capital further advised that it was willing to reduce the termination fee from $10 million to $6 million and to limit reimbursable expenses payable in the event of a termination at $1.5 million. It was also willing to limit its proposed option on Mr. Stefanko's shares to equally share the upside on a 50/50 basis of any gains from an alternate transaction above $15.00 per share. Finally, Bain Capital indicated that it would now require four-year employment contracts from both Mr. Stine and Robert Semmer. Certain issues relating to per share price reductions, when the termination fee would be payable and the details of the management arrangements and equity rollover remained unresolved.

   On November 16, 1999, the strategic buyer whose investment banker had contacted Morgan Stanley on November 12, 1999 signed a confidentiality agreement and was immediately provided the Confidential Information Memorandum concerning VDI.

   On November 17, 1999, Credit Suisse First Boston informally agreed with Bain Capital to arrange for senior credit facilities and subordinated debt financing to finance the proposed transaction. On the same day, representatives of VDI received a draft of such lender's commitment letter to arrange both facilities and to provide the entire amount of both facilities subject to certain terms and conditions. Kaye Scholer and Morgan Stanley coordinated their comments concerning limiting or obtaining greater specificity in the language relating to the conditions to the lender's obligations.

   On or about November 17, 1999, in consideration for Mr. Stine's work in facilitating the proposed sale of VDI, Mr. Stefanko agreed in principle to enter into an agreement pursuant to which he would personally pay Mr. Stine $10 million after closing. Over the ensuing weeks, agreements were negotiated by Mr. Stine and his counsel, Irell & Manella LLP, with Mr. Stefanko and his counsel, Gibson, Dunn & Crutcher LLP, and with Julia Stefanko and her counsel (collectively, the "Stine Agreements"). R. Luke Stefanko and Julia Stefanko were willing to make this payment to induce Mr. Stine to enter into the employment agreement and facilitate the transactions because, as significant holders of VDI common stock, they believe that the mergers will benefit all shareholders, including themselves.

   On November 18, 1999, following discussions with members of VDI's board of directors and management, VDI's advisors responded to Bain Capital's revised November 15 proposal. In its response, VDI's representatives continued to insist on a tender offer structure in order to expedite closing of the transaction. VDI's representatives proposed a $3.5 million termination fee payable upon consummation of a superior transaction plus reimbursement of expenses capped at $1.0 million in the event of VDI's termination of the agreement in compliance with its fiduciary duties to VDI's shareholders. VDI's representatives further stated that VDI was unwilling to agree to any mechanism for a purchase price reduction and that VDI expected that the lender's commitment letter would be revised to further limit certain termination rights with respect to such lender's commitment as previously discussed with Kirkland & Ellis. They also reported that Mr. Stefanko was unwilling to provide even a partial stock option on his shares of VDI common stock.

   Following further discussions between Morgan Stanley and Bain Capital on November 19, 1999, Morgan Stanley indicated that VDI agreed, after obtaining input from independent accountants and in light of Bain Capital's goals and requirements with respect to accounting and financing considerations, that the transaction would be structured as a single step merger. The accountants advised Morgan Stanley that it would be extremely problematic, if not impossible, to obtain recapitalization treatment if the transaction was structured as a tender offer followed by a back-end merger. Bain Capital agreed that the termination fee to be paid by VDI in the event VDI's board withdraws, modifies or changes in a manner adverse to Merger Sub its recommendation of the merger agreement or approves or recommends a competing proposal in order to comply with fiduciary duties would be reduced to $4.5 million, and the timing of such payment was specified under various scenarios.

The expenses reimbursable by VDI were limited to $1.0 million if the transaction is terminated within 45 days of signing and thereafter limited to $1.5 million in the aggregate. Bain Capital agreed that it would not require any per share price reduction mechanism or any form of option on Mr. Stefanko's shares. The parties agreed to meet in order to expedite the resolution of the remaining open issues and to review all the necessary documentation for the transaction.

   On November 23, 1999, a special meeting of VDI's board of directors was held with all directors in attendance, two of whom participated by telephone conference. At the meeting, representatives of Morgan Stanley and Kaye Scholer reviewed in detail the events which had occurred since Morgan Stanley's retention, the negotiations with Bain Capital and the contacts by an investment banking firm on behalf of a potential strategic buyer. Representatives of Kaye Scholer reviewed with the VDI board in detail the terms of the latest draft merger agreement and financing commitment letters relating to the Bain Capital proposal provided to VDI board members prior to the meeting and the legal standards applicable to the VDI board's deliberations.

   At the special meeting, the VDI board conducted a review and open disclosure and discussion of all potential conflicts among the directors and determined
(1) that with the possible exception of Mr. Stine (who would be excused from portions of the deliberations as appropriate), the potential conflicts in the possible transaction (assuming a transaction with Bain Capital) did not appear to prevent individual directors from acting in the best interests of the VDI shareholders, (2) any transaction would require the approval of Mr. Stefanko and Julia Stefanko, who together controlled approximately 58% of the outstanding shares, and that the interests of Mr. Stefanko and Ms. Stefanko were materially aligned with VDI's public shareholders, and (3) that proceeding through the VDI board was desirable in the interest of efficiency and in order to have the full input and judgment of all of the directors. In addition, the VDI board noted that VDI was represented by independent financial advisors, Morgan Stanley, and by independent legal advisors, Kaye Scholer. The VDI board determined that the alternative of forming a special committee would be impracticable under the circumstances.

   At the special meeting, representatives of Morgan Stanley reviewed with the VDI board certain financial considerations in connection with the Bain Capital proposal. The VDI board then met in executive sessions without Mr. Stine. Mr. Stefanko discussed his views on certain possible arrangements with Mr. Stine under the Stine Agreements which had not been finalized. Each of the other directors noted that these arrangements would not affect the price paid to public shareholders of VDI.

   In plenary session, the VDI board instructed its representatives to continue negotiations to complete the Bain Capital transaction as soon as practicable. Members of the VDI board expressed doubt as to the seriousness of the contact by an investment banking firm on behalf of a strategic party inasmuch as the strategic party had not requested access to the due diligence data room. However, the board instructed Morgan Stanley to actively pursue discussions with the strategic buyer in a manner believed to advance the receipt of a proposal if such contact was in fact serious.

   After the VDI board meeting, representatives of Morgan Stanley and Kaye, Scholer met with representatives of Bain Capital and Kirkland & Ellis at the offices of Morgan Stanley on November 23 and 24, 1999, and on subsequent days that month held numerous conference calls regarding open issues, including issues relating to the extent of Bain Capital's obligations and the timing with respect to the financing necessary to consummate the transaction. Mr. Stine and his counsel, Irell & Manella LLP, had numerous conversations with representatives of Bain Capital and Kirkland & Ellis concerning the terms of management's employment and equity arrangements.

   During the first week of December, Mr. Stine advised Mr. Pretlow of Bain Capital of the proposed Stine Agreements and the parties continued to negotiate the amount Mr. Stine would rollover into the transaction in light of such proposed transaction.

   On December 6, 1999, representatives of Morgan Stanley were advised by the investment banking representative of the strategic buyer that its client was not interested in making any proposal to acquire VDI.

   During the weeks of December 6 and 13, Mr. Stine and his counsel, Irell & Manella LLP, and Bain Capital and its counsel, Kirkland & Ellis, negotiated the terms of an arrangement whereby Mr. Stine would rollover 100% of his existing equity in VDI in the transaction, retain all of the proceeds he would receive under the Stine Agreements without being required to invest such proceeds in the transaction and agree to enhanced non-competition and forfeiture provisions in the event Mr. Stine were to prematurely leave VDI Delaware's employment after the closing. Included in such restrictions was a new requirement that $2.5 million be placed in escrow to assure that both Mr. Stine and Mr. Stefanko comply with the terms of their respective non-compete agreements and Mr. Stine complies with certain of the terms of his employment agreement. Although the obligation to fund the escrow is joint and several, as between Mr. Stine and Mr. Stefanko, Mr. Stefanko agreed to provide $2,250,000 of the $2.5 million total (with the balance to be funded by Mr. Stine) subject to a reimbursement obligation from Mr. Stine if the loss of Mr. Stefanko's funds were caused by Mr. Stine. Mr. Stefanko agreed to provide a reciprocal reimbursement obligation if the loss of Mr. Stine's funds were caused by Mr. Stefanko.

   During the weeks of December 13 and 20, Mr. Stine and representatives of Irell & Manella LLP, and Mr. Stefanko and representatives of Gibson, Dunn & Crutcher LLP negotiated the terms of Mr. Stine's and Mr. Stefanko's non-compete agreements and related documentation with representatives of Bain Capital, Inc. and Kirkland & Ellis. During the week of December 20, 1999, VDI and its advisors and Bain Capital, Inc. and its advisors completed their negotiations of the draft merger agreement and related documentation.

   On December 24, 1999, the board of directors of VDI conducted a board meeting to discuss the proposed transaction. At the meeting of the board, there was a detailed discussion of recent developments in the transaction, followed by a full review of the merger documents, the financing documents and ancillary documentation provided to the board members in advance of the meeting. At such meeting, Morgan Stanley delivered its oral opinion to the Board, subsequently confirmed in writing, that, as of December 24, 1999 and subject to the considerations in its opinion, the consideration to be received in the mergers by the holders of common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than the rollover shareholders). Following discussion, the board (with Mr. Stine and Mr. Ennis abstaining) unanimously resolved to approve the transaction. Following such approval, VDI's entire board of directors unanimously resolved to approve the transaction. See "SPECIAL FACTORS--Reasons for the Board's Recommendation of the Acquisition Merger."

   After execution of the documentation for the transaction on December 24, 1999, VDI issued a press release after Nasdaq halted trading of VDI common stock on December 27, 1999, the ensuing trading day. The full text of the press release is set forth below:

     "VDI MultiMedia Enters Definitive Agreement with Bain Capital, Inc. Public to Receive $15 Per Share

     HOLLYWOOD, Calif.--(BUSINESS WIRE)--Dec. 27, 1999--VDI MultiMedia (Nasdaq:VDIM--news) and Bain Capital, Inc. today announced the signing of a definitive merger agreement between VDI and a newly-formed acquisition vehicle of Bain Capital, Inc.

     Under the terms of the agreement, substantially all of the shares of VDI's outstanding common stock (other than certain rollover shares) will be converted in a series of merger transactions into the right to receive $15 per share in cash. Certain shares held by continuing management and shares held by certain other non-affiliated shareholders will remain outstanding and rollover into common stock of VDI following the transaction.

     The transaction is valued at approximately $200 million inclusive of debt repayment, fees and expenses.

     Bain, through its affiliated funds, has agreed to provide equity financing for the transaction. In addition, Credit Suisse First Boston has agreed to arrange an additional $150 million of debt financing in connection with the transaction.

     VDI entered into the merger agreement following its approval by a unanimous vote of the Board of Directors following the recommendation of the entire board with management directors abstaining. The committee received a fairness opinion from Morgan Stanley & Co. Incorporated. As previously publicly announced, Morgan Stanley was retained by VDI in July, 1999 to advise the Board of Directors as to strategic alternatives to maximize shareholder value.

     R. Luke Stefanko, the company's founding shareholder and Chairman of the Board stated, "I am pleased that VDI has structured a transaction designed to bring immediate and substantial value to our shareholders. In addition, with the backing of a major financial sponsor, VDI will now have the opportunity to grow to the next level and to provide even better services to our customer base."

     Joe Pretlow, a Managing Director of Bain Capital Inc., said "We are delighted to be partnering with VDI's exceptional management team. We believe VDI's strategy of providing an integrated approach for managing and distributing programming across both traditional and emerging distribution channels will create significant long-term value for VDI and its customers. Bain Capital, Inc. is one of the most experienced private equity investment firms, having invested in over 130 companies since its founding in 1984. Bain Capital, Inc. currently manages over $7 billion in assets with a focus on investing in businesses with strong strategic positions and exceptional management. VDI is part of our continuing focus on investing in the media and entertainment industries."

     At the closing, Donald Stine, president of the company, will assume the position of Chief Executive Officer. Stine stated "I am very excited about the future of our Company with Bain as our partner. Bain has an excellent reputation among our customer base and its substantial financial resources will allow us to accelerate our entry into high definition television services and Internet-based video as well as continuing our growth through acquisitions."

     Stefanko and an additional family member who collectively beneficially own approximately 57% of the outstanding common stock of the company have agreed to vote their shares in favor of the merger transaction at the VDI shareholders meeting to be held prior to the closing. Stefanko will continue to be available to the company after the closing on a consulting basis. Following the transaction, it is expected that the company's shares will be delisted from the Nasdaq Stock Market.

     Completion of the transaction is subject to customary conditions including VDI shareholder approval, receipt of necessary financing and expiration of a regulatory waiting period. Shareholder approval will only be solicited and securities will only be offered by means of a proxy statement, which will be mailed to shareholders upon the completion of the required Securities and Exchange Commission filing and review process. VDI currently anticipates completing the transaction in late March or early April 2000.

     VDI is one of the largest providers of video and film asset management services to owners, producers and distributors of entertainment and advertising content. VDI provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

     The company provides worldwide electronic distribution, using fiber optics and satellites, through its Broadcast One(R) network. The company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide."

   Other than as described above, neither VDI nor any of its affiliates has engaged in any negotiations or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer for or other acquisition of VDI's common stock, election of VDI's directors or sale or other transfer of a material amount of VDI's assets.

Purpose and Structure for the Mergers

   The purpose of the mergers is for investment funds associated with Bain Capital to acquire control of VDI Delaware through a recapitalization.

   If the reorganization merger is approved by VDI shareholders and all other conditions to the reorganization merger and the acquisition merger are satisfied or, where permissible, waived, VDI will consummate the mergers as follows:

   1. The Reorganization Merger. VDI will merge with and into VDI Delaware, with VDI Delaware surviving the reorganization merger. As a result VDI shareholders will become stockholders of VDI Delaware.

   2. The Acquisition Merger. Immediately after the reorganization merger, Merger Sub will merge with and into VDI Delaware with VDI Delaware surviving the acquisition merger.

   Following the mergers, VDI Delaware will be owned by investment funds affiliated with Bain Capital, the rollover shareholders and certain other co-investors.

   The VDI board of directors believe that the proposed mergers are in the best interests of shareholders in light of the value to the shareholders represented by the mergers. The structure of the mergers is known as a "leveraged recapitalization." VDI expects that VDI Delaware will incur substantial indebtedness to pay the cash consideration in the acquisition merger and the transaction costs and fees. VDI Delaware will incur approximately $107.2 million in long-term debt, consisting of approximately $82.2 million of borrowings under a senior secured credit facility and approximately $25.0 million of borrowings through the issuance of senior subordinated notes. In addition, investment funds affiliated with Bain Capital and certain other co-investors will make an equity cash contribution of up to $85.8 million. The actual amount of the equity contribution will depend on the aggregate number of shares of common stock held by the rollover shareholders.

   If the mergers are consummated, VDI shareholders, other than the rollover shareholders, will no longer have an equity interest in VDI and will therefore not share in the future earnings and potential growth of VDI Delaware.

   The approval of the principal terms of the reorganization merger, which is a condition to the acquisition merger, requires the vote of the holders of a majority of the outstanding shares of VDI common stock entitled to vote at the special meeting. R. Luke Stefanko and Julia Stefanko currently own in the aggregate approximately 58% of the outstanding shares of VDI common stock and have entered into a shareholders agreement pursuant to which they have agreed to vote, and have given to Merger Sub a proxy to vote, their shares in favor of the reorganization merger. As a result, unless the shareholders agreement is terminated and as long as the special meeting is held, the reorganization merger will be approved by the VDI shareholders.

Reasons for the Mergers; Recommendations to Shareholders

 Reorganization Merger

   Merger Sub intends that the acquisition merger be treated as a recapitalization for accounting purposes and the parties to the acquisition merger intend that certain shareholders of VDI receive differing treatment in the acquisition merger, as described below. Based upon the advice of legal counsel and accountants, the VDI board has concluded that these plans can better be implemented if Delaware law were to be applied to the acquisition merger for the following reasons:

   1. California statutory law does not permit differing treatment of holders of the same class of shares in a merger transaction unless all holders of that class of shares approve the differing treatment. It is unclear under California law whether the fact that the rollover shareholders will receive capital stock in the surviving corporation instead of cash for their VDI common stock would require such approval.

   2. California statutory law does not permit the payment of dividends or the redemption or repurchase by a corporation of its shares if, among other things, the total payout would exceed the corporation's retained earnings. It is unclear under California law whether the acquisition of VDI by merger of Merger Sub with and into VDI in a recapitalization transaction would violate this statute. Under certain circumstances, it is possible that the directors of VDI approving such a transaction could be personally liable for the total payments made.

   VDI has concluded that if VDI were reorganized such that VDI Delaware, a Delaware corporation and wholly owned subsidiary of VDI, would be the surviving corporation and would consummate the acquisition merger, the desired results can be better implemented for the following reasons:

   1. Delaware merger statutes do not require that all stockholders of VDI Delaware receive the same consideration in a merger.

   2. Delaware's statutory restrictions on the payment of dividends and stock redemptions or repurchases would not apply to the merger consideration payments when the acquisition merger is effected pursuant to the provisions of Delaware's merger statutes.

   Despite the belief of the board that the reorganization merger is both procedurally and substantively fair to VDI and its shareholders (other than the rollover shareholders), it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. While it is anticipated that VDI shareholders will be stockholders of a Delaware corporation for only a moment in time before the acquisition merger is effected, VDI shareholders should carefully consider the significant differences between the corporation laws of California and Delaware and the differences between the charter and bylaws of VDI and VDI Delaware. For a comparison of shareholders' rights under California and Delaware laws, see "COMPARISON OF THE RIGHTS OF HOLDERS OF VDI COMMON STOCK AND VDI DELAWARE COMMON STOCK" on page 62.

   The proposed reorganization merger will not result in any change in the business, management, fiscal year, location of the principal facilities, assets or liabilities of VDI. However, VDI will cease to exist and will be replaced by VDI Delaware.

 Reasons for the Board's Recommendation of the Acquisition Merger

   At its December 24, 1999 meeting, the board, following a presentation by Morgan Stanley and the oral delivery of their fairness opinion, determined that the mergers are both procedurally and substantively fair to, and in the best interests of, VDI and its shareholders (other than the rollover shareholders) and resolved to recommend to VDI shareholders that they approve and adopt the principal terms of the reorganization merger and the merger agreement. VDI's board of directors (with Donald R. Stine and Thomas J. Ennis abstaining) unanimously approved the mergers, the merger agreement and the transactions contemplated thereby, including as the sole stockholder of VDI Delaware. Following such approval, VDI's entire board of directors unanimously approved the mergers, the merger agreement and the transactions contemplated thereby, including as the sole stockholder of VDI Delaware.

   The VDI board considered a number of factors in recommending and approving the mergers, the merger agreement and the transactions contemplated thereby, including those listed below. In its consideration of these factors, the board met several times and members of the board discussed these matters informally by telephone on various other occasions between July 9, 1999 and December 24, 1999. The board's recommendations are the product of the business judgment of its respective members, exercised in light of their fiduciary duties to VDI shareholders.

   1. The board considered the presentation made by Morgan Stanley and its oral opinion (which was subsequently confirmed in writing) that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications reviewed with the board, the consideration to be received by the holders of common stock of VDI pursuant to the mergers was fair from a financial point of view to such holders (other than the rollover shareholders).

   2. The board considered the extensive solicitation process and the auction conducted by Morgan Stanley in seeking a buyer for VDI.

   3. The board considered the fact that since VDI issued a press release on July 26, 1999, announcing it had retained Morgan Stanley to assist in its exploration of strategic alternatives, including the possible sale of VDI, no other prospective buyer offered to complete a transaction with a price of or exceeding $15.00 per share.

   4. The board considered the recent trading activity of shares of VDI's common stock and the fact that the cash consideration paid in the merger would enable shareholders to realize an approximately 22% premium over the closing price for shares of VDI's common stock on the Nasdaq National Market on the trading day preceding the prospective announcement of the transaction and an approximately 82% premium over the closing price for shares of VDI's common stock on the Nasdaq National Market on the trading day preceding the date VDI announced it had retained Morgan Stanley to assist in its exploration of strategic alternatives. The fact that the cash consideration to be paid in the mergers represents a significant premium over such values gave the board one indication that the per share price in the mergers represents an attractive value for VDI shareholders.

   5. The board considered information with respect to the financial condition, results of operations, business and prospects of VDI, including the risks involved in achieving these prospects, and in VDI's proposed expansion into high-definition television and other new businesses. The Board also considered the purchase price in light of current industry, economic and market conditions.

   6. The board considered the possibility that Liberty Media's acquisition, announced on July 30, 1999, of controlling interests in Todd-AO Corporation and Soundelux Entertainment Group, two companies engaged, among other things, in providing post production services, could provide those companies with greater financial resources to compete with VDI. The board also considered the possibility that their combined strength could cause potential purchasers to lose interest in VDI.

   7. The board reviewed the possible alternatives to the mergers, including continuing to operate VDI as a publicly-owned entity. The board rejected continued operation of VDI as a public company as an acceptable alternative to the proposed mergers in light of the value to be paid to the shareholders in the mergers. In this regard, the board considered whether the public markets would reflect VDI's full value, absent a strategic transaction, in light of VDI's relatively small market capitalization and lack of widespread coverage by research analysts. In addition, the board confirmed that VDI had contacted more than fifty potential buyers of VDI during the summer and fall of 1999. No superior proposal was received despite the public announcement of VDI's desire to seek strategic alternatives and VDI's and Morgan Stanley's efforts in exploring such alternatives.

   8. The board also considered the fact that the terms of the merger agreement permit the board to negotiate and consummate unsolicited third party proposals submitted after December 24, 1999 if, among other factors, the board, after consultation with independent legal counsel, determines in good faith that such negotiations are required in order for the board to act in a manner consistent with its fiduciary duties under applicable law and if VDI pays, under certain conditions, a termination fee of up to $4.5 million plus expenses capped at $1.0 million if such a transaction is consummated during the 45-day period after the execution of the merger agreement or capped at an aggregate of $1.5 million thereafter.

   9. The board considered the fact that it is a condition to the consummation of the transactions contemplated by the merger agreement that the holders of a majority of the outstanding shares of VDI entitled to vote at the special shareholders meeting approve the merger agreement and the reorganization merger and that holders of greater than 50% of the outstanding shares of VDI support the transactions and have agreed to enter into shareholder voting agreements with respect to the transactions (see "THE SHAREHOLDERS AGREEMENT," page 55 for additional information). The board also noted that, as a result of the Stine Agreements and, in the case of Mr. Stefanko, the release of compensation under the termination agreement, R. Luke Stefanko and Julia Stefanko, holders of a majority of the outstanding shares of VDI common stock were receiving on a net basis substantially less per share than public shareholders of VDI who would not be bearing any of the burdens under the Stine Agreement or the employment termination agreement. R. Luke Stefanko and Julia Stefanko were willing to enter into the Stine Agreements to induce Mr. Stine to enter into the employment agreement and facilitate the transactions because, as significant holders of of VDI common stock, they believe that the mergers will benefit all shareholders, including themselves. The board did not consider it necessary to make approval of the mergers contingent on the vote of a majority of the shareholders other than the Stefankos because such additional vote is not required by applicable law and, as stated above, the board believed that the Stefankos did not have a material conflict of interest with the other shareholders.

   10. The board considered the nature of the financing arrangements made by Bain Capital with respect to the merger, including the receipt by Bain Capital of a commitment letter from Credit Suisse First Boston to provide all the debt financing without a syndication condition, as well as the conditions to the obligations of such institution to fund such financing arrangements and to complete the mergers.

   11. The board considered the experience and past success of Bain Capital in structuring and closing transactions similar to the mergers.

   12. The board considered the fact that the negotiations between VDI and Bain Capital led to an increase in the cash price offered to be paid in the mergers for substantially all of the outstanding VDI common stock from approximately $14.00 per share to a range of $14.25 to $14.50 per share to $15.00 per share. The board considered the drop in price from Bain Capital's preliminary indication of interest to be consistent with Bain Capital's determination that
(i) the type of post production services offered by VDI were more limited and less sophisticated than those of certain of its competitors, whose trading multiples were initially used by Bain Capital to make its preliminary assessment of VDI's enterprise value and (ii) VDI would be required to make significant capital expenditures in order to remain competitive in the area of high-definition television, which is rapidly becoming the industry standard.

   13. The board considered that the merger agreement permits the board to withdraw its recommendation of the mergers to the extent required in order to comply with the fiduciary duties of its members and applicable law.

   14. The board considered the fact that the terms of the merger agreement and the price paid to VDI shareholders were determined through arm's-length negotiations between Bain Capital and VDI, where VDI was assisted by independent investment banking advisors and independent legal advisors.

   15. The board noted that the terms of the merger agreement provided for accelerated vesting of options held by senior management and members of the board of directors but noted that since such options by their terms would survive the mergers as required to be structured under any circumstances, such vesting did not, as a practical matter, decrease the amount payable to VDI's shareholders.

   16. The board considered the possible conflicts of interest arising from the interests of some executive officers and directors of VDI in the mergers. For more information regarding these conflicts of interest see "--Interests of Certain Persons in the Mergers; Conflicts of Interest" on page 31.

   17. The board considered the terms and conditions of the merger agreement, including the fact that merger agreement contemplates the payment of up to $6 million in termination fees and expenses in some circumstances. In analyzing these conditions, the board considered the risk of not consummating the mergers. In addition, in analyzing the fee and expense provisions, the board considered that their effect would be to increase the costs to a third party other than Bain Capital of acquiring VDI in the event the mergers did not occur for certain reasons, which amount is not, in the view of the board, likely to unduly deter other bidders in the context of the proposed mergers.

   In view of the wide variety of factors considered in connection with its evaluation of the mergers, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. In considering the factors listed above, the board believe that these factors as a whole supported their determination that the mergers are fair to shareholders even though factors 16 and 17 detracted from this determination. Also of importance was the fact that the consideration represented a substantial premium over, among other things, the price of shares of VDI common stock prior to the first public announcement of VDI's retention of Morgan Stanley to assist its exploration of strategic alternatives and the execution of the merger agreement, although the premium was lower in the latter case due, in part, in the board's judgment, to speculation as to a potential sale of VDI.

 Belief of the Filing Persons in the Fairness of the Mergers

   The rules of the Securities and Exchange Commission require that each of VDI Delaware, Merger Sub, Bain Capital and Messrs. Stine and Semmer, who we collectively refer to as the "filing persons" express their belief as to the fairness of the mergers to the holders of VDI common stock. Mr. Stine, a member of the board of directors of VDI, approved and expressly adopts the analysis and conclusions of the VDI board as to the fairness of the mergers. VDI Delaware and Mr. Semmer also believe that the mergers are procedurally and substantively fair to the holders of VDI common stock (other than the rollover shareholders). These filing persons based their belief on the following facts:
(1) the fact that the VDI board, based on the factors noted above, concluded that the mergers were fair to, and in the best interests of, the VDI shareholders, (2) the fact that the board received an opinion from Morgan Stanley that, as of December 24, 1999 and based upon and subject to the considerations set forth in the opinion, the consideration to be received in the mergers by the holders of VDI common stock is fair from a financial point of view to such holders (other than the rollover shareholders) and (3) the negotiations between Bain Capital and VDI were conducted on an arms-length basis.

   Merger Sub and Bain Capital, as the parties proposing to acquire control of VDI, did not participate in the deliberations of the VDI board regarding the fairness of the mergers nor did they receive any advice from VDI's financial advisor as to the fairness of the mergers. As a result, Merger Sub and Bain Capital are not in a position to specifically adopt the analysis or conclusions of the VDI board as to the fairness of the mergers. However, for the reasons stated below, Merger Sub and Bain Capital also believe that the mergers are procedurally and substantively fair to VDI's stockholders (other than the rollover shareholders). First, each have considered the factors noted above which were taken into account by the VDI board. In addition, each considered the fact that the cash price represented an approximately 22% premium over the price of shares of VDI common stock prior to the first public announcement of the execution of the merger agreement, and an approximately 82% premium over the price of shares of VDI common stock prior to VDI's public announcement of the retention of Morgan Stanley to advise VDI on its strategic alternatives to be particularly important to their analysis. Furthermore, each considered the extensive solicitation process and the auction conducted by Morgan Stanley in seeking a buyer for VDI and that the cash purchase price was agreed upon before any significant discussions regarding management's participation in the acquisition occurred between Bain Capital and members of management.

   All of the filing persons believe the proposed transactions are procedurally fair in the absence of an independent special committee comprised of unaffiliated directors because the terms of the merger agreement and the price paid to VDI shareholders were determined through arm's-length negotiations between Bain Capital and VDI, where VDI was assisted by independent investment banking advisors and independent legal advisors. All of the filing persons also believe the proposed transactions are procedurally fair in light of the fact that R. Luke Stefanko and Julia Stefanko, who collectively own a majority of the shares of VDI, will receive on a net basis substantially less per share than the public shareholders as a result of the Stine Agreements. None of the filing persons found it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusions as to fairness. The filing persons did not consider the net book value, going concern value or liquidation value to be material factors in determining the fairness of the mergers because they believed that these factors do not have any significant impact on the market trading prices of VDI's common stock.

   Because the merger agreement and the price paid to VDI shareholders were determined through arm's-length negotiations between Bain Capital and VDI, which was assisted by independent investment banking advisors and an independent legal advisor, the unaffiliated directors of VDI did not consider it necessary to retain an unaffiliated representative to act solely on behalf of unaffiliated VDI shareholders for the purpose of negotiating the merger agreement or to prepare a report concerning the fairness of the mergers.

   The VDI board, including its unaffiliated directors, has unanimously approved the merger agreement and the transactions contemplated thereby. The VDI board believes that the merger agreement and the transactions contemplated thereby are in the best interests of VDI and VDI shareholders, and recommend that VDI shareholders vote "FOR" adoption and approval of the principal terms of the merger agreement and approval of the principal terms of the reorganization merger.

   Neither VDI nor VDI Delaware has made any provisions in connection with the mergers to grant unaffiliated stockholders of VDI access to VDI's corporate records, or to obtain counsel or appraisal services at the expense of either VDI or VDI Delaware.

Fairness Opinion of Financial Advisor

 Opinion of Morgan Stanley

   Pursuant to a letter agreement dated July 9, 1999, Morgan Stanley was engaged to provide financial advisory services in connection with a potential sale of VDI. Morgan Stanley was selected by the VDI board of directors to act as VDI's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of VDI's business. At a meeting of VDI's board on December 24, 1999, Morgan Stanley rendered to the board its oral opinion, subsequently confirmed in writing that, as of December 24, 1999 and based upon and subject to the considerations set forth in the opinion, the consideration to be received in the mergers by the holders of common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than the rollover shareholders).

   The full text of Morgan Stanley's written opinion, dated as of December 24, 1999, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, is attached as Appendix B to this proxy statement. You are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the VDI board, addresses only the fairness of the consideration to be received pursuant to the merger agreement from a financial point of view to holders of common stock (other than the rollover shareholders), and does not address any other aspect of the merger or constitute a recommendation to any VDI shareholder as to how to vote at the special meeting. This summary is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information concerning VDI;

  . reviewed certain internal financial statements and other financial and operating data concerning VDI prepared by the management of VDI;

  . reviewed certain financial projections prepared by the management of VDI;

  . discussed the past and current operations and financial condition and the prospects of VDI with senior executives of VDI;

  . reviewed the reported prices and trading activity for the common stock;

  . compared financial performance of VDI and the prices and trading activity of the common stock with those of certain other comparable publicly traded companies and their securities;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . participated in discussions and negotiations among the representatives of VDI, Bain Capital, Inc. and their financial and legal advisors;

  . reviewed the execution form of the merger agreement and certain related documents;

  . reviewed the commitment letters provided to Bain Capital, Inc. by Credit
    Suisse First Boston; and

  . performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

   Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the future financial performance of VDI. In addition, Morgan Stanley has assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of VDI, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, December 24, 1999.

   The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated December 24, 1999.

   Trading Range Analysis. Morgan Stanley reviewed the closing stock price of VDI on each trading day from December 24, 1998 to December 23, 1999. Using this methodology, Morgan Stanley observed that the value per share of VDI common stock ranged from a high of $14.00 per share on November 26, 1999 to a low of $4.31 per share on February 25, 1999. Morgan Stanley also noted that the price on July 23, 1999 (the last full trading day prior to the public announcement that VDI had hired Morgan Stanley) was $8.25 per share and the price on December 23, 1999 (the last full trading day prior to the public announcement of the proposed mergers) was $12.25 per share.

   Comparable Company Analysis. Using publicly available information, Morgan Stanley performed an analysis comparing the current trading value and the multiples implied by the current trading value for a variety of operating statistics, both historical and projected, of VDI to the corresponding information of the following companies as of December 24, 1999:

  .  Four Media Company;

  .  Todd-AO Corporation;

  .  Applied Graphics Technologies, Inc.; and

  .  Digital Generation Systems, Inc.

   In this analysis, Morgan Stanley used multiples of price to forecasted 1999 earnings per share and 2000 earnings per share and multiples of aggregate value (defined as market equity plus book value of debt and preferred stock less cash and marketable securities) to EBITDA for the twelve months ended November 30, 1999. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Morgan Stanley noted that the comparable companies listed above traded (i) at multiples of share price to forecasted 1999 earnings per share in a range of 10.0 times to 14.0 times and (ii) at multiples of share price to forecasted 2000 earnings per share in a range of 8.0 times to 12.0 times. Morgan Stanley also noted that the comparable companies traded at multiples of aggregate value to latest twelve month EBITDA in a range of 6.0 times to 8.0 times.

   Using this methodology, Morgan Stanley observed that the value per share of VDI common stock implied by multiplying the multiples referenced above by the corresponding operating statistic ranged from $8.08 to $12.12 without a control premium and $10.60 to $15.41 with a 30% control premium. Morgan Stanley noted that the merger consideration was $15.00 per share. Morgan Stanley selected a 30% control premium based on premiums announced in connection with transactions sharing some characteristics with the proposed mergers. No company used in the foregoing analysis is identical to VDI. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of VDI, including the impact of competition on VDI and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of VDI or its industry or in the financial markets in general.

   Selected Transaction Analysis. Using publicly available information, Morgan Stanley examined the terms of certain transactions involving acquisitions of companies in businesses that were similar in some characteristics to the VDI MultiMedia business. The following is a list of the primary transactions reviewed by Morgan Stanley:

  .  Liberty Media Group's proposed acquisition of Four Media Company;

  .  Liberty Media Group's acquisition of Todd-AO Corporation; and

  . Warburg, Pincus Equity Partners' acquisition of a controlling interest in Four Media Company.

   Morgan Stanley observed that at the time of announcement of the transactions listed above, (i) the multiple of aggregate value to latest twelve months EBITDA ranged from 8.6 times to 9.1 times and (ii) the multiple of price to one year forward earnings ranged from 16.0 times to 20.0 times.

   Morgan Stanley observed that the value per share of VDI common stock implied by multiplying the multiples referenced above by the corresponding operating statistic ranged from $14.70 to $17.17. No transaction utilized in the analysis of selected precedent transactions is identical to the mergers in timing and size, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the financial and operating characteristics and other factors of VDI that would affect the acquisition value of companies to which VDI is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of VDI, including the impact of competition on VDI and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of VDI or its industry or in the financial markets in general.

   Discounted Cash Flow Analysis. Morgan Stanley conducted a ten-year discounted cash flow analysis of VDI utilizing calculated unlevered free cash flows based upon publicly available information, equity research estimates and financial projections prepared by VDI. Unlevered free cash flows is defined as net income plus depreciation and amortization less changes in working capital and capital expenditures plus after-tax interest expense. Morgan Stanley also prepared a "synergy" case based on VDI management's estimated cost savings from the integration of recent acquisitions and other non-recurring costs. Morgan Stanley used a terminal value multiple of aggregate value to EBITDA of between 5.5x and 7.5x, and discounted the unlevered free cash flows and terminal values to present values utilizing discount rates ranging from 11.5% to 13.5%. Using this methodology, Morgan Stanley calculated values ranging from $10.19 to $14.79 per share for VDI common stock, and values ranging from $12.31 to $17.45 per share for VDI common stock in the case with the synergies included.

   LBO Analysis. Morgan Stanley performed a leveraged buyout analysis to determine, under current market conditions and based on past practice, the price per share that a leveraged buyout purchaser, such as Bain Capital, Inc. might theoretically pay for VDI. In performing this analysis, Morgan Stanley assumed that acquisition financing could be obtained in the subordinated and bank finance market in an amount of approximately 4.8x 1999 EBITDA (earnings before interest, taxation, depreciation and amortization), equivalent to approximately 4.0x estimated 1999 EBITDA with adjustments for the synergies identified by VDI management described above under the Discounted Cash Flow Analysis, and that a minimum internal rate of return from 25% to 30% on equity invested during a three to five year period would be required by such potential purchaser. Using this methodology, Morgan Stanley calculated values ranging from $11.85 to $15.35 per share for VDI common stock.

   In connection with the review of the mergers by the VDI board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting portions of its analysis, without considering all its analyses, would create an incomplete view of the process underlying its analysis and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of VDI.

   In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VDI. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness from financial point of view of the consideration to be paid pursuant to the merger agreement to the common stock holders (other than the rollover shareholders) and were conducted in connection with the delivery of Morgan Stanley's opinion dated December 24, 1999 to the VDI board. Morgan Stanley's analyses do not purport to be appraisals or to reflect the prices at which shares of VDI common stock might actually trade. The consideration to be paid pursuant to the merger agreement was determined through arm's-length negotiations between VDI and Bain Capital and was approved by the VDI board. Morgan Stanley did not recommend any specific consideration to VDI management or board or that any specific consideration constituted the only appropriate consideration for the mergers.

   In addition, as described above, Morgan Stanley's opinion and presentation to the VDI board was one of many factors taken into consideration by the board in making its determination to recommend approval of the merger agreement. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the board or the view of VDI management with the respect to the value of VDI or of whether the board would have been willing to agree to different consideration.

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the securities of VDI. In the past, Morgan Stanley has provided financial advisory and financing services on a limited basis for Bain Capital and its affiliates and has received fees for the rendering of these services.

 Fee Arrangement

   Pursuant to the provisions contained in an engagement letter dated July 9, 1999 between VDI and Morgan Stanley, VDI MultiMedia will pay to Morgan Stanley a fee of approximately $2.7 million upon the consummation of the mergers and to reimburse Morgan Stanley for its expenses incurred in performing its services limited to $50,000. VDI has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Interests of Certain Persons in the Mergers; Conflicts of Interests

   Certain directors and executive officers of VDI may have interests which present them with potential conflicts of interest in connection with the mergers. The VDI board was aware of the potential conflicts described below and considered them in addition to the other matters described under "--Reasons for the Mergers; Recommendations to Shareholders."

 General

   As part of the merger agreement, certain current directors and officers of VDI will receive consideration as follows:

 R. Luke Stefanko . will receive $2,308,760 in exchange for his existing options to purchase shares of VDI common stock.

                  . entered into consulting agreement with the surviving
                    corporation for which he will receive $1,000 per hour, if any, for his services.

                  . will, however, be required to terminate his employment
                    agreement, fund an escrow of $2,250,000 in favor of Merger
                    Sub and make a payment of $5,834,000 to Mr. Stine.

 Donald R. Stine  . will rollover 44,044 shares of VDI common stock into shares of common stock of VDI Delaware.

                  . will have his existing 679,000 options in VDI common stock canceled and reissued as options to purchase shares of common stock of VDI Delaware in a manner so as to preserve the equity value of such options (i.e., the difference between $15.00 and the exercise prices).

                  . will receive stock options with an exercise price equal to fair market value that vest over four years representing approximately 1.67% of the common stock of VDI Delaware and, subject to certain performance criteria, will receive additional stock options that vest over ten years, subject to accelerated vesting in certain circumstances, representing approximately 1.67% of the common stock of VDI
                    Delaware.

                  . entered into an employment agreement with the surviving
                    corporation to act as President and Chief Executive Officer pursuant to which he will receive an annual salary of $350,000 plus a bonus of up to 200% of his base salary based on specific targets (see "THE EMPLOYMENT AGREEMENTS--
                    Donald R. Stine Employment Agreement" on page 55).

                  . will be appointed to the board of directors of VDI
                    Delaware.

                  . will receive a cash payment of $5,834,000 from R. Luke
                    Stefanko and $4,166,000 from Julia Stefanko.

                  . will, however, be required to fund an escrow of $250,000 in favor of Merger Sub.

 Robert C. Semmer . will receive stock options under certain executive stock option arrangements.

                  . entered into an employment agreement with the surviving
                    corporation to act as Executive Vice President of Operations pursuant to which he will receive an annual salary of $200,000 plus a bonus of up to 50% of his base salary based on specific targets (see "THE EMPLOYMENT
                    AGREEMENTS--Robert Semmer" on page 55).

                  . will receive $500,992 in exchange for certain of his
                    existing options to purchase shares of VDI common stock.

                  . will have existing options to purchase 25,000 shares of VDI common stock canceled and reissued as options to purchase shares of VDI Delaware.

 Thomas J. Ennis  . will receive $176,600 in exchange for certain of his existing options to purchase shares of VDI common stock.

                  . will have existing options to purchase 20,000 shares of VDI common stock canceled and reissued as options to purchase shares of VDI Delaware.

 Clarke W. Brewer   . will receive $354,400 in exchange for certain of his
                      existing options to purchase shares of VDI common stock.

                    . will have existing options to purchase 25,000 shares of
                      VDI common stock canceled and reissued as options to purchase shares of VDI Delaware.

 Fred S. Teng       . will receive $120,000 in exchange for his existing
                      options to purchase shares of VDI common stock.

 Robert S. Feuerman . will receive $120,000 in exchange for his existing options to purchase shares of VDI common stock.

 Bain Capital       . will receive an advisory fee of $2.2 million in
                      connection with the mergers.

                    . will enter into an advisory agreement providing for an
                      annual advisory fee of $1.0 million.

 Options and Common Stock

   Certain members of VDI's management, including Donald R. Stine and Robert C. Semmer, will have all or certain of their existing options to purchase VDI common stock canceled and reissued as options to purchase shares of VDI Delaware common stock following the mergers. These options will have an exercise price equal to 25% of the price paid by Bain Capital for shares of common stock of Merger Sub and will otherwise be issued so as to preserve the equity value of such options (i.e., the difference between $15.00 and the exercise prices).

   In accordance with a term sheet agreed to by Merger Sub and Donald R. Stine, immediately following the mergers, Mr. Stine will be granted new options to acquire shares of VDI Delaware common stock representing 3.34% of the total shares of VDI Delaware common stock following the mergers on a fully diluted basis. These options will have an exercise price equal to fair market value. In addition, these options will become exercisable, subject to certain terms and conditions (including the passage of time and VDI's achievement of certain performance criteria) over periods from 4 to 10 years and may provide for the acceleration of exercisability upon certain events.

   Certain members of senior management, including Mr. Semmer, also will receive options to acquire shares of VDI Delaware common stock following the mergers that will have an exercise price equal to fair market value and other terms similar to those provided to Mr. Stine. Mr. Stefanko will not receive options as a result of the termination of his employment agreement.

   Options to purchase 15,000 shares of VDI common stock previously issued to each of Robert S. Feuerman and Fred S. Teng, directors of VDI, will accelerate as a result of the mergers, and each of these directors will receive a cash payment equal to $120,000 for his accelerated options (representing the aggregate value of such options, based on the $15.00 purchase price, less the aggregate exercise price for such options) upon consummation of the mergers. In addition, options to purchase 234,000 shares of VDI common stock issued to R. Luke Stefanko, a director and executive officer of VDI, will accelerate as a result of the mergers, and Mr. Stefanko will receive a cash payment equal to $2,308,760 for his accelerated options (representing the aggregate value of such options, based on the $15.00 purchase price, less the aggregate exercise price for such options).

 Ownership of VDI Delaware

   It is currently expected that members of existing management of VDI will own approximately an 11% interest in VDI Delaware following the acquisition merger on a fully diluted basis.

   The remaining interest in VDI Delaware will be held by investment funds affiliated with Bain Capital, including Bain Capital Fund VI, L.P., and certain other co-investors.

 Indemnification and Insurance

   Following the mergers, VDI Delaware's certificate of incorporation and bylaws will contain provisions identical to those existing prior to the acquisition merger with respect to elimination of personal liability and to indemnification. Such provisions will not be amended, repealed or otherwise modified for a period of six years in any manner that would adversely affect the rights of any person who was entitled to such protection at or prior to the time of the acquisition merger, unless otherwise required by applicable law.

   In addition, VDI has agreed to maintain for not less than six years, directors' and officers' liability insurance and fiduciary liability insurance policies on terms and conditions which are at least as favorable as those in effect on December 24, 1999, covering events occurring prior to the mergers. In no event will VDI Delaware be required to spend in any year more than 200% of the annual premium paid by VDI for its coverage as of December 24, 1999.

 Other Interests

   Bain Capital will receive an advisory fee from VDI Delaware upon the consummation of the mergers in the amount of $2.2 million and will reimburse Bain Capital for all out-of-pocket expenses incurred in connection with the mergers. In addition, Bain Capital will enter into an advisory agreement with VDI Delaware pursuant to which Bain Capital will agree to render certain management and advisory services to VDI Delaware from time to time. For these services, the advisory agreement will provide that VDI Delaware will pay Bain Capital an annual fee of $1.0 million and will reimburse Bain Capital for all out-of-pocket expenses incurred by Bain Capital in respect to providing such services. In addition, the advisory agreement will provide that Bain Capital receive a fee of 1% of the aggregate value for any acquisition, divesture or financing by VDI Delaware. The advisory agreement will have an initial term of 10 years.

Certain Effects of the Mergers; Nasdaq National Market Delisting; Operations of VDI Delaware After the Mergers

   As a result of the mergers, investment funds affiliated with Bain Capital will collectively own in excess of 80% of VDI Delaware and, as a result, will have the power to control the direction and policies of VDI Delaware, the election of a majority of its directors and the outcome of any matter requiring stockholder approval, including adopting amendments to VDI Delaware's certificate of incorporation and approving mergers or sales of all or substantially all of VDI Delaware's assets.

   As a result of the mergers, VDI shareholders who receive only cash for their VDI common stock and do not retain any shares will no longer have an equity interest in VDI, and will therefore not share in any of the future earnings and potential growth of VDI Delaware. Instead, each such VDI shareholder will have the right to receive $15.00 in cash, without interest, for each share held. Following the mergers, the equity investors in VDI Delaware common stock after the mergers will have the opportunity to benefit from any earnings and growth of VDI Delaware, and will bear the risk of any decrease in VDI Delaware's value.

   As a result of the borrowings to be incurred to finance the acquisition merger and VDI Delaware's post-merger operations, the consolidated indebtedness of VDI Delaware will be substantially greater than current levels. In addition, interest rates on the new indebtedness are expected to be generally higher than VDI's current rates and the covenants applicable to the new indebtedness are expected to be more restrictive than current covenants. As a result, VDI Delaware's financial and operating flexibility will be reduced.

   Although an investment in VDI Delaware following the consummation of the mergers involves substantial risk resulting from the limited liquidity of such investment and the high debt-to-equity ratio, if the estimates made by VDI Delaware are realized, such investment could be worth considerably more. Except as otherwise described in this proxy statement, VDI currently expects that VDI Delaware will initially be operated after the mergers in a manner similar to that of VDI's current operations. See "CERTAIN FINANCIAL ESTIMATES" on page 37.

   Upon consummation of the mergers, VDI common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act. In addition, VDI does not expect that the VDI Delaware common stock will be listed or that it will be registered under the Exchange Act after consummation of the mergers. The deregistration of VDI and VDI Delaware common stock under the Exchange Act will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholder meetings, no longer applicable.

Accounting Treatment

   The acquisition merger is intended to be accounted for as a recapitalization under generally accepted accounting principles. Accordingly, it is expected that the historical basis of VDI's assets and liabilities will not be impacted by the transaction. Treatment of the transactions as a recapitalization for accounting purposes is not, however, a condition to the completion of the mergers.

Material Federal Income Tax Consequences

   The following discussion summarizes the material United States federal income tax consequences of the reorganization merger and the acquisition merger to VDI Delaware and the shareholders of VDI (other than the rollover shareholders). The discussion deals only with shareholders that hold shares of VDI's common stock as capital assets (generally, property held for investment). The discussion does not address all aspects of federal income taxation that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders subject to special treatment under the federal income tax laws (including certain financial institutions, broker dealers, insurance companies, tax-exempt organizations, foreign persons and persons acquiring shares of VDI's common stock pursuant to the exercise of employee stock options or otherwise as compensation). In addition, the discussion does not address any state, local or foreign tax consequences of any aspect of the mergers. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder, judicial decisions and current administrative pronouncements, all as in effect as of the date hereof and which are subject to change at any time, potentially with retroactive effect. No ruling from the Internal Revenue Service will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the conclusions stated herein.

   Although this discussion sets forth all material U.S. federal income tax considerations generally applicable to shareholders of VDI as a consequence of their receipt of cash pursuant to the mergers, the discussion does not address every U.S. federal income tax concern that may be applicable to a particular holder of VDI common stock in light of such holder's particular circumstances. All shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the mergers and as to income tax considerations applicable to them under state law or under the law of any other applicable jurisdiction.

 Characterization of the Mergers for U.S. Federal Income Tax Purposes

   The merger agreement contemplates a series of transactions, which, taken as a whole, are intended to be treated for U.S. federal income tax purposes as (1) an exchange of VDI common stock for stock of VDI Delaware qualifying under
Section 368(a)(1)(F) of the Code, (2) a sale of a portion of the VDI Delaware stock to Bain Capital and (3) a redemption of the balance of the VDI Delaware stock. VDI intends to report the transactions consistently with such treatment.

 Tax Consequences to the VDI Shareholders (Other Than the Rollover
 Shareholders)

   If the mergers constitute an exchange of VDI Delaware stock for cash, the material federal income tax consequences to the VDI shareholders (other than the rollover shareholders) will include the following:

     1. Except as provided below, no gain or loss will be recognized by the VDI shareholders on their receipt of VDI Delaware stock, if any, in exchange for their respective shares of VDI common stock.

     2. Subject to the discussion in paragraph 5 below, the tax basis of the shares of VDI Delaware, if any, received by each shareholder in such exchange will be the same as such shareholder's tax basis in the stock of VDI exchanged therefor, and the holding period of the VDI Delaware stock in the hands of each shareholder will include the holding period of such shareholder's VDI stock.

     3. The federal income tax treatment of the cash received upon the acquisition merger depends upon whether the VDI Delaware stock is deemed to have been sold to Bain Capital or redeemed by VDI Delaware. There is no authority directly addressing the method of allocating the proceeds received by a VDI shareholder between the portion treated as received from Bain Capital and the portion treated as received from VDI Delaware. VDI intends to take the position that (a) the percentage of VDI Delaware shares disposed of by shareholders that will be treated as if sold to Bain Capital will be equal to (i) the cash consideration provided by Bain Capital in the acquisition merger divided by (ii) the aggregate amount of cash paid to the VDI shareholders in exchange for their shares of VDI Delaware pursuant to the acquisition merger, and that (b) the remainder of the shares of VDI Delaware disposed of by a shareholder in exchange for cash will be treated as redeemed by VDI Delaware. However, the Internal Revenue Service could determine such percentage under a different approach or could treat all of the cash paid to the shareholders as having been paid by VDI Delaware, and, in such event, the shareholders' tax consequence would be as described in paragraph 5, below.

     4. Shareholders will recognize gain or loss in an amount equal to the difference between (i) the portion of the total cash consideration that is deemed to be received from Bain Capital and (ii) the shareholder's adjusted tax basis for the shares of VDI Delaware (as determined under paragraph 2 above) deemed sold to Bain Capital by such shareholder. Such gain or loss will be long-term capital gain or loss if the shares of VDI Delaware were held for more than one year (as determined under paragraph 2 above), and if recognized by individual shareholders will be subject to a maximum federal income tax rate of 20%. There are limitations on the deductibility of capital losses.

     5. In addition to the gain or loss described in paragraph 4 above, subject to the discussion below, each shareholder generally will recognize either capital gain or loss equal to the difference between (i) the portion of the total cash consideration that is deemed to be received from VDI Delaware in the deemed redemption of shares of VDI Delaware and (ii) the shareholder's adjusted tax basis in such shares (as determined under paragraph 2 above). A shareholder of VDI who is not related to any rollover shareholder and who has no direct or indirect interest in Bain Capital should derive the gain or loss treatment (i.e., from an exchange) described in the preceding sentence. A shareholder who is related to a rollover shareholder or who has a direct or indirect interest in Bain Capital will derive such gain or loss treatment if the deemed redemption by VDI Delaware meets the requirements of Code Section 302(b). Under Code Section 302(b), cash received will be treated as a payment in exchange for shares if the payment completely terminates the shareholder's direct and indirect interest in VDI Delaware, if there is a "substantially disproportionate" reduction in the equity ownership of the shareholder in VDI Delaware, or if the payment is deemed to be "not essentially equivalent to a dividend." For purposes of certain of these tests, shareholders must take into account not only shares they actually own, but also shares they are deemed to own under the constructive ownership rules of Code Section 318. For those shareholders who do not meet the requirements of Code Section 302 with respect to stock deemed to have been redeemed by VDI Delaware, the amount received will be treated as a distribution taxable as ordinary income to the extent of VDI's and VDI Delaware's earnings and profits and, thereafter, as in exchange for the VDI Delaware shares. Because the complex rules under Code Section 302 and Code Section 318 apply on a shareholder-by-shareholders basis, shareholders should consult with their individual tax advisors to determine whether a deemed sale of their shares would be affected by the limitations of Code Section 302 on capital gain treatment.

     6. VDI shareholders who exercise dissenters' rights under applicable state law will recognize gain or loss equal to the difference between the proceeds received in connection with such rights and the shareholders' adjusted tax basis in the stock, with such capital gain or loss treated as described above.

 Tax Consequences to VDI Delaware

   VDI Delaware will not recognize any gain or loss upon the receipt of the VDI stock in exchange for the issuance of its own stock.

 Backup Withholding Tax

   Under certain circumstances, U.S. persons (as defined under Section 7701 of the Code) may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of a capital asset. Backup withholding will apply only if the holder (1) fails to furnish his or her taxpayer identification number, or TIN (which, for an individual, would be his or her Social Security Number), (2) furnishes an incorrect TIN,
(3) is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and dividends or is otherwise subject to backup withholding or (4) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and dividend payments or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

   U.S. persons should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. person will be allowed as a credit against the U.S. person's United States federal income tax liability and may entitle the U.S. person to a refund, provided that required information is furnished to the Internal Revenue Service.

   Additional issues may arise pertaining to information reporting and backup withholding for VDI shareholders who are not U.S. persons. Non-U.S. persons should consult their tax advisors with regard to U.S. information reporting and backup withholding.

 Shareholders Should Seek Their Own Tax Advice

   The preceding is a brief summary of the tax considerations potentially affecting VDI shareholders and VDI Delaware. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions, which may apply retroactively. Moreover, the discussion does not address considerations that may adversely affect the treatment of certain shareholders (including certain financial institutions, broker dealers, insurance companies, tax-exempt organizations, foreign persons and persons acquiring shares of VDI's common stock pursuant to the exercise of employee stock options or otherwise as compensation). In these circumstances, and particularly because the ultimate tax impact may vary depending upon the personal circumstances of each investor, ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF THE MERGERS.

                          CERTAIN FINANCIAL ESTIMATES

   In connection with solicitation of preliminary indications of interest, VDI provided a Confidential Information Memorandum dated August 1999 to interested parties, which contained certain nonpublic estimates reflecting the possible future performance of VDI. Thereafter, in connection with discussions with parties conducting due diligence of VDI after having expressed preliminary indications of interest, management discussed the material assumptions underlying these estimates, and that there was no assurance that the estimates could be achieved or that such assumptions would be realized.

   The material assumptions underlying these estimates were that:

   --there would be additional acquisitions made during such periods, although management has no agreement or understanding with any third party to enter into any such acquisitions;

   --revenues would grow at an annual rate of 14.5% to 16.6% between 2000 and 2003, although without acquisitions, revenue growth could reasonably be expected to be between 5% to 10% per annum;

   --gross margins would increase from their historical rate of 39% in 1996, 1997 and 1998 to 47% in 1999 to 55.8% in 2003, reflecting the impact of substantial revenue growth, acquisitions and penetration of new businesses, including high definition television, DVD services, electronic distribution and E-commerce, all of which would require substantial investment and as to which there was no assurance of success.

   The 1999 estimates provided to Merger Sub were not updated in light of subsequent developments after August 1999, including VDI's reporting revenues
of $     million (compared to the estimate of $     million), gross profit of
   % (compared to the estimate of     %) and EBITDA of $     million (compared
to the estimate of $     million). Subject to completion of its 1999 audit, VDI
currently expects fourth quarter 1999 revenues of $     million, gross profit
of $     million, EBITDA of $     million, and net income of $     million.

   The inclusion of these estimates should not be regarded as an indication that Merger Sub or VDI or their respective financial advisors considered or consider them to be a reliable prediction of future events, and they should not be relied upon as such. None of VDI, Merger Sub or any of their financial advisors intends to update or otherwise revise these estimates to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying these estimates are shown to be in error.

                                           Projected Fiscal Year
                                -----------------------------------------------
                                1999(/1/)  2000      2001      2002      2003
                                --------- -------  --------  --------  --------
                                           (amounts in thousands)
Revenues.......................  $80,442  $92,113  $107,384  $124,342  $144,693
  % Growth.....................     34.7%    14.5%     16.6%     15.8%     16.4%
Gross Profit...................   37,888   46,886    57,114    68,285    80,808
  % of Revenues................     47.1%    50.9%     53.2%     54.9%     55.8%
EBITDA.........................  $26,305  $35,493  $ 44,930  $ 54,304  $ 64,777
  % of Revenues................     32.7%    38.5%     41.8%     43.7%     44.8%
Net Income.....................  $11,343  $16,567  $ 22,320  $ 28,260  $ 35,289
  % of Revenues................     14.1%    18.0%     20.8%     22.7%     24.4%
Capital Expenditures...........    5,469    9,500    11,000     5,500     6,000

--------
Note: (1)  Adjusted for cost savings resulting from Dubs acquisition and one-
           time charges and deducting salary paid to controlling shareholder.

   VDI does not usually publicly disclose estimates of future revenues, earnings or other financial information. These estimates were not prepared with a view towards public disclosure. VDI is not including these estimates in this proxy statement to influence your vote with respect to the reorganization merger or the merger agreement but because these estimates were made available to Bain Capital and other interested parties in August 1999 at the outset of the auction process. These estimates were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of VDI's management. In particular, the estimates may be affected by the assumptions set forth above and our ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involved judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control or, after the mergers, VDI Delaware's control. Accordingly, actual results could vary significantly from those set forth in the estimates. In addition, the estimates were not prepared with a view to use in this proxy statement or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or generally accepted accounting principles, and in the opinion of VDI's counsel are included in this proxy statement only because they were provided to Bain Capital. PricewaterhouseCoopers LLP, VDI's independent accountants, has neither examined nor compiled these estimates and accordingly, PricewaterhouseCoopers does not express an opinion on or provide any other form of assurance with respect to them. The PricewaterhouseCoopers report incorporated by reference in this proxy statement relates only to VDI's historical financial information. None of VDI's advisors, agents or representatives, VDI's board, Bain Capital or any of Bain Capital's advisors, agents or representatives assumes any responsibility for the accuracy of these estimates, nor do they assume any obligation to update or revise these estimates. The estimates were prepared in good faith and represent management's estimate of a reasonable best case scenario at the time they were prepared. However, in the past, management has made estimates which were not achieved.

   Following the merger, VDI expects VDI Delaware to continue VDI's strategy of growth through acquisitions of various companies in the fragmented post production industry and achieving synergies through the impact of economies of scale and elimination of redundant personnel. During the three years ended December 31, 1999, VDI completed seven acquisitions, resulting in an increase of revenues from approximately $40.8 million in 1997 to approximately $80.4 million in 1999. VDI currently has no agreement, understanding or commitment to acquire any other company or business and, according to the terms of the merger agreement, VDI may not acquire or agree to acquire another business without the approval of Merger Sub. The above estimates assume that we are able to complete one or more future acquisitions. In addition, following the mergers, VDI expects VDI Delaware to invest heavily in capital expenditures, primarily to enter the high definition television business. Projected capital expenditures are expected to be approximately $9.5 million in 2000 and $11 million in 2001. There is no assurance that VDI will achieve satisfactory returns from such capital expenditures.

   Bain Capital has identified the post production industry as an area for additional investments and acquisitions and believes that it has attractive consolidation economics. Towards that end, Bain Capital has had discussions with and evaluated a number of post production companies for possible acquisition, including VDI. Following the merger, both VDI and Bain Capital expect to continue the strategy of growth through acquisitions of various companies in the fragmented post production industry and achieving synergies through the impact of economies of scale and other operating synergies.

                                  THE MERGERS

   The following summary of the material terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference and, with the exception of certain schedules and exhibits, is attached as Appendix A to this document.

Merger Consideration

 Reorganization Merger Consideration

   As a result of the reorganization merger, each issued and outstanding share of VDI common stock prior to the reorganization merger (other than those as to which the holders are entitled to and have perfected their dissenters rights) will be converted into one share of common stock of VDI Delaware.

 Acquisition Merger Consideration

   Subject to the provisions described in this Proxy Statement with respect to dissenting shares and shares owned by VDI Delaware and the rollover shareholders, each issued and outstanding share of VDI Delaware common stock will be converted into the right to receive $15.00 in cash.

Conversion/Retention of Shares; Procedures for Exchange of Certificates

 Reorganization Merger

   Your shares of common stock of VDI Delaware will be represented and evidenced by the same stock certificates that previously represented shares of VDI common stock.

 Acquisition Merger

   The conversion of shares of VDI Delaware common stock into the right to receive cash will occur at the effective time of the acquisition merger.

   As soon as practicable after the effective time of the acquisition merger, American Stock Transfer and Trust Company, VDI's exchange agent will send a letter of transmittal to each holder of VDI Delaware common stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of VDI Delaware common stock in exchange for the cash merger consideration.

   You should not forward stock certificates to the exchange agent until you have received the letter of transmittal.

   As soon as practicable after the effective time of the acquisition merger and once you surrender your outstanding certificates representing shares of VDI Delaware common stock to the exchange agent and the exchange agent accepts those certificates, you will be entitled to receive the merger consideration. The exchange agent will accept such certificates upon compliance with such reasonable terms and conditions as the exchange agent may impose to effect an orderly exchange in accordance with normal exchange practices. After the effective time of the reorganization merger, there will be no further transfer on the records of VDI or its transfer agent of certificates representing shares of stock which have converted pursuant to the reorganization merger. After the effective time of the acquisition merger, there will be no further transfer on the records of VDI Delaware or its transfer agent of certificates representing shares of stock which have been converted pursuant to the acquisition merger. If such certificates are presented to VDI or VDI Delaware for transfer, they will be canceled against delivery of the cash merger consideration. Until surrendered as contemplated by the merger agreement, each certificate for shares of VDI common stock will be deemed at any time after the effective time of the acquisition merger to represent only the right to receive upon such surrender the acquisition consideration contemplated by the merger agreement. No interest will be paid or will accrue on any cash payable as consideration in the acquisition merger.

   No dividends or other distributions with respect to retained VDI common stock or VDI Delaware common stock with a record date after the effective time of the acquisition merger will be paid to the holder of any unsurrendered certificate for shares of VDI common stock or VDI Delaware common stock with respect to the shares of retained VDI common stock or VDI Delaware common stock represented thereby until the surrender of such certificate in accordance with the merger agreement. Subject to the effect of applicable laws, following surrender of any such certificate, there will be paid to the holder of the certificate representing whole shares of retained VDI common stock issued in connection with such certificates, without interest, at the time of such surrender or as promptly as practicable thereafter, the amount of any cash to which such holder is entitled pursuant to the merger agreement.

Rollover Shareholders

   The VDI shareholders who rollover their shares of common stock will receive shares of common stock of VDI Delaware, as the surviving corporation in the acquisition merger, in exchange for each share of VDI common stock rolled over. These rollover shareholders as a group, are expected to own between 5% and 10% of VDI Delaware. Donald R. Stine, VDI's president, has agreed to rollover his equity (including shares and options to purchase shares) in VDI. In accordance with the merger agreement, Merger Sub may designate other existing VDI shareholders to rollover their shares of VDI common stock at any time prior to the effective time of the reorganization merger subject to the following limitations:

  1. the aggregate number of shares being rolled over may not exceed 10% of VDI Delaware's outstanding common stock; and

  2. without VDI's prior written consent, the rollover shareholders may not include any affiliate of VDI other than Donald R. Stine, Robert Semmer or any other executive officer of VDI (who does not otherwise serve on the VDI board of directors).

   No VDI shareholder other than members of management and certain institutional holders are expected to be designated as rollover shareholders. Merger Sub intends to obtain rollover equity investments in VDI Delaware in an amount sufficient to allow the acquisition merger to be accounted for as a recapitalization under generally accepted accounting principals. Treatment of the transaction as a recapitalization for accounting purposes is not, however, a condition to the completion of the mergers.

Governmental and Regulatory Approval

   Under the Hart-Scott-Rodino Improvements Act of 1996, or "HSR Act," and the rules promulgated thereunder by the Federal Trade Commission, or "FTC," certain acquisition transactions may not be completed until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. VDI and Merger Sub have concluded that the acquisition merger is subject to the notification and reporting requirements of the HSR Act and are currently preparing the required filing materials. At any time before or after consummation of the acquisition merger, the Antitrust Division, the FTC or state attorneys' general could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

   Based on the information available to them, VDI and Merger Sub believe that the mergers can be effected in compliance with federal and state antitrust laws. However, there is no assurance that a challenge to the consummation of the mergers on antitrust grounds will not be made or that, if such challenge were made, VDI and Merger Sub would prevail or would not be required to accept certain conditions, including the divestitures of certain assets, in order to consummate the mergers.

Dissenters' Rights of Appraisal

   The rights of shareholders of VDI to dissent from approval of the reorganization merger and demand payment for their shares are governed by Chapter 13 of the California General Corporation Law, or "CGCL," the full text of which is reprinted as Appendix C to this proxy statement. The summary of these rights set forth below is qualified in its entirety by reference to Appendix C.

   Although shareholders of VDI will have dissenters' rights with respect to the reorganization merger, they will have no dissenters' rights with respect to the acquisition merger.

   Under the CGCL, shareholders of VDI will not have any dissenters' rights with respect to the reorganization merger unless demands for payment are duly filed with respect to five percent (5%) or more of the outstanding shares of VDI common stock. If the holders of five percent (5%) or more of the outstanding shares of VDI common stock duly file demands for payment and fully comply with Chapter 13 of the CGCL, they will have the right to be paid in cash the fair market value of their shares, which may be lower or higher than the $15.00 offered pursuant to the merger agreement, in accordance with Chapter 13 of the CGCL.

   Under the CGCL, "fair market value" is determined as of the day before the first announcement of the terms of the proposed transaction, excluding any appreciation or depreciation as a consequence of the transaction, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter. If the parties are unable to agree on a fair market value, the dissenting shareholder may request the Superior Court for Los Angeles County to determine the fair market value of the shares. The court's decision would be subject to appellate review.

   The terms of the proposed transaction were initially publicly announced on December 27, 1998. On December 23, 1999, the last full trading day prior to the public announcement of the proposed transaction, the reported closing price of VDI common stock on the Nasdaq National Market was $12.25 per share. On that day, the high and low sales prices for VDI common stock were $12.625 and $11.75, respectively.

   Dissenters' rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares. Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedures outlined below if such beneficial owners wish to dissent from the approval of the reorganization merger.

   As described more fully below, in order to perfect their dissenters' rights, shareholders of record must: (1) make written demand for the purchase of their dissenting shares to VDI or its transfer agent on or before the date of the special meeting, (2) vote their dissenting shares against approval of the reorganization merger, and (3) within 30 days after the mailing to shareholders by VDI of notice of approval of the reorganization merger, submit the certificates representing their dissenting shares to VDI or its transfer agent, for notation on such certificates that they represent dissenting shares. Failure to follow any of these procedures may result in the loss of statutory dissenters' rights.

 Demand for Purchase

   Dissenting shareholders of VDI must submit to VDI at its principal office, 7083 Hollywood Boulevard, 2nd Floor, Hollywood, California 90028, Attention:
Clarke W. Brewer, Chief Financial Officer, or to its transfer agent, American Stock Transfer and Trust, a written demand that VDI purchase for cash those shares with respect to which they wish to act as dissenting shareholders.

   The demand must state the number and class of shares held of record which the shareholder demands to be purchased and the amount claimed to be the "fair market value" of those shares on December 26, 1999. That statement of fair market value will constitute an offer by the dissenting shareholder to sell such shares at that price. Such demand will not be effective unless it is received by not later than the date of the special meeting.

   Dissenting shareholders may not withdraw their demand for payment without the consent of the VDI Board. The rights of dissenting shareholders to demand payment terminate (1) if the reorganization merger is abandoned (although dissenting shareholders are entitled upon demand in such a circumstance to reimbursement of expenses incurred in a good faith assertion of their dissenters' rights), (2) if the shares are transferred prior to submission for endorsement as dissenting shares, or (3) if VDI and the dissenting shareholders do not agree upon the status of the shares as dissenting shares or upon the purchase price, and neither files a complaint or intervenes in a pending action within six months after the date on which notice of approval of the reorganization merger was mailed to the shareholders.

   No shareholder who has a right to demand payment in cash of the "fair market value" for such shareholder's shares will have any right to attack the validity of the reorganization merger or have the reorganization merger set aside or rescinded, except in an action to test whether VDI has received the affirmative vote of the number of shares required to approve the reorganization merger.

 Vote Against Approval of the Reorganization Merger

   Dissenting shareholders must vote their dissenting shares against approval of the reorganization merger. Record shareholders may vote part of the shares that they are entitled to vote in favor of the reorganization merger or abstain from voting a part of such shares without jeopardizing their dissenters' rights as to other share. However, if record shareholders vote part of the shares they are entitled to vote in favor of the reorganization merger and fail to specify the number of shares they are so voting, it is conclusively presumed under California law that their approving vote is with respect to all shares that they are entitled to vote. Voting against the reorganization merger will not of itself, absent compliance with the provisions of Chapter 13 of the CGCL summarized herein, satisfy the requirement of the CGCL for exercise and perfection of dissenters' rights.

 Notice of Approval

   If shareholders have a right to require VDI to purchase their shares in cash for the "fair market value" thereof under the dissenters' rights provisions of the CGCL, VDI Delaware on behalf of VDI will mail to each such shareholder a notice of approval of the reorganization merger within ten days after the date of shareholder approval, stating the price determined by it to represent the "fair market value" of the dissenting shares. The statement of price will constitute an offer to purchase any dissenting shares at that price.

 Submission of Stock Certificates

   Within 30 days after the mailing of the notice of approval of the reorganization merger, dissenting shareholders must submit to VDI Delaware on behalf of VDI or its transfer agent, at the address set forth above, certificates representing the dissenting shares to be purchased, to be stamped or endorsed with a statement that the shares are dissenting shares or are to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the reorganization merger will specify the date by which the submission of certificates for endorsement must be made and a submission made after that date will not be effective for any purpose.

 Purchase of Dissenting Shares

   If a dissenting shareholder and VDI Delaware on behalf of VDI agree that the shares are dissenting shares and agree upon the price of the shares, VDI Delaware will, upon surrender of the certificates, make payment of that amount, plus interest on such amount at the legal rate on judgments from the date of such agreement, within 30 days after the agreement on price. Any agreement between dissenting shareholders and VDI Delaware as behalf of VDI fixing the "fair market value" of any dissenting shares must be filed with the Corporate Secretary of VDI Delaware on behalf of VDI.

   If VDI Delaware on behalf of VDI denies that the shares are dissenting shares, or VDI Delaware on behalf of VDI and a dissenting shareholder fail to agree upon the "fair market value" of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the reorganization merger was mailed to the shareholder, but not thereafter, file a complaint, or intervene in a pending action, if any, in the Superior Court for Los Angeles County, State of California, requesting that the Superior Court determine whether the shares are dissenting shares and the "fair market value" of such dissenting shares. The Superior Court may determine, or appoint one or more impartial appraisers to determine, the "fair market value" per share of the dissenting shares. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, will be assessed or apportioned as the Superior Court considers equitable, but if the "fair market value" is determined to exceed the price offered to the shareholder by VDI, then VDI Delaware on behalf of VDI will be required to pay such costs (including, in the discretion of the Superior Court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments, if such "fair market value" is determined to exceed 125% of the price offered by
VDI). A dissenting shareholder must bring this action within six months after the date on which notice of approval of the reorganization merger was mailed to the shareholder whether or not the corporation responds within such time to the shareholder's written demand that VDI purchase in cash for "the fair market value" shares voted against the approval of the reorganization merger.

Treatment of Options

   At the effective time of the reorganization merger, VDI Delaware will assume all of VDI's obligations with respect to any then-outstanding options to acquire shares of VDI common stock, including under the 1996 Stock Incentive Plan of VDI Media, as amended. After consummation of the reorganization merger, each holder of an outstanding option to acquire shares of common stock of VDI immediately prior to the reorganization merger will have the right to acquire, on the same terms and conditions that were applicable under the corresponding VDI option, the number of shares of VDI Delaware common stock identical to the number of shares of VDI common stock that were subject to such corresponding option at the same price applicable to the respective shares of VDI common stock that were subject to such corresponding option.

   After consummation of the acquisition merger, each outstanding option to acquire VDI Delaware common stock will be adjusted to reflect the capital structure of VDI Delaware to the extent of, and in accordance with, the terms of the applicable option plans or agreements under which such options were granted. However, to the extent that a holder of an option agrees in writing, at the effective time of the acquisition merger, each outstanding option to acquire shares of VDI Delaware common stock held by such holder will either (1) be canceled and replaced with the right to receive a cash payment equal to the excess of $15.00 over the exercise price per share of VDI Delaware common stock previously subject to such option or (2) canceled and converted into an option to acquire common stock of VDI Delaware with such terms so as to retain the equity value of such option at the effective time of the acquisition merger (i.e. the difference is between the exercise price and $15.00 per share).

Board of Directors and Officers of VDI Delaware Following the Mergers

   The merger agreement provides that the directors of Merger Sub and the officers of VDI Delaware will continue as the directors and officers, respectively, of the surviving corporation. Joseph J. Pretlow and Blair Ford are the directors of Merger Sub. After the effective time of the acquisition merger, the board of directors of Merger Sub will be subject to change from time to time. According to the terms of Donald R. Stine's employment agreement, Merger Sub has agreed to nominate, and use its best efforts to elect, Mr. Stine as a member of its board of directors during his employment. Upon termination of his employment, Mr. Stine has agreed to resign as a director. See "THE EMPLOYMENT AGREEMENTS -- Donald R. Stine Employment Agreement" on page 55.

   The directors of VDI are presently R. Luke Stefanko, Donald R. Stine, Thomas
J. Ennis, Robert S. Feuerman and Fred S. Teng. Other than Mr. Stine, none of the existing directors will be directors of VDI Delaware upon consummation of the mergers.

   We have provided information regarding the directors of Merger Sub after the mergers:

 Donald R. Stine

   Donald R. Stine is the President and Secretary of VDI. From 1994 to 1999, he was VDI's Chief Financial Officer; Mr. Stine became a director in May 1996. Mr. Stine was a Director of Finance for The Walt Disney Company from 1989 to 1994. Mr. Stine is a director of Sight Effects, Inc., a special effects and computer animation company based in Santa Monica, California. Mr. Stine is a general partner and managing director of Cahill Venture Capital, LLC, a venture capital fund company and is chairman of the board of directors of Industry Aspect, LLC, a technology consulting firm based in San Francisco, California.

 Joseph Pretlow

   Joseph Pretlow joined Bain Capital in 1992 and has been Managing Director of Bain Capital since 1999. Mr. Pretlow also serves as a director of Artisan Entertainment, Inc., a leading independent film studio, Labtec, Inc., a leading developer and marketer of multimedia peripherals for the personal computer and workstation industries, Anthony Crane Rental Holdings, L.P., the largest crane rental company in the United States, as well as a number of other privately-held companies.

 Blair Ford

   Blair Ford joined Bain Capital in 1995 and has been an associate with the firm since 1996. Prior to joining Bain Capital, Mr. Ford was an investment banker with Morgan Stanley & Co. Incorporated from 1993 to 1995.

Other Information Regarding Directors and Executive Officers

   Information concerning directors and executive officers of VDI and executive compensation is contained in VDI's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998 and is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page 77.

Acquisition Merger Financing

 General

   The total amount of funds necessary to finance the mergers and related transactions is expected to be approximately $193 million. These funds are expected to come from the following sources: (1) an equity investment made by Bain Capital Fund VI, other related investment funds and certain co-investors of $85.8 million, (2) a rollover equity investment on the part of certain management in an amount to be determined, (3) a rollover equity investment by certain other existing shareholders in an amount sufficient to allow the acquisition merger to be accounted for as a recapitalization under generally accepted accounting principles, (4) borrowings by VDI Delaware of approximately $82.2 million under a senior secured credit facility described below and (5) the issuance by VDI Delaware of $25 million of senior subordinated notes with terms as described below. The actual amount of the equity investment to be made by the Bain Capital funds will be reduced by the size of the equity rollover.

   Bain Capital has obtained a legally binding commitment from Credit Suisse First Boston ("CSFB") to provide VDI Delaware with a senior secured credit facility in an aggregate amount of $110 million. CSFB's obligation to provide the senior secured credit facility is subject to customary conditions, including those set forth below under the caption "Conditions to the Financings." This senior secured credit facility will be comprised of (1) a $65 million term facility maturing seven years from the closing date of the mergers and (2) $40 million revolving credit facility maturing five years from the closing date of the mergers. The revolving credit facility will have a sublimit available for the issuance of letters of credit.

   VDI Delaware will be the borrower under the senior secured credit facility and all existing and subsequently acquired/organized domestic subsidiaries of VDI Delaware will guarantee the senior secured credit facility. In addition, the senior secured credit facility will be secured by (1) substantially all of the assets of VDI Delaware and its existing and subsequently acquired/organized domestic subsidiaries and (2) a pledge of all of the capital stock of such domestic subsidiaries and 65% of the capital stock of VDI Delaware's material foreign subsidiaries.

   The interest rates under the senior secured credit facility will be, at VDI Delaware's option, either (1) the Base Rate (higher of the prime lending rate or of 1% in excess of the Federal funds effective rate) plus a margin or (2) Adjusted LIBOR plus a margin. The initial margin on the loan made under the term facility will be 3% for the Base Rate and 4% for Adjusted LIBOR, and the initial margin on the loan made under the revolving credit facility will be 2.5% for the Base Rate and 3.5% for Adjusted LIBOR. These margins will vary according to a pricing grid which has yet to be determined, but that will be based upon VDI Delaware's consolidated leverage ratio.

   The documents for the senior secured credit facility will contain affirmative, negative and financial covenants and events of default customary for credit facilities of a size and type similar to the senior secured credit facility and the funding thereunder will be subject to numerous customary terms and conditions.

 Senior Subordinated Notes Financing

   Bain Capital has obtained a legally binding commitment from Sankaty High Yield Asset Partners, L.P., an affiliate of Bain Capital, pursuant to which Sankaty High Yield Asset Partners, L.P. ("Sankaty") has agreed to purchase from VDI Delaware up to $25 million of senior subordinated notes to assist in financing of the acquisition merger and related transactions. Sankaty's obligation to provide the senior subordinated notes financing is subject to customary conditions, including those set forth below under the caption "Conditions to the Financings." The proceeds from these senior subordinated notes will be made available to VDI Delaware, as borrower. The senior subordinated notes will be guaranteed by each of the domestic subsidiaries of VDI Delaware that guarantees the senior secured credit facility. The senior subordinated notes will mature on the eighth anniversary of the closing of the mergers.

   The senior subordinated notes will bear interest at a rate of 12% per annum of cash pay interest plus an additional 3% per annum of pay-in-kind interest, payable quarterly in arrears until maturity. In addition, if VDI Delaware fails to meet its financial plan that will be delivered to Sankaty High Yield Asset Partners, L.P. on or prior to the closing of the mergers to the lenders under the senior secured credit facility, an additional 3% per annum of pay-in-kind interest will also accrue on the senior subordinated notes. The senior subordinated notes will have affirmative and negative covenants and events of default customary for a facility of a similar size and type and the funding thereunder will be subject to numerous customary terms and conditions.

   The holders of senior subordinated notes will receive warrants to purchase 4.5% of the common stock of VDI Delaware. The exercise price of warrants representing 2.5% of each class of fully diluted equity of VDI Delaware as of the closing of the mergers, will have a nominal exercise price, the exercise price of 1% of each class of fully diluted equity of VDI Delaware as of the closing of the mergers will have an exercise price equal to three times the value at which such equity is purchased by equity investors in connection with the mergers and the remaining 1% will have an exercise price equal to five times the value at which equity is purchased by equity investors in connection with the mergers. The expiration date of these warrants will be the tenth anniversary of the closing of the mergers. The warrants will have other terms customary for an investment of this type, such as piggy-back registration rights, tag-along rights and anti-dilution provisions. VDI Delaware does not currently have any plans to do a public offering of its equity securities in the foreseeable future.

 Estimated Fees and Costs

   VDI Delaware expects to pay reasonable fees and expenses in connection with the mergers in an amount not to exceed $14 million. The financing commitment by Credit Suisse First Boston is subject, among other conditions, to estimated fees and costs in connection with the transaction not exceeding $14 million. The estimated fees and costs in connection with the mergers, the related financing and related transactions, are estimated as follows:

   Financial advisory fees.......................................... $2,764,000
   Financing fees...................................................  7,200,000
   Legal fees.......................................................  3,000,000
   Accounting fees..................................................    225,000
   Printing and mailing fees........................................    100,000
   SEC filing fees..................................................     30,000
   Other regulatory filing fees.....................................     50,000
   Miscellaneous....................................................    621,000
                                                                     ----------

   Total............................................................ 14,000,000

   The merger agreement generally sets forth the amount of expenses which may be incurred by VDI and VDI Delaware in connection with the transactions without the consent of Bain Capital, subject to certain exceptions. The amounts set forth in the foregoing table include the estimated expenses of VDI, VDI Delaware and Merger Sub in connection with the transactions.

 Arrangements to Repay Borrowings

   After the mergers are consummated, VDI Delaware plans to rely principally on cash flow from operations to meet its debt service requirements.

 Conditions to the Financing

   The funding of the senior secured credit facility and the senior subordinated notes are each subject to the satisfaction of customary conditions for debt financings, including, without limitation, the following:

     (1) preparation, execution and delivery of definitive documentation in connection with the senior secured facility and the senior subordinated notes and warrants;

     (2) satisfaction with the material terms and conditions of the agreements related to the mergers;

     (3) no (x) general suspension of trading in securities on the New York or American Stock Exchange or in the Nasdaq National Market System (other than circuit breakers), (y) declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (z) material adverse change in banking or capital markets conditions that has a material adverse effect on the syndication of leveraged bank credit facilities or high yield offerings that makes it impracticable to successfully syndicate the senior secured credit facility or consummate the closing of the senior subordinated notes;

     (4) delivery of appropriate financial statements of VDI and its subsidiaries, including those statements covering the three fiscal-year periods most recently ended and delivery of appropriate projections;

     (5) payment of fees and expenses;

     (6) closing of the mergers prior to April 30, 2000; and

     (7) since December 31, 1998, the absence of one or more events, changes or conditions which would reasonably be expected to have a material adverse effect on (x) the business, results of operations, financial condition or prospects of VDI and its subsidiaries taken as a whole or (y) the validity or enforceability of any of the documents entered into in connection with the mergers or any of the related transactions, including the senior secured credit facility or the senior subordinated notes and warrants.

   Merger Sub's obligation to effect the acquisition merger is subject to, among other things, its or VDI Delaware's receipt of the debt financing proceeds for the transactions contemplated by the merger agreement, unless the failure to receive the proceeds is solely the result of Merger Sub's or Bain Capital's material breach of the terms of any debt commitment letters. If Merger Sub or VDI Delaware does not receive the debt financing proceeds contemplated by the commitment letters because a condition to such financing has not been satisfied (and Merger Sub and Bain Capital have not breached in any material respect the terms of such debt commitment letter), Merger Sub would not be obligated to effect the acquisition merger. Merger Sub would be entitled to terminate the merger agreement after April 25, 2000 (or May 30, 2000 in certain circumstances) if it or VDI Delaware had not received the debt financing proceeds prior to that time. See "The Merger Agreement--Conditions to the Consummation of the Mergers."

                              THE MERGER AGREEMENT

   The merger agreement contemplates the acquisition of control of VDI and VDI Delaware by investment funds associated with Bain Capital, the rollover shareholders and certain other co-investors. This section of the document describes material provisions of the merger agreement. Because the description of the merger agreement in this document is a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to the merger agreement. You should read carefully the entire copy of the merger agreement attached as Appendix A to this document before you decide how to vote.

The Mergers

   The merger agreement requires that VDI shareholders approve the reorganization merger by the vote of a majority of the outstanding shares of VDI common stock entitled to vote on the reorganization merger. Subject to the terms of the merger agreement, following receipt of this approval and the satisfaction or waiver of the other conditions to the mergers, VDI will consummate the reorganization merger followed by the acquisition merger.

   In the reorganization merger, VDI will merge with and into VDI Delaware with VDI Delaware surviving the reorganization merger. VDI Delaware is a Delaware corporation and a wholly owned subsidiary of VDI. As a result of the reorganization, VDI shareholders will become stockholders of VDI Delaware. In the acquisition merger, Merger Sub will merge with and into VDI Delaware with VDI Delaware surviving the acquisition merger. Merger Sub is currently wholly owned by an investment fund associated with Bain Capital.

   As a result of the mergers, VDI Delaware will be owned by investment funds associated with Bain Capital, the rollover shareholders and certain other co-investors. VDI anticipates that the mergers will occur as promptly as practicable after the VDI special meeting assuming the approval of the reorganization merger and the merger agreement by the VDI shareholders.

   You may find more information regarding the merger consideration in the following sections of this Proxy Statement: "THE MERGERS--Acquisition Merger Consideration" on page 39 and "--Conversion/Retention of Shares; Procedures for Exchange of Certificates" on page 39.

   You may find information regarding the treatment in the mergers of outstanding VDI stock options under "THE MERGERS--Treatment of Options" on page 43.

Closing of the Mergers; Effective Time of the Mergers; Surviving Corporations

 Closing of the Mergers

   Unless the parties agree otherwise, the closing of the mergers will take place as soon as practicable after the date on which all closing conditions have been satisfied or waived. The closing of the mergers is expected to take place shortly after the approval of the reorganization merger and the merger agreement by the VDI shareholders at the special meeting, which is expected to occur on April 19, 2000.

 Effective Time of the Mergers

   The reorganization merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. Assuming the approval of the reorganization merger and the merger agreement by the VDI shareholders, the filing of the certificate of merger will occur as soon as practicable after the special meeting. The certificate of merger contains the principal terms of the reorganization merger found in the merger agreement to be approved and adopted by VDI shareholders at the special meeting. The acquisition merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The filing of the certificate of merger for the acquisition merger will occur as soon as practicable after the effective time of the acquisition merger.

 Surviving Corporations

   VDI Delaware will be the surviving corporation of both the reorganization merger and the acquisition merger. The certificate of incorporation of VDI Delaware that will be in effect following the mergers is set forth in an attachment to the merger agreement. In addition, the bylaws of Merger Sub as in effect immediately prior to the acquisition merger will continue to be the bylaws of the surviving corporation until thereafter further lawfully amended. The initial directors and executive officers of the surviving corporation following the mergers will be as described in "THE MERGERS--Board of Directors and Officers of VDI Delaware Following the Mergers" on page 43.

Representations and Warranties

   The merger agreement contains customary representations and warranties of VDI relating to VDI and its subsidiaries, including as to the following matters:

      1. organization, qualification, standing and similar corporate matters, and subsidiaries;

      2. charter documents and bylaws;

      3. capital structure;

      4. the authorization, approval, execution, delivery, performance and enforceability of the obligations under the merger agreement, and the VDI board's approval and adoption of the merger agreement and its determination to recommend that its shareholders approve and adopt the merger agreement;

      5. the absence of conflicts between the merger agreement and VDI's governing documents, applicable laws and other documents by which VDI is bound, and the absence of approvals necessary to consummate the mergers which have not been obtained;

      6. the accuracy of information contained in documents filed by VDI with the Securities and Exchange Commission (including financial reports) and the absence of undisclosed liabilities;

      7. the absence of indebtedness by VDI to its officers and directors or other transactions between VDI and its officers and directors;

      8. the accuracy of information supplied by VDI in connection with this Proxy Statement;

      9. the absence of any event, change or circumstance that has or is likely to have a material adverse effect (as defined in the merger agreement) from December 31, 1998 to December 24, 1999 except as contemplated or permitted by the merger agreement or as disclosed in a report filed with the Securities and Exchange Commission;

     10. intellectual property matters;

     11. the absence of material defaults in the performance of any obligations under material contracts and other matters involving VDI's material contracts;

     12. environmental matters;

     13. benefit plans and other related employment matters;

     14. filing of tax returns and payment of taxes;

     15. the absence of pending or threatened material litigation;

     16. the receipt of an opinion of VDI's financial advisor;

     17. brokers' fees and expenses;

     18. real property and other real-estate related matters;

     19. insurance policies;

     20. customers and suppliers;

     21. expenses to be incurred by VDI in connection with the mergers;

     22. the vote required to approve the mergers;

     23. the inapplicability of state anti-takeover laws; and

     24. necessary government approvals to transact business.

   The merger agreement also contains customary representations and warranties of Merger Sub relating to, among other things:

      1. organization, qualification, standing and similar corporate matters;

      2. charter documents and bylaws;

      3. the authorization, approval, execution, delivery, performance and enforceability of the obligations under the merger agreement;

      4. the absence of required filings, consents and conflicts in connection with Merger Sub's consummation of the mergers;

      5. the ownership and prior conduct of business of Merger Sub;

      6. the absence of litigation relating to Merger Sub;

      7. financing commitments obtained from third parties in connection with the mergers;

      8. brokers' fees and expenses;

      9. necessary government approvals to transact business; and

     10. board approval and adoption of the merger agreement and no requirement of stockholder approval.

   All the representations and warranties are subject to various qualifications and limitations.

Certain Covenants

   VDI has agreed that, prior to the mergers, it will conduct its business only in the ordinary course and in compliance with applicable laws, and will use its commercially reasonable efforts to preserve its business organization intact and to maintain its existing relationships with customers, suppliers and business associates.

   Accordingly, VDI has agreed that, subject to certain exceptions in the merger agreement as described generally below, it will not, prior to the effective time of the reorganization merger, without the prior written consent of Merger Sub:

      1. sell, transfer or pledge any stock owned by VDI in any of its subsidiaries;

      2. amend its articles of incorporation or bylaws;

      3. split, combine or reclassify its outstanding shares;

      4. pay any dividend or make any other distribution;

      5. issue, repurchase, redeem or otherwise acquire its securities;

      6. increase the compensation of directors and officers, or other highly compensated employees other than in accordance with existing employment agreements and bonuses payable in the ordinary course, or provide any new or change any existing employment agreements or benefit plans, or enter into or amend any material agreement or transaction with any officer, director or employee;

      7. acquire the stock or assets of any business;

      8. dispose, license or encumber material assets outside its ordinary course of business;

      9. incur indebtedness for borrowed money outside the ordinary course (subject to certain maximum amounts set forth in the merger agreement);

     10. make loans, advances or guarantees outside the ordinary course;

     11. merge or consolidate with any person or entity;

     12. liquidate or dissolve or effect a recapitalization or other reorganization;

     13. enter into, amend, modify or supplement any material contract outside the ordinary course or fail to comply in all material respects with its obligations under its material contracts;

     14. make capital expenditures above certain thresholds;

     15. fail to maintain adequate insurance in effect consistent with past practices;

     16. enter into, amend, modify or supplement any material agreement, transaction, commitment or arrangement with any officer, director or other affiliate;

     17. establish or acquire any subsidiary that is organized outside the United States or is not wholly owned by VDI or its subsidiaries; or

     18. agree to take any of the above actions.

   These restrictions are subject to certain exceptions, including, without limitation, certain provisions which permit VDI to make certain capital expenditures and certain borrowings, and take other actions without Merger Sub's prior written consent.

No Solicitation

   The merger agreement provides that neither VDI nor any of its subsidiaries, directly or indirectly, may initiate, solicit or encourage, including by way of furnishing information or assistance, or take any other action to facilitate, any inquiries or the making of proposals from any person relating to any "competing transaction" (as defined below) enter into or maintain any discussions or negotiations regarding any transaction proposal, or agree to or endorse a competing transaction. The merger agreement defines a competing transaction to mean any of the following involving VDI or any of its subsidiaries:

      1. any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction or any issuance or purchase of securities which results in VDI's shareholders immediately prior to the transaction (excluding any shareholders that may be proposing the competing transaction to VDI) beneficially owning less than a majority of the voting power or common equity after the transaction;

      2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the fair market value of the assets of VDI and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

      3. any tender offer or exchange offer for more than 45% of the outstanding shares of VDI common stock; or

      4. any public announcement of an agreement, proposal, plan or intention to do any of the above.

   The merger agreement provides that these restrictions will not prohibit VDI, prior to the approval by its shareholders of the mergers, from:

     1. furnishing information to, or engaging in discussions or negotiations with, any person that makes an unsolicited proposal (believed by the VDI board to be bona fide) regarding a potential competing transaction if:

       (a) VDI's board, after consulting with independent legal counsel, determines in good faith that such action is required for the board to comply with its fiduciary duties to shareholders under applicable law,

       (b) the competing transaction is or is reasonably likely to result in a "superior proposal," and

       (c) prior to furnishing such information to such person or entity, VDI receives from such person or entity an executed confidentiality agreement with terms materially no less favorable to VDI than those contained in the confidentiality agreement entered into with Bain Capital, Inc.; or

     2. complying with Rule 14d-9 and Rule 14e-2 under the Securities Exchange Act of 1934 or Section 1203 of the CGCL (including, without limitation, the making of public disclosure as may be necessary or advisable under applicable securities laws), which rules require a target company to respond publicly to a tender offer.

   In addition, VDI agreed that it will promptly inform Merger Sub if its board receives any such proposal or offer, or inquiry or contact is made with any person or entity with respect thereto, and will inform Merger Sub of the material terms and conditions of such proposal or offer for a competing transaction and, to the extent not prohibited by the terms of such proposal, the identity of the person or entity making the offer. VDI also agreed to cease immediately, and to cause its subsidiaries and representatives to cease, and cause to be terminated all activities, discussions and negotiations, if any, with any person or entity conducted prior to December 24, 1999 with respect to any competing transaction.

   For purposes of this covenant, the term "superior proposal" means any bona fide proposal relating to a competing transaction with respect to which VDI's board has determined in good faith, after having received the advice of its legal counsel and independent financial advisors of nationally recognized reputation, is on terms which are more favorable from a financial point of view to VDI shareholders than the mergers and the transactions contemplated by the merger agreement, and is reasonably capable of being consummated in a timely manner and for which financing, to the extent required, is then committed or reasonably capable (in the good faith judgment of VDI's board) of being financed by such third party.

Employee Benefits

   Under the merger agreement, the surviving corporation will assume all obligations of VDI under existing employee benefit arrangements. In addition, for at least 12 months following the mergers, the surviving corporation will provide to its employees benefits that are no less favorable, in the aggregate, than those provided to employees as of December 24, 1999, other than under plans relating to VDI common stock and certain bonus plans. So long as the surviving corporation complies with this covenant, it or its subsidiaries may amend or terminate their respective benefit plans and may terminate employees at any time, provided that the surviving corporation continue to comply with its obligation to assume obligations under VDI's existing employee benefit arrangements.

Access to Information

   Subject to existing confidentiality obligations, VDI has agreed to afford Merger Sub and its representatives and the potential financing sources for the mergers reasonable access during normal business hours to its properties, books, contracts and records and appropriate individuals such as employees, attorneys, accountants and other professionals. In addition, VDI has agreed to furnish Merger Sub and its financing sources with information concerning business, properties and personnel as they may from time to time reasonably request.

Indemnification and Insurance

   You may find information regarding the indemnification of our directors, other employees and agents, and the maintenance of our directors' and officers' liability insurance, under "SPECIAL FACTORS--Interests of Certain Persons in the Mergers; Conflicts of Interests," on page 31.

Conditions to the Consummation of the Mergers

   The respective obligations of VDI, VDI Delaware and Merger Sub to effect the mergers are subject to various conditions which include, in addition to certain other customary closing conditions, the following:

     1. the VDI shareholders must adopt and approve the reorganization merger and the merger agreement;

     2. any waiting period under the Hart-Scott-Rodino Act must have terminated or expired;

     3. there must be no governmental order in effect that has the effect of blocking completion of the mergers, or imposing material limitations on the ability of Merger Sub effectively to acquire or hold the business of VDI and its subsidiaries; and

     4. with respect to the parties' obligations to effect the acquisition merger, the reorganization merger must have become effective in accordance with the Delaware General Corporation Law.

   Merger Sub's obligations to effect the acquisition merger are also subject, in addition to certain other customary conditions, to the following additional conditions:

     1. the representations and warranties made by VDI in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the mergers except for changes specifically contemplated by the merger agreement and except for representations and warranties that address matters only as of a particular date, and in each case except where the failure to be true and correct would not reasonably be expected to have a material adverse effect;

     2. Merger Sub or VDI Delaware must have received the debt financing proceeds for the transactions contemplated by the merger agreement, unless the failure to receive financing is solely the result of Merger Sub's or Bain Capital's material breach of the terms of any debt commitment letters;

     3. VDI must have obtained all material consents and approvals of governmental bodies and all consents and approvals of other specified third parties, on terms reasonably satisfactory to Merger Sub; and

     4. the enforceability of the non-compete agreements entered into by R. Luke Stefanko and Donald R. Stine shall not have been challenged by either Mr. Stefanko or Mr. Stine, the termination agreement with Mr. Stefanko shall be valid, binding and enforceable and in full force and effect, and the escrow agreement with Messrs. Stefanko and Stine shall have been executed and delivered.

   The obligations of VDI and VDI Delaware to effect the acquisition merger are subject to customary closing conditions in addition to the following:

     1. the representations and warranties made by Merger Sub in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the mergers except for changes specifically contemplated by the merger agreement and except for representations and warranties that address matters only as of a particular date, and in each case except where the failure to be true and correct would not reasonably be expected to have a material adverse effect; and

     2. Merger Sub must deliver to VDI and VDI Delaware an opinion from a nationally recognized valuation firm regarding the solvency of the surviving corporation immediately following the mergers.

Termination

   The merger agreement provides that at any time prior to the effective time of the acquisition merger, the merger agreement may be terminated:

     1. by mutual consent of Merger Sub and VDI by action taken by their respective boards of directors;

     2. by either Merger Sub or VDI if:

       (a) The mergers have not been completed on or prior to April 25, 2000 (or, if the mergers have not occurred because of the failure to get Hart-Scott-Rodino approval or consents from a third party, May 30,
    2000), so long as the party seeking to terminate did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

       (b) there is any law that makes the consummation of the mergers illegal or otherwise prohibited or a final and non-appealable order preventing consummation of the mergers;

       (c) the VDI shareholders do not approve the reorganization merger at the VDI special shareholders meeting; or

       (d) the other party materially breaches any of its representations, warranties, covenants or agreements in the merger agreement (and in the case of a breach by VDI, such breach is reasonably likely to have a material adverse effect on VDI), provided that such breach is not remedied within 20 days after notice of the breach is provided to the breaching party;

     3. by Merger Sub, if prior to approval of the reorganization merger by VDI's shareholders, VDI's board: (a) withdraws, modifies or changes in a manner adverse to Merger Sub its recommendation of the merger agreement, the reorganization merger or any of the transactions contemplated in the merger agreement; (b) approves or recommends to VDI's shareholders any proposal involving a competing transaction; (c) fails to confirm its recommendation within ten days after Merger Sub reasonably requests it to do so in writing; or (d) resolves to do any of the foregoing; or

     4. by VDI, if prior to approval of the reorganization merger by its shareholders, VDI's board: (a) withdraws, modifies or changes its recommendation of the merger agreement, the reorganization merger or other transactions contemplated in the merger agreement; or (b) approves or recommends to VDI's shareholders any proposal involving a competing transaction or resolves to do either of the foregoing after consultation with independent legal counsel, having determined in good faith that such action is required to comply with its fiduciary duties to VDI shareholders under applicable law; and in either such case the termination will not be effective until the close of business on the second full business day after VDI provides notice of such termination to Merger Sub.

Amendment and Waiver

   The merger agreement may be amended only by an instrument in writing signed by the parties to the merger agreement. The conditions to the obligations of the parties contained in the merger agreement may be waived by VDI or Merger Sub in writing.

Termination Fees and Expenses

   The merger agreement provides that VDI will reimburse Merger Sub for its reasonably documented out-of-pocket expenses in connection with the transactions in the following circumstances:

     1. Merger Sub terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation of the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement in a manner adverse to Merger Sub, (b) the VDI board approves or recommends a competing transaction to VDI's shareholders, (c) the VDI board fails to reconfirm its recommendation within ten days after a reasonable written request by Merger Sub for such confirmation or (d) VDI or our board resolves to do any of the foregoing; or

     2. VDI terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation of the merger agreement, the reorganization merger or the transactions contemplated by the merger agreement, (b) approves or recommends a competing transaction to VDI's shareholders, or
  (c) resolves to do either of the foregoing after consultation with independent counsel, having determined in good faith that such action is required for the VDI board to comply with its fiduciary duties to shareholders under applicable law; or

     3. Either Merger Sub or VDI terminates the merger agreement because VDI's shareholders do not approve the reorganization merger at the VDI special shareholders meeting or any adjournment or postponement thereof.

   The reimbursement limit is $1 million, if the termination occurs before February 8, 2000, or $1.5 million, if the termination occurs thereafter.

   The merger agreement also provides that VDI will pay Merger Sub a termination fee of $2.25 million if:

     1. Merger Sub terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation of the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement in a manner adverse to Merger Sub, (b) the VDI board approves or recommends a competing transaction to VDI's shareholders, (c) the VDI board fails to reconfirm its recommendation within ten days after a reasonable written request by Merger Sub for such confirmation or (d) VDI or our board resolves to do any of the foregoing; or

     2. VDI terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger (a) the VDI board withdraws, modifies or changes its recommendation of the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement,
  (b) approves or recommends a competing transaction to VDI's shareholders, or (c) resolves to do either of the foregoing after consultation with independent legal counsel, having determined in good faith that such action is required for the VDI board to comply with its fiduciary duties to shareholders under applicable law.

   The termination fee payable will be increased to a total of $4.5 million if:

     1. in addition to the requirements above, a competing transaction is consummated (or a legally binding contract regarding the competing transaction is entered into) within nine months, if such competing transaction was the basis for such termination, or within six months, if such competing transaction was not the basis for the termination;

     2. either Merger Sub or VDI terminates the merger agreement because VDI's shareholders do not approve the reorganization merger and a competing transaction in existence at the time of the termination is consummated (or a legally binding contract regarding the competing transaction is entered into) within nine months following the termination date; or

     3. Merger Sub terminates the merger agreement because prior to VDI shareholder approval of the reorganization merger, the VDI board withdraws, modifies or changes its recommendation regarding the reorganization merger, the merger agreement or the transactions contemplated by the merger agreement, and there is no competing transaction in existence on the termination date.

   There is no fixed termination fee if the merger agreement is terminated by reason of a breach of a representation, warranty or covenant by any of the parties. In such event, however, the non-breaching party may have a claim for damages against the breaching party.

                           THE SHAREHOLDERS AGREEMENT

   As a condition to the willingness of Merger Sub to enter into the merger agreement, R. Luke Stefanko and Julia Stefanko entered into a shareholders agreement with Merger Sub dated as of December 24, 1999. Because the description of the shareholders agreement contained in this document is a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to the shareholders agreement. You should read carefully the entire copy of the shareholders agreement, which was filed with the Securities and Exchange Commission as an exhibit to VDI's Transaction Statement filed on Schedule 13E-3.

   Subject to certain exceptions and conditions, R. Luke Stefanko and Julia Stefanko have agreed to vote, and have given Merger Sub their irrevocable proxy to vote, all the shares of VDI common stock issued and outstanding and beneficially owned by them as of the date of the shareholders agreement, as well as any shares with respect to which any of them becomes the owner after the date of the shareholders agreement and prior to the record date for the special meeting:

     1. in favor of the mergers, the merger agreement and the transactions contemplated by the merger agreement;

     2. against certain other actions or agreements that would result in a breach by VDI of any covenant, representation or warranty or any other obligation or agreement of VDI under the merger agreement; and

     3. against any competing transaction and any action in furtherance of a competing transaction.

   Subject to the terms and conditions of the shareholders agreement, R. Luke Stefanko and Julia Stefanko have each agreed (a) to refrain from soliciting or responding to certain inquiries or proposals regarding VDI, (b) to refrain from selling, pledging, encumbering, assigning or otherwise disposing of, including by gift, any of their shares or from agreeing to do the same except under certain limited specified exceptions where the party receiving the interest in the shares agrees to be bound by the terms of the shareholders agreement, (c) to waive any rights of appraisal available in the reorganization merger and (d) to take or refrain from taking certain other actions.

   If the merger agreement is terminated in accordance with its terms, the covenants and agreements contained in the shareholders agreement with respect to R. Luke Stefanko and Julia Stefanko will terminate at the same time. The merger agreement will terminate, among other reasons, if VDI's board approves or recommends a competing transaction. However, unless and until the shareholders agreement is terminated, and subject to certain exceptions and conditions, R. Luke Stefanko and Julia Stefanko must vote against any competing transaction. Please see "THE MERGER AGREEMENT--Termination" for a description of when the merger agreement can be terminated.

                             ADDITIONAL AGREEMENTS

The Employment Agreements

   As a condition to the willingness of Merger Sub to enter into the merger agreement, each of Donald R. Stine and Robert C. Semmer have entered into an employment agreement with Merger Sub dated as of December 24, 1999. Because the description of Mr. Stine's employment agreements contained in this document is a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to his employment agreement. You should read carefully the entire copy of Donald R. Stine's employment agreement, which has been filed with the Securities and Exchange Commission as an exhibit to VDI's Transaction Statement filed on Schedule 13E-3. The summary of Mr. Semmer's employment agreement below describes the material terms of his agreement.

 Donald R. Stine Employment Agreement

   The employment agreement with Donald R. Stine provides that, upon consummation of the acquisition merger, VDI Delaware will employ Mr. Stine as its President and Chief Executive Officer. In addition, VDI Delaware agrees to nominate, and use its best efforts to elect, Mr. Stine as a member of its board of directors during his employment. Upon termination of his employment Mr. Stine agrees to resign as a director.

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

   Mr. Stine will receive a base salary of $350,000 per year, subject to review by the board of directors for annual increases, plus specified benefits. Mr. Stine will also be eligible for an annual bonus ranging from 0% to 200% of his base salary based on VDI Delaware achieving specific EBITDA target levels established in his employment agreement for each of the years 2000, 2001, 2002 and 2003. The targets are subject to adjustment for significant corporate events. In addition, Merger Sub will enter into an executive stock and/or option arrangement with Mr. Stine.

   The employment agreement provides that the term of Mr. Stine's employment will begin on the effective date of the acquisition merger and will terminate on December 31, 2003. The employment period will automatically renew for successive one year periods unless either party delivers written notice of its intention not to renew at least 90 days prior to the commencement of a renewal period. Mr. Stine's employment may terminate as follows:

  .  upon Mr. Stine's resignation, death or disability; or

  . by Merger Sub at any time for Cause (as defined in the employment agreement) or without Cause.

   If Mr. Stine's employment is terminated by VDI Delaware without Cause or if Mr. Stine terminates his employment for Good Reason (as defined in the employment agreement), Mr. Stine shall receive his base salary for the remainder of his employment period plus the prorated portion of any bonus he would have otherwise been entitled to receive in the year his employment is terminated. If Mr. Stine's employment is terminated by Merger Sub for Cause, upon his resignation without Good Reason, death or disability, Mr. Stine will receive only his base salary earned through the date of termination.

 Robert C. Semmer Employment Agreement

   The employment agreement with Robert C. Semmer provides that, upon consummation of the acquisition merger, VDI Delaware will employ Mr. Semmer as its Executive Vice President of Operations. Mr. Semmer will receive a base salary of $200,000 per year, subject to annual review by the board of directors or its compensation committee, plus specified benefits. In addition, Mr. Semmer will also be eligible for an annual bonus ranging from 0% to 50% of his base salary. 50% of his bonus will be based on earnings targets, 25% on management objectives and 25% on objectives determined by the board of directors or its compensation committee. Merger Sub will enter into an executive stock and/or option arrangement with Mr. Semmer pursuant to which certain of his existing options will be replaced with options to purchase shares of the surviving corporation and additional options will be granted.

   The employment agreement provides that the term of Mr. Semmer's employment will begin on the effective date of the acquisition merger and will terminate on December 31, 2002. The employment period will automatically renew for successive one year periods unless either party delivers written notice of its intention not to review at least 90 days prior to the commencement of a renewal period. Mr. Semmer's employment may terminate as follows:

  .  upon Mr. Semmer's resignation, death or disability; or

  . by Merger Sub at any time with or without Cause (as defined in the employment agreement).

   If Mr. Semmer's employment is terminated by Merger Sub without Cause, Mr. Semmer shall receive his base salary for the remainder of his employment period. If Mr. Semmer's employment is terminated by Merger Sub for Cause, or upon his resignation, death or disability, Mr. Semmer will receive only his base salary earned through the date of termination.

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

The Non-Compete Agreements

   As a condition to the willingness of Merger Sub to enter into the merger agreement, R. Luke Stefanko and Donald R. Stine have each entered into non-compete agreements with Merger Sub. The summary below describes the material terms of these non-compete agreements.

   Mr. Stefanko's non-compete agreement provides that for a period of five years after the acquisition merger is effected, Mr. Stefanko will not, directly or indirectly, engage in any business which manufactures, designs, produces, renders or sells products or services anywhere in the United States which compete with the products or services of VDI, its successors or subsidiaries, including the business of providing post production services for video, audio, streamed video or streamed audio or digitized video or digitized audio or any combination of the foregoing.

   Mr. Stine's non-compete agreement provides that for a period of two years after the acquisition merger is effected, Mr. Stine will not, directly or indirectly, engage in any business which manufactures, designs, produces, renders or sells products or services anywhere in the United States which compete with the products or services of VDI, its successors or subsidiaries, including the business of providing post production services for video, audio, streamed video or streamed audio or digitized video or digitized audio or any combination of the foregoing.

   In addition, the non-compete agreements for each of Mr. Stefanko and Mr. Stine provide that, for a specified time they will not directly or indirectly induce an employee to leave VDI, hire or employ a person who was an employee of VDI, or interfere with VDI's relationship with any customer, supplier, or other business relation. Each agreement also contains confidentiality provisions and provisions regarding intellectual property matters.

The Termination Agreement

   In order to induce Merger Sub to enter into the merger agreement, R. Luke Stefanko entered into a termination agreement with Merger Sub dated as of December 24, 1999. The summary below describes the material terms of the termination agreement.

   The termination agreement provides that Mr. Stefanko's current employment agreement with VDI will be terminated as of the time the acquisition merger is effective. At that time, VDI will pay to Mr. Stefanko any unpaid salary for his services up to that date, plus all unpaid vacation and other accrued and unpaid benefits, including a previously unpaid S corporation distribution in the amount of $7,300 and any unpaid bonus, of which $15,000 is currently due. In addition, Merger Sub agrees to cause the surviving corporation to pay health insurance premiums to cover Mr. Stefanko and his family for an additional two years after his termination. By waiving his rights under his currently existing employment agreement after the acquisition merger is effective, Mr. Stefanko is giving up approximately $300,000 in future guaranteed salary and approximately $37,500 in future bonuses. Mr. Stefanko agrees to repay any amounts he owes to VDI or any of its subsidiaries.

The Consulting Agreement

   As a condition to the willingness of Merger Sub to enter into the merger agreement, R. Luke Stefanko has entered into a consulting agreement with Merger Sub dated as of December 24, 1999. The summary below describes the material terms of the consulting agreement.

   The consulting agreement provides that Mr. Stefanko will provide consulting services to VDI Delaware as requested by VDI Delaware with respect to its businesses. The term of the consulting agreement begins when the acquisition merger is effective and ends two years later. Mr. Stefanko will be available for a minimum of ten hours per month of consulting services during the first year of the consulting agreement and four hours per month for the second year. In consideration for his services, VDI Delaware will pay Mr. Stefanko a consulting fee of $1,000 per hour for those hours, if any, he actually provides such consulting services, plus reimbursement of reasonable expenses. No consulting fee will be payable under the consulting agreement if his services are not requested by VDI Delaware.

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

The Stine Agreements

   In consideration for Donald R. Stine's work in facilitating the proposed mergers, including by entering into an employment agreement with VDI Delaware and agreeing to roll over his shares each of R. Luke Stefanko and Julia Stefanko entered into agreements with Mr. Stine, dated as of December 24, 1999. The summary below describes the material terms of the Stine Agreements.

   The Stine Agreements provide that, upon consummation of the acquisition merger, R. Luke Stefanko will pay Mr. Stine $5,834,000 and Julia Stefanko will pay Mr. Stine $4,166,000. In addition, each of the Stefankos agrees to indemnify Mr. Stine from any excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and from any additional state and federal income taxes, interest and penalties incurred as a result of any such excise tax.

The Escrow Agreement

   As a condition to the consummation of the mergers, Donald R. Stine and R. Luke Stefanko have agreed to enter into an escrow agreement with an escrow agent and VDI Delaware. The summary below describes the material terms of the escrow agreement.

   According to the terms of the escrow agreement Mr. Stine and Mr. Stefanko will jointly deposit an aggregate of $2.5 million (of which Messrs. Stine and Stefanko have agreed that $2,250,000 will come from Mr. Stefanko and $250,000 will come from Mr. Stine) in an escrow account to be held for a period of two years, unless released earlier by VDI Delaware. During the term of the escrow agreement, the escrow funds will be distributed as follows:

  . if the escrow agent receives written instructions signed by Mr. Stine, Mr. Stefanko and VDI Delaware, the escrow agent shall deliver the funds in accordance with such instructions;

  . two years after the date of the escrow agreement, the escrow agent shall deliver the funds to Mr. Stine and Mr. Stefanko in accordance with their joint written instructions, unless, prior to such date, the escrow agent has received a claim notice from VDI Delaware as contemplated below;

  . if, during the term of the agreement, either Mr. Stine or Mr. Stefanko breaches the conditions of their respective non-compete agreements, or if Mr. Stine violates certain conditions of his employment agreement, VDI Delaware shall deliver notice of the breach to the escrow agent. If the escrow agent does not receive an objection notice from Mr. Stine or Mr. Stefanko within ten days following VDI Delaware's notice, the escrow agent shall deliver the funds to VDI Delaware; and

  . if the escrow agent receives an objection notice as described in the previous paragraph, the funds shall be held until the escrow agent receives either written instructions signed by Mr. Stine, Mr. Stefanko and VDI Delaware, or a certified copy of a court order, which has become final, directing how the funds should be paid.

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                              THE SPECIAL MEETING

General

   This Proxy Statement is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the VDI Board of Directors for use at the special meeting of VDI shareholders to be held on April 19, 2000, at 10:00 a.m., local time, at 7083 Hollywood Boulevard, Hollywood, California 90028 and at any adjournments or postponements thereof.

Matters to be Considered

   At the special meeting, VDI shareholders will be asked to consider and vote upon a proposal to approve and adopt the principal terms of the merger agreement and to approve the principal terms of the reorganization merger.

   The consummation of the reorganization merger is a condition to the acquisition merger. The board of directors of VDI Delaware has approved the acquisition merger. In addition, VDI, as sole stockholder of VDI Delaware, has approved the acquisition merger. The board of directors of Merger Sub has approved the acquisition merger and no vote of the shareholders of Merger Sub is required. No further approval of the acquisition merger is required and neither the shareholders of VDI nor the stockholders of VDI Delaware after the reorganization merger will have the right to vote on the acquisition merger. Consequently, your vote on the reorganization merger will effectively be a vote on both mergers.

   We anticipate that the mergers will occur as promptly as practicable after the VDI special meeting.

Proxies

   If you are a VDI shareholder, you may use the accompanying proxy if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you do attend the special meeting. You may revoke any proxy given by you pursuant to this solicitation by delivering to VDI, prior to or at the special meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by attending the special meeting and electing to vote in person. However, your attendance at the special meeting will not in and of itself constitute a revocation of a proxy, you must vote in person at the meeting. You should address any written notice of revocation and other communications with respect to the revocation of VDI proxies to Clarke W. Brewer, Chief Financial Officer of VDI at 7083 Hollywood Boulevard, 2nd Floor, Hollywood, California 90028. In all cases, the latest dated proxy revokes an earlier dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For such notice of revocation or later proxy to be valid, however, it must actually be received by VDI prior to the vote of the VDI shareholders at the special meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker in order to change your vote.

   All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you do not specify how your proxy is to be voted, it will be voted in favor of approval and adoption of the principal terms of the merger agreement and approval of the principal terms of the reorganization merger. The VDI Board is unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

Solicitation of Proxies

   The cost of soliciting the proxies from the VDI shareholders will be borne by VDI. In addition to the solicitation of proxies by mail, VDI will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of shares of VDI and secure their voting instructions, if necessary. VDI will reimburse such record holders for their reasonable out-of-pocket expenses in doing so.

Record Date and Voting Rights

   Record Date. The VDI Board has fixed March 15, 2000 as the record date for the determination of the VDI shareholders entitled to receive notice of and to vote at the special meeting. Accordingly, only VDI shareholders of record at the close of business on such date will be entitled to notice of and to vote at the special meeting. At the close of business on the record date, there were shares of VDI common stock entitled to vote at the special meeting
held by approximately              holders of record.

   Quorum Requirement. The presence, in person or by proxy, of shares of VDI common stock representing a majority of the total voting power of the VDI common stock entitled to vote on the record date is necessary to constitute a quorum at the special meeting.

   Voting Rights. Each share of VDI common stock outstanding on the record date entitles its holder to one vote as to (1) the proposal to approve and adopt the principal terms of the merger agreement and to approve the principal terms of the reorganization merger and (2) any other proposal that may properly come before the special meeting.

   Vote Required. Under the California General Corporation Law, or the CGCL, the adoption and approval of the principal terms of the merger agreement and the approval of the principal terms of the reorganization merger require the affirmative vote of the holders of a majority of the outstanding shares of VDI common stock entitled to vote on the reorganization merger and on the merger agreement. Please note, however, that R. Luke Stefanko and Julia Stefanko have entered into a shareholders agreement pursuant to which they have agreed to vote all of their shares in favor of the reorganization merger and the merger agreement. As a result, unless the shareholders agreement is terminated and as long as the special meeting is held, it is expected that the reorganization merger and the merger agreement will be approved.

   Abstentions and Broker Non-Votes. VDI intends to count shares of VDI common stock present in person at the special meeting but not voting, and shares of VDI common stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the VDI special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of VDI common stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted at the special meeting without specific instructions from such customers. Shares of VDI common stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are broker non-votes.

   Because approval of the merger agreement and the reorganization merger requires the affirmative vote of a majority of outstanding shares of VDI common stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the VDI Board urges VDI shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

   As of the record date, approximately 5,374,194 shares of VDI common stock, or approximately 59% of the shares entitled to vote at the special meeting, were owned by directors and executive officers of VDI. It is currently expected that each such director and executive officer will vote the shares of the VDI common stock beneficially owned by him or her for approval of the merger agreement and the reorganization merger. Furthermore, each of R. Luke Stefanko and Julia Stefanko have agreed in the shareholders agreement to vote, and have given a proxy to vote, their shares of VDI common stock, which in the aggregate represent approximately 58% of the shares outstanding as of the close of business on the record date, in favor of the merger agreement and the reorganization merger.

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

Recommendation of the VDI Board

   The VDI board has approved the mergers, the merger agreement and the transactions contemplated thereby. The VDI board believes that the mergers, the merger agreement and the transactions contemplated thereby are in the best interests of VDI and the VDI shareholders, and recommend that the VDI shareholders vote "FOR" adoption and approval of the principal terms of the merger agreement and approval of the principal terms of the reorganization merger. See "SPECIAL FACTORS--Reasons for the Mergers; Recommendations to Shareholders" on page 22.

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

 COMPARISON OF THE RIGHTS OF HOLDERS OF VDI COMMON STOCK ANDVDI DELAWARE COMMON
                                     STOCK

   As a consequence of the consummation of the proposed reorganization merger, the shareholders of VDI, a California corporation, will become shareholders of VDI Delaware, a Delaware corporation. Delaware corporations are governed by the Delaware General Corporation Law, or the "DGCL." California corporations are governed by the California General Corporation Law, or the "CGCL." Thus, the rights of former VDI shareholders will be governed by the DGCL rather than the CGCL.

   Differences between the CGCL and the DGCL and between the charters and bylaws of VDI and VDI Delaware will result in several changes in the rights of shareholders of VDI if the reorganization merger is effected. Certain differences between the rights of holders of shares of VDI Delaware common stock and shares of VDI common stock are summarized below. The summary is qualified in its entirety by reference to the CGCL, the DGCL and the governing corporate instruments of VDI Delaware and VDI, to which shareholders are referred. Copies of the VDI Delaware certificate of incorporation and VDI Delaware bylaws are available for inspection at the offices of VDI Delaware and copies will be sent to the holders of VDI common stock upon request. Pursuant to Sections 1500 and 213 of the CGCL, copies of the VDI articles of incorporation and the VDI bylaws are available for inspection at the principal executive offices of VDI.

Dividends and Repurchases of Shares

 VDI

   California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. Generally, a California corporation may pay dividends or repurchase shares out of retained earnings. Dividends or repurchases of shares may also be made if, immediately after giving effect thereto, the sum of (1) the assets (excluding goodwill and certain other assets) of the corporation is at least equal to 1.25 times its liabilities (excluding certain deferred credits) and (2) the current assets of such corporation is at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes and interest expense for the two preceding fiscal years were less than the average of the interest expense of such corporation for such fiscal years, at least equal to 1.25 times its current liabilities. Under the CGCL, there are exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

 VDI Delaware

   The concepts of par value, capital and surplus are retained under Delaware law. Under the DGCL, a corporation may declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Special Meetings of Shareholders; Quorum; Shareholder Action by Written Consent

 VDI

   Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the charter or bylaws. The VDI restated articles and restated bylaws do not provide for any such additional persons.

   A quorum for a meeting of shareholders of VDI is generally a majority of the outstanding shares of VDI entitled to vote at such a meeting. An action by shareholders of VDI requires a majority of votes cast at a meeting of shareholders. The CGCL provides that these quorum requirements may be increased or decreased by amendment of the charter, except that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

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

   Under the CGCL, unless otherwise provided in the articles of incorporation, any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that the election of directors by written consent requires the unanimous consent of all shares entitled to vote. The VDI restated articles contain provisions that prohibit actions by written consent of its shareholders as long as VDI's stock is registered under the Exchange Act.

 VDI Delaware

   Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The bylaws of VDI Delaware grant the President for any purpose and the President, if directed by the board of directors as requested in writing by the holders of shares the capital stock of VDI Delaware entitled to cast not less than a majority of votes at the meeting, the right to call a special meeting.

   The DGCL provides that, unless limited by the certificate of incorporation, any action that could be taken by stockholders at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The VDI Delaware restated certificate of incorporation limits the right of the stockholders to take action by written consent as long as VDI's stock is registered under the Exchange Act.

Certain Voting Rights

 VDI

   California law generally requires approval of any reorganization, which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations, or sale of all or substantially all of the assets of a corporation, by the affirmative vote of the holders of a majority, unless the charter requires a higher percentage, of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. The VDI restated articles do not require a higher percentage of the holders of shares of VDI common stock to approve any such reorganization.

   In general, under the CGCL, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities, other than warrants or rights, of the surviving or acquiring corporation, or the parent of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent.

   Under the CGCL, a parent corporation may, without shareholder approval, merge a subsidiary into itself if the parent corporation owns at least 90% of the outstanding shares of each class of stock of such subsidiary.

 VDI Delaware

   Delaware law provides that, unless otherwise specified in a corporation's certificate of incorporation, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors, except in certain limited circumstances, plus with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

   Under the DGCL, unless a corporation's certificate of incorporation expressly provides otherwise, there is no requirement that the holders of the outstanding shares approve a reorganization if certain conditions are met, including: (1) the corporation and its subsidiary are the only constituent corporations to the merger; (2) the corporation's stockholders receive in the merger the same number of shares of stock in the new company as they owned prior to the reorganization, and this stock must have, among other things, the same voting powers as the stock of the corporation before the reorganization; (3) the parent company after the reorganization must be a Delaware company with the same certificate of incorporation and bylaws that the corporation had prior to the reorganization, subject to limited exceptions; (4) after the reorganization, the corporation or its successors becomes a subsidiary of the parent; (5) the directors of the corporation immediately prior to the reorganization become the directors of the parent following the reorganization; and (6) the certificate of incorporation of the subsidiary is amended to provide that any action involving the subsidiary that would have required the vote of its stockholders prior to the merger will require, following the merger, the approval of the stockholders of the parent.

   The VDI Delaware restated certificate of incorporation does not contain vote requirements for extraordinary corporate transactions in addition to or different from the approvals mandated by law.

Size and Classification of the Board of Directors

 VDI

   Under the CGCL, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders.

   Under the CGCL, a listed corporation may, by amendment to its charter or bylaws, divide its board of directors into as many as three classes, and directors can be elected to serve staggered terms. The VDI articles of incorporation and bylaws contain no such provision and, accordingly, all directors are elected annually for a term of one year or until a successor is elected. A "listed corporation" is defined under the CGCL as a corporation with
(1) securities listed on the New York Stock Exchange or the American Stock Exchange or (2) securities designated as a National Market System security or the Nasdaq National Market if the corporation has at least 800 holders of equity securities.

 VDI Delaware

   Under the DGCL, directors are elected at each annual stockholders meeting, unless their terms are staggered. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. The VDI Delaware amended and restated certificate of incorporation and bylaws contain no such provision and accordingly, all directors will be elected annually for a term of one year or until their successors are elected.

Election of Directors

 VDI

   Under the CGCL, unless the corporate charter provides otherwise, any shareholder of a listed corporation is entitled to cumulate his votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes and the corporation's charter does not specifically eliminate cumulative voting.

 VDI Delaware

   Under the DGCL, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides. The VDI Delaware amended and restated certificate does not contain such a provision.


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Removal of Directors; Filling Vacancies on the Board of Directors

 VDI

   Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed, unless the entire board is removed, when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected. In the case of a corporation whose board is classified, a director may not be removed if the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same number of votes were cast.

   Under the CGCL, unless otherwise provided in the charter or bylaws and except for a vacancy created by the removal of a director, vacancies on the board of directors may be filled by approval of the board. The VDI restated articles of Incorporation and restated bylaws contain no provisions to the contrary. In addition, any vacancy not filled by the directors and any vacancies on the board resulting from the removal of directors may be filled by approval of the shareholders.

 VDI Delaware

   Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. The VDI Delaware amended and restated certificate of incorporation does not provide for cumulative voting or for a classified board of directors. Consequently, any director may be removed from office at any time with or without cause upon the affirmative vote of the holders of a majority of the then outstanding voting stock.

   Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. The VDI Delaware bylaws provide that any vacancy or newly created directorship resulting from any increase in the number of directors may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

Amendment of Charter and Bylaws

 VDI

   Under the CGCL, amendments to the charter of a corporation generally require approval by vote of the directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter.

   Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors except (1) if the number of directors is set forth in the charter, in which case such number may only be changed by an amendment to the charter, or
(2) if the charter requires a larger percentage of shareholder or director vote to approve a given action.

 VDI Delaware

   Under the DGCL, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares and a majority of the outstanding shares of each class entitled to vote upon the proposed amendment.

   Delaware law provides that a corporation's bylaws may be amended by that corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, by the corporation's directors.

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Dissenters' Appraisal Rights

 VDI

   The provisions of the CGCL relating to dissenters' rights of appraisal are described in "THE MERGERS--Dissenters' Rights of Appraisal" on page 40.

 VDI Delaware

   Under Delaware law, in certain circumstances, a stockholder of a Delaware corporation is entitled to demand appraisal and obtain payment of the judicially determined fair value of its shares in the event of any plan of merger or consolidation to which the corporation, the shares of which it holds, is a party, provided such stockholder continuously holds such shares through the effective date of the merger, otherwise complies with the requirements of Delaware law for the perfection of appraisal rights and does not vote in favor of the merger. However, this right to demand appraisal does not apply to stockholders if: (1) they are stockholders of a surviving corporation and if a vote of the stockholders of such corporation is not necessary to authorize the merger or consolidation; or (2) the shares held by the stockholders are of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation. Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders thereof are required by the terms of an agreement of merger or consolidation to accept for their stock anything except: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation; (2) shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 shareholders; (3) cash in lieu of fractional shares of the corporations described in (1) and (2); or
(4) any combination of the shares of stock and cash in lieu of fractional shares described above.

   A Delaware corporation may provide in its certificate of incorporation that appraisal rights will be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party or a sale of all or substantially all of the assets of the corporation. The VDI Delaware restated certificate of incorporation does not contain any provision regarding appraisal rights.

   Although shareholders of VDI have dissenters' appraisal rights in the reorganization merger, stockholders of VDI Delaware after the reorganization merger will not have dissenters' appraisal rights in the acquisition merger.

Certain Business Combinations and Reorganizations

 VDI

   The CGCL generally requires that, unless all shareholders of a class or series consent, each share of such class or series of any party to a merger must be treated equally with respect to any distribution of cash, property, rights or securities. The CGCL also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent.

   The CGCL also provides generally that if a tender offer or a written proposal for certain business combinations is made to some or all of a corporation's shareholders by an "interested party," an affirmative written opinion as to the fairness of the consideration to such shareholders must be delivered. An "interested party" is generally a control person of the target corporation, an entity directly or indirectly controlled by an officer or director of such corporation or an entity in which a material financial interest is held by any director or executive officer of such corporation.

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 VDI Delaware

   Under Section 203 of the DGCL, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

   Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person who or group which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, warrants or options, and stock with respect to which the person has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

   For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder, except proportionately with the corporation's other stockholders, of assets of the corporation or a subsidiary equal 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder, except for transfers in an conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock; or any receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

   The three-year moratorium imposed on business combinations by Section 203 does not apply if: (1) prior to the time at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (2) the interested stockholder owns at least 85% of the corporation's voting stock upon consummation of the transaction which made it an interested stockholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or (3) on or after the time such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66-2/3% of the voting stock not owned by the interested stockholder.

   Section 203 applies only to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as Nasdaq, or are held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and, in the case of a bylaw amendment, may not be further amended by the board of directors. VDI Delaware has elected not to be governed by Section 203 of the DGCL.

Limitation on Directors' Liability

 VDI

   The CGCL provides that a corporation's charter may contain a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. However, no such provision may eliminate or limit the liability of directors:

     1. for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

     2. for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director,

     3. for any transaction from which a director derived an improper personal benefit,

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     4. for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders,

     5. for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders,

     6. for any improper transaction between a director and a corporation in which the director has a material financial interest,

     7. for any unlawful distribution to the shareholders of a corporation or any unlawful loan of money and property to, or guarantee of the obligations of, any director or officer of the corporation,

     8. for any act or omission occurring prior to September 27, 1987 when
  Section 204 of the CGCL became effective, or

     9. for the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

   The VDI amended and restated articles provides that the liability of VDI directors for monetary damages will be eliminated to the fullest extent permissible under the CGCL.

 VDI Delaware

   Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. The VDI Delaware amended and restated certificate of incorporation provides that no director of VDI Delaware shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification of Officers and Directors; Insurance

 VDI

   Under California law, a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action, other than an action by or in the right of the corporation to procure a judgment in its favor, against expenses, judgments, fines and settlements if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner that person believed to be in the best interests of the corporation and its shareholders. An agent of a corporation for purposes of the CGCL includes directors, officers, employees and other agents of such corporation or anyone who is or was serving at the request of the corporation as a director, officer, employee or other agent of a foreign or domestic corporation, partnership, joint ventures or other enterprises or a predecessor corporation. A corporation must indemnify any agent who successfully defends himself in any threatened, pending, or completed action by or in the right of the corporation by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by him. Expenses incurred by an agent in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

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

   Under the CGCL, termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person is prohibited from being indemnified.

   The indemnification authorized by the CGCL is not exclusive and a corporation may grant its directors certain additional rights to indemnification. The VDI restated bylaws permit VDI to indemnify each of its agents in excess of the indemnification otherwise permitted by the CGCL with respect to actions for breach of duty to VDI, subject to certain limitations imposed by the CGCL.

 VDI Delaware

   Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determine the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by him. Expenses incurred by an officer or director, or other employees or agents as deemed appropriate by the board of directors, in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the VDI Delaware bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

   Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

   The VDI Delaware bylaws provide for the indemnification to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director, officer or employee of VDI Delaware or serves or served any other enterprise at the request of VDI Delaware.

Loans to Officers and Employees

 VDI

   Under California law, the directors of a California corporation are not authorized to approve loans or guaranties to or on behalf of officers, whether or not such officers are directors, unless (1) the outstanding shares of the Corporation are held by 100 or more shareholders, (2) the corporation has a bylaw approved by the outstanding shares authorizing the board alone to approve such loans or guaranties and (3) if the board determines, without counting the vote of any interested director or directors, that such loans or guaranties may reasonably be expected to benefit the corporation.

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

 VDI Delaware

   Under Delaware law, a corporation, its officers or other employees may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries, including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation, even without approval of the stockholders.

Inspection of Shareholders' List

 VDI

   The CGCL allows any shareholder to inspect a corporation's shareholders' list for a purpose reasonably related to such person's interest as a shareholder. In addition, the CGCL provides an absolute right to inspect and copy the corporation's shareholders' list to persons holding an aggregate of 5% or more of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors.

 VDI Delaware

   The DGCL allows any stockholder to inspect a corporation's stockholders' list for a purpose reasonably related to such person's interest as a stockholder. The DGCL does not provide for any absolute right of inspection, and no such right is granted under the restated certificate of incorporation or bylaws of VDI Delaware.

Interested Director Transactions

 VDI

   Under the CGCL certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the CGCL, (1) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" to the corporation, or (2) the contract or transaction must have been just and reasonable or fair, as applicable, to the corporation at the time it was approved. In the latter case, the CGCL explicitly places the burden of proof on the interested director. Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contact or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors, except that interested directors may be counted for purposes of establishing a quorum. Therefore, there are certain transactions that the board of directors of VDI might not be able to approve because of the number of interested directors, or the exclusion of interested director shares. VDI is not aware of any plans to propose any transaction involving directors of VDI which could not be so approved under the CGCL.

 VDI Delaware

   The DGCL is similar to the CGCL, except under the DGCL, board approval of contracts in which directors have an interest require that the contract or transaction must also be "fair" to the corporation. In addition, under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions could be approved by a majority of the disinterested directors of VDI Delaware, although less than a majority of a quorum, or by a majority of all voting shares, which might not include a majority of the disinterested shares. VDI Delaware is not aware of any plans to propose any transaction involving directors of VDI Delaware which could not be so approved under the DGCL.


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Voting By Ballot

 VDI

   The CGCL provides that the election of directors need not be by ballot unless a shareholder demands election by ballot at the shareholders' meeting or unless the bylaws require voting by ballot. VDI's bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands voting by ballot, in which case such vote must be by ballot.

 VDI Delaware

   Under the DGCL, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The amended and restated certificate of incorporation of VDI Delaware does not so provide for such a restriction.

Shareholder Derivative Suits

 VDI

   The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

 VDI Delaware

   Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The DGCL does not have a bonding requirement similar to that in California.

Dissolution

 VDI

   Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation.

 VDI Delaware

   Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution of a Delaware corporation is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. VDI Delaware's amended and restated certificate of incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of VDI Delaware which had previously been approved by its board of directors.

Rights Plan

 VDI

   The CGCL does not prohibit corporations from issuing stock purchase rights. VDI has not adopted a shareholder rights agreement.

 VDI Delaware

   The DGCL does not prohibit corporations from issuing stock purchase rights. VDI Delaware has not adopted a stockholder rights agreement.

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

Doctrine of Independent Legal Significance

   The Delaware courts apply the traditional Delaware doctrine that a corporation may choose among several possible ways to reach a result, and if it chooses one way it need not observe statutory or common law requirements applicable to the way not chosen. This is known as the doctrine of "independent legal significance." The doctrine stands for the proposition that actions taken pursuant to the authority of various sections of the law constitute acts of independent legal significance and their validity is not dependent on other sections of an act. The separate sections of the corporation law are considered to be of equal dignity, and a corporation is allowed to resort to one section without having to meet the requirements of a different section. The doctrine of independent legal significance may not apply in California.

Application of The General Corporation Law of California To Delaware
Corporations

   Under Section 2115 of the CGCL, certain foreign corporations (i.e. corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the CGCL applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporation transactions, dissenters' and appraisal rights and inspection of corporate records.

   The provisions of Section 2115 are not applicable where a corporation has a class of securities listed on the Nasdaq National Market and has more than 800 shareholders (whether or not of record). Section 2115 will not apply to VDI Delaware following the reorganization merger, nor is it expected that it will apply following the acquisition merger.

                           CERTAIN PENDING LITIGATION

   VDI is party to two class action lawsuits that allege claims against VDI and its directors for breach of fiduciary duty alleged to have arisen from the transactions contemplated by the merger agreement. One lawsuit alleges breaches, including, but not limited to, alleged failure to announce any active auction, open bidding or similar procedure, taking actions designed to halt any other offers and deter higher offers so as to protect the interests of the defendants at the expense of VDI's shareholders, and failure to take action that would maximize shareholder value. These lawsuits also name Bain Capital as an aider and abetter of these alleged breaches of fiduciary duty. The other lawsuit has been amended and claims that the merger agreement failed to maximize shareholder value and/or fails to make full disclosure in connection with the planned mergers. These lawsuits were filed in the Superior Court of the State of California for the County of Los Angeles (Hanken v. VDI MultiMedia, et al., Case No. BC 222355 and McAllister v. VDI MultiMedia, et al., Case No. BC 222394). The principal relief sought is certification of the putative class, an injunction against the mergers and damages and attorneys' fees in an unspecified amount. The lawsuits were filed on December 28, 1999 and December 29, 1999 prior to the time when much of the information about the matters alleged was publicly available.

   VDI believes that the allegations contained in the complaints are without merit and intends to contest the actions vigorously, on behalf of itself and its directors.

                     INFORMATION ABOUT VDI AND VDI DELAWARE

General

   VDI is a leading provider of video, audio and film asset management services to owners, producers and distributors of entertainment and advertising content. VDI provides the services necessary to edit, master, reformat, archive, duplicate, manipulate and ultimately distribute its clients' video and audio content, including television programming, spot advertising, feature films and movie trailers.

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

   VDI provides worldwide electronic distribution, using fiber optics and satellites, through its Broadcast One(R) network. VDI delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to thousands of broadcast outlets worldwide.

   VDI seeks to capitalize on growth in demand for the services related to the distribution of entertainment content, without assuming the production or ownership risk of any specific television program, feature film or other form of content. The primary users of VDI's services are entertainment studios and advertising agencies that generally choose to outsource such services, due to the sporadic demand for such services and the fixed costs of maintaining a high-volume physical plant.

   Since its first acquisition in 1997, VDI has successfully completed seven acquisitions of companies providing similar services. The latest of these acquisitions occurred in November 1998 when VDI acquired the assets of Dubs, Inc., one of VDI's largest direct competitors in Hollywood. VDI will continue to evaluate acquisition opportunities to enhance its operations and profitability. As a result of these acquisitions, VDI is one of the largest and most diversified providers of technical and distribution services to the entertainment industry, and therefore is able to offer its customers a single source for such services at prices that reflect VDI's scale economies.

Initial Public Offering of VDI

   On February 18, 1997, VDI completed its initial public offering of 3,100,000 shares of common stock at a price to the public of $7.00 per share. As a result of the offering, VDI received aggregate proceeds of approximately $17,900,000 after deducting the underwriters' discounts and commissions and offering expenses.

Management and Additional Information

   Certain information relating to the identity and background of each of VDI's directors and executive officers, executive compensation, various benefits plans (including VDI's stock option plan), certain relationships and related transactions and other related matters as to VDI is set forth in the VDI's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, a copy of which is incorporated herein by reference.

VDI Delaware

   VDI Delaware is a wholly owned subsidiary of VDI. VDI Delaware was originally incorporated in the state of Delaware on April 26, 1990 under the name "Fast Forward, Inc." On December 23, 1999, VDI Delaware filed a certificate of amendment with the Secretary of State of the State of Delaware to change its name to "VDI MultiMedia, Inc."

   Upon consummation of the reorganization merger, VDI Delaware will be the surviving corporation and VDI will cease to exist. The assets, liabilities and businesses of VDI will transfer from VDI to VDI Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of February 15, 2000 regarding the beneficial ownership of VDI's common stock by each person who is known by VDI to beneficially own more than 5% of the outstanding shares of VDI's common stock, each director of VDI, certain executive officers of VDI, and all directors and executive officers as a group. VDI Delaware is a wholly owned subsidiary of VDI and as a result may be deemed to be an affiliate of VDI. The current directors and executive officers of VDI Delaware are R. Luke Stefanko and Donald R. Stine.

                                                       Approximate
                                                        Number of
                                                          Shares
                                                       Beneficially Percentage
Name                                                    Owned (1)     Owned
----                                                   ------------ ----------
VMM Merger Corp.(2)...................................  5,376,400      58.0%
R. Luke Stefanko......................................  5,381,066      58.4%
Donald R. Stine.......................................    103,710       1.1%
Thomas J. Ennis.......................................      7,500         *
Clarke W. Brewer......................................     23,000         *
Robert C. Semmer......................................     25,507         *
Robert S. Feuerman....................................      4,000         *
Fred S. Teng..........................................          0         *
All current directors and executive officers as a
 group (seven persons)................................  5,544,783      60.2%

--------
 *  Less than 1%.
(1) Includes shares of common stock that can be acquired by exercise of vested and exercisable stock options within 60 days of the record date, as follows: Mr. Stefanko--114,666 shares; Mr. Stine--59,666 shares; Mr. Ennis--7,500 shares; Mr. Brewer--20,000 shares; Mr. Semmer--23,757 shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, options held by that person that are currently exercisable or exercisable within 60 days of the record date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.
(2) VMM Merger Corp. and certain of its affiliates filed a Schedule 13D filed with the Securities and Exchange Commission on January 5, 2000 with respect to the shares of VDI common stock that may be deemed to be beneficially owned by them by virtue of the terms of the shareholders agreement described in this proxy statement. Includes 55,000 shares of common stock that can be acquired by Mr. Stefanko by exercise of vested and exercisable stock options as of the date of the shareholder's agreement. The address for VMM Merger Corp. and the other reporting persons with respect to such
    Schedule 13D is c/o Bain Capital, Inc. Two Copley Place, Boston Massachusetts 02116.

   The above table does not include shares of common stock issuable upon exercise of outstanding stock options which have not vested or are not exercisable and which will not vest or which will not be exercisable within 60 days of the record date as follows: Mr. Stefanko--119,334 shares; Mr. Stine-- 619,334 shares; Mr. Ennis--30,000 shares; Mr. Brewer--45,000 shares; Mr. Semmer--51,667 shares; Mr. Feuerman--15,000 shares; Mr. Teng--15,000 shares.

                   DESCRIPTION OF VDI DELAWARE CAPITAL STOCK

   Set forth below is a description of the common stock of VDI Delaware. The following statements are summaries of, and are subject to the detailed provisions of, the VDI Delaware amended and restated certificate of incorporation and bylaws, and to the relevant provisions of the DGCL.

   VDI Delaware currently is authorized to issue up to 200 shares of common stock, par value $.01 per share. Dividends may be paid on the VDI Delaware common stock out of funds legally available therefor, when and if declared by the VDI Delaware board.

   Holders of VDI Delaware common stock are entitled to share ratably in the assets available for distribution on liquidation, dissolution or winding up, subject, if preferred stock of VDI Delaware is then authorized and outstanding, to any preferential rights of such preferred stock. Each share of the VDI Delaware common stock entitles the holder thereof to one vote at all meetings of stockholders, and such votes are noncumulative. The VDI Delaware common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any pre-emptive rights.

   If the reorganization merger is approved by the requisite vote of the shareholders of VDI and all of the conditions to the mergers are satisfied or waived, immediately prior to the effective time of the reorganization merger, we will amend and restate the certificate of incorporation of VDI Delaware. Under the amended and restated certificate of incorporation, VDI Delaware will be authorized to issue 50,000,000 shares of common stock as compared to the 200 shares of common stock it was authorized to issue prior to the reorganization merger. In addition, it will be authorized to issue 5,000,000 shares of preferred stock.

   In addition, the bylaws of VDI Delaware as in effect at the effective time will be the bylaws of VDI Delaware following the reorganization merger and the bylaws of Merger Sub will be the bylaws of VDI Delaware following the acquisition merger until thereafter changed or amended as provided therein or by applicable law.

                               PURCHASE OF SHARES

   The following table indicates, with respect to any purchases of VDI common stock made by VDI or any affiliate of VDI since January 1, 1997, the range of prices paid for such stock, the amount of shares purchased and the average purchase price for such shares for each quarterly period since January 1, 1997:

                                                  Amount of             Average
                                     Quarterly     Shares    Range of   Purchase
Purchaser                             Period      Purchased   Prices     Price
---------                         --------------- --------- ----------- --------
Donald R. Stine(1)...............  1/1/97-3/31/97   72,000        $7.00   $7.00
Robert C. Semmer(1)..............  1/1/97-3/31/97   10,424        $7.00   $7.00
VDI(2)...........................  1/1/98-3/31/98  461,700  $4.87-$5.77  $5.524
VDI(2)........................... 3/31/98-6/30/98  111,000  $5.31-$5.56  $5.467
Robert C. Semmer.................  1/1/99-3/31/99    1,750        $5.63   $5.63

--------
(1) Represents purchases made pursuant to the exercise of options to purchase shares of VDI common stock.

(2) Represents purchases made by VDI pursuant to its board approved share repurchase program.

            CERTAIN INFORMATION CONCERNING MERGER SUB, BAIN CAPITAL
                      DONALD R. STINE AND ROBERT C. SEMMER

   Merger Sub. Merger Sub is a Delaware corporation incorporated on December 3, 1999 at the direction of Bain Capital for the purpose of acquiring control of VDI through a recapitalization. Pursuant to the terms of the merger agreement, Merger Sub will not have any significant assets or liabilities prior to the effective date of the mergers, nor engage in any activities other than those involving the mergers. All of the outstanding capital stock of Merger Sub is currently owned by Bain Capital Fund VI, L.P.

   The services of Bain Capital and its affiliates in connection with the mergers include the formation of Merger Sub, planning of the capital structure of the Merger Sub and the surviving corporation, obtaining commitments and negotiating definitive agreements with respect to the financing and negotiation of the merger agreement.

   Bain Capital, Inc. Bain Capital is a private equity investment firm headquartered in Boston, Massachusetts. Since its founding in 1984, Bain Capital has invested in more than 130 companies and currently manages more than $7 billion of assets. Bain Capital's investment strategy is to acquire businesses in partnership with exceptional management teams and improve the long-term value of those businesses. Bain Capital is a management company that is under common control with those entities that control the investment funds discussed below.

   The investment to be made in Merger Sub by Bain Capital is expected to be made by Bain Capital Fund VI, L.P., a Delaware limited partnership ("Fund VI"), BCIP Associates II, BCIP Associates II-B and BCIP Associates II-C, each a Delaware general partnership (collectively, the "BCIP Entities" and together with Fund VI, the "Bain Capital Funds"). Bain Capital Partners VI, L.P., a Delaware limited partnership ("BCPVI"), is the sole general partner of Fund VI. Bain Capital Investors, Inc., a Delaware corporation ("Bain Investors VI"), is the sole general partner of BCPVI. Bain Capital is the sole managing partner of the BCIP Entities. Mr. W. Mitt Romney is the sole stockholder, sole director, Chief Executive Officer and President of Bain Investors VI and Bain Capital. As a result, the Bain Capital Funds and Bain Capital are under common control.

   The other executive officers of Bain Investors VI and Bain Capital are as follows:

Name                                                                 Title
----                                                                 -----
Joshua Bekenstein............................................. Managing Director
Edward Conard................................................. Managing Director
John P. Connaughton........................................... Managing Director
David Dominik................................................. Managing Director
Paul B. Edgerley.............................................. Managing Director
Robert C. Gay................................................. Managing Director
Michael A. Krupka............................................. Managing Director
Jonathan A. Lavine............................................ Managing Director
Ronald P. Mika................................................ Managing Director
Mark E. Nunnelly.............................................. Managing Director
Stephen G. Pagliuca........................................... Managing Director
Dwight Polar.................................................. Managing Director
Joseph J. Pretlow............................................. Managing Director
Robert F. White............................................... Managing Director

   Messrs. Ed Brakeman and Domenic Ferrante also serve as Managing Directors of Bain Capital. Each of the executive officers of Bain Investors VI and Bain Capital has served as a Managing Director and/or a Principal of Bain Capital during the last five years. Each managing director and/or executive officer of Bain Investors VI and Bain Capital is a citizen of the United States. Certain of the Managing Directors of Bain Investors VI and Bain Capital hold similar positions at other investment funds associated with Bain Capital. The address for Fund VI, BCPVI, Bain Investors VI, Bain Capital, Mr. Mitt Romney and all of the other executive officers of Bain Investors VI and Bain Capital is Two Copley Place, Boston, Massachusetts 02116.

   The principal business and office address of Donald R. Stine and Robert C. Semmer is c/o VDI MultiMedia, 7083 Hollywood Boulevard, Suite 200, Hollywood, CA 90028. Mr. Stine is President and Secretary of VDI and Mr. Semmer is Senior Vice President of Operations of VDI. Each of Messrs. Stine and Semmer is a U.S. citizen. The business telephone number for Messrs. Stine and Semmer is (323) 957-7990.

   None of the filing persons or the other persons or entities discussed above was, during the past five years, convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was, during the past five years, a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                      WHERE YOU CAN FIND MORE INFORMATION

   VDI files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information filed by VDI are also available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   You should rely only on the information contained or incorporated by reference in this proxy statement. Because there is no safe harbor for forward-looking statements in connection with a going private transaction, the reports incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor. VDI has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.
This proxy statement is dated       , 2000. You should not assume that the
information contained in this proxy statement is accurate as of any date other than that date or such other date as this proxy statement indicates. The mailing of this proxy statement to VDI shareholders does not create any implication to the contrary.

VDI Incorporated Documents

   As allowed by the Commission rules, this proxy statement does not contain all the information set forth in VDI's Annual Report on Form 10-K, as amended for the year ended December 31, 1998. The Commission allows VDI to "incorporate by reference" information into this proxy statement, which means that VDI can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. Because there is no safe harbor for forward-looking statements in connection with a going private transaction, the reports incorporated by reference herein are incorporated exclusive of the language claiming the safe harbor.

   This proxy statement incorporates by reference the documents set forth below that VDI has previously filed with the Commission. These documents contain important information about VDI and its finances and should be reviewed carefully and fully. Some of these filings have been amended by later filings, which are also listed.

 VDICommission Filings
    (File No. 000-
        21917)                            Period/As of Date
----------------------                    -----------------
   Annual Report on Form 10-K and Form
    10-K/A............................... Year ended 12/31/98
   Quarterly Report on Form 10-Q......... Quarters ended 9/30/99, 6/30/99, 3/31/99
   Current Report on Form 8-K............ 1/11/00

   All documents filed by VDI under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the date of the special meeting will be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part hereof, except as so modified or superseded.

   Any documents filed by VDI with the Commission and incorporated by reference (excluding exhibits, unless specifically incorporated in this proxy statement) are available without charge upon written request to Clarke W. Brewer, Chief Financial Officer, VDI MultiMedia, 7083 Hollywood Boulevard, 2nd Floor, Hollywood, California 90028. Telephone requests may be directed to Clarke Brewer at (323) 957-7990.

   If you would like to receive documents from VDI, please request them by April 9, 2000, in order to receive them before the special meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements of VDI at December 31, 1998 and December 31, 1997, and for each of the three years in the period ended December 31, 1998, included in VDI's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 incorporated by reference in this proxy statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report therein.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting. Such representatives will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   VDI will hold its 2000 annual meeting of VDI shareholders only if the mergers are not consummated. In the event that such a meeting is held, any proposals of VDI shareholders intended to be presented at the 2000 annual meeting of VDI shareholders must be received by the Corporate Secretary of VDI no later than May 5, 2000 in order to be considered for inclusion in the VDI 2000 annual meeting proxy materials.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the VDI Board knows of no matters that will be presented for consideration at the special meeting other than as described in this Proxy Statement. If any other matters shall properly come before either the special meeting or any adjournments or postponements thereof to be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the VDI board.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                VDI MultiMedia,

                             VDI MultiMedia, Inc.,

                                      and

                                VMM Merger Corp.

                         Dated as of December 24, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I       THE REORGANIZATION MERGER..............................    A-2
    Section 1.1  The Reorganization Merger..............................    A-2
    Section 1.2  Reorganization Closing.................................    A-2
    Section 1.3  Reorganization Effective Time..........................    A-2
    Section 1.4  Subsequent Actions.....................................    A-2
    Section 1.5  Certificate of Incorporation...........................    A-2
    Section 1.6  The Bylaws.............................................    A-3
    Section 1.7  Officers and Directors.................................    A-3
    Section 1.8  Employee Benefit Plans.................................    A-3

 ARTICLE II      CONVERSION OR CANCELLATION OF SHARES IN THE
                 REORGANIZATION MERGER..................................    A-3
    Section 2.1  Conversion or Cancellation of Shares...................    A-3
    Section 2.2  Transfer of Company Shares After the Reorganization
                 Effective Time.........................................    A-4
    Section 2.3  Treatment of Options...................................    A-4

 ARTICLE III     THE ACQUISITION MERGER.................................    A-4
    Section 3.1  The Acquisition Merger.................................    A-4
    Section 3.2  Acquisition Closing....................................    A-4
    Section 3.3  Acquisition Effective Time.............................    A-4
    Section 3.4  Subsequent Actions.....................................    A-4
    Section 3.5  Certificate of Incorporation...........................    A-5
    Section 3.6  The Bylaws.............................................    A-5
    Section 3.7  Officers and Directors.................................    A-5

 ARTICLE IV      CONVERSION OR CANCELLATION OF SHARES IN THE ACQUISITION
                 MERGER.................................................    A-5
    Section 4.1  Conversion or Cancellation of Shares...................    A-5
    Section 4.2  Payment for Company Sub Shares and Stock Options in the
                 Acquisition Merger.....................................    A-6
    Section 4.3  Transfer of Company Sub Shares After the Acquisition
                 Effective Time.........................................    A-7
    Section 4.4  No Liability...........................................    A-7
    Section 4.5  Lost Certificates......................................    A-7

 ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........    A-7
    Section 5.1  Organization and Qualification; Subsidiaries...........    A-7
    Section 5.2  Charter Documents and Bylaws...........................    A-8
    Section 5.3  Capitalization.........................................    A-8
    Section 5.4  Authority Relative to this Agreement...................    A-9
    Section 5.5  No Conflict; Required Filings and Consents.............    A-9
    Section 5.6  SEC Filings; Financial Statements......................   A-10
    Section 5.7  Absence of Certain Changes or Events...................   A-11
    Section 5.8  Intellectual Property..................................   A-11
    Section 5.9  Material Contracts.....................................   A-12
    Section 5.10 Environmental Matters..................................   A-14
    Section 5.11 Benefit Plans..........................................   A-14
    Section 5.12 Tax Matters............................................   A-15
    Section 5.13 Litigation.............................................   A-16
    Section 5.14 Opinion of Financial Advisor...........................   A-16
    Section 5.15 Brokers................................................   A-17
    Section 5.16 Properties and Assets..................................   A-17
    Section 5.17 Compliance with Laws in General........................   A-17

                                                                          Page
                                                                          ----
    Section 5.18 Labor Matters..........................................  A-17
    Section 5.19 Insurance..............................................  A-18
    Section 5.20 Customers and Suppliers................................  A-18
    Section 5.21 Company Expenses.......................................  A-18
    Section 5.22 Required Company Vote..................................  A-18
    Section 5.23 State Takeover Laws....................................  A-18

 ARTICLE VI      REPRESENTATIONS AND WARRANTIES OF MERGER SUB...........  A-19
    Section 6.1  Organization and Qualification; Subsidiaries...........  A-19
    Section 6.2  Certificate of Incorporation and Bylaws................  A-19
    Section 6.3  Authority Relative to this Agreement...................  A-19
    Section 6.4  No Conflict; Required Filings and Consents.............  A-19
    Section 6.5  Ownership of Merger Sub; No Prior Activities...........  A-20
    Section 6.6  Litigation.............................................  A-20
    Section 6.7  Financing..............................................  A-20
    Section 6.8  Brokers................................................  A-20

 ARTICLE VII     COVENANTS..............................................  A-20
    Section 7.1  Interim Operations of the Company......................  A-20

 ARTICLE VIII    ADDITIONAL AGREEMENTS..................................  A-22
    Section 8.1  Meeting of the Shareholders............................  A-22
    Section 8.2  Filings; Other Action..................................  A-23
    Section 8.3  Access.................................................  A-23
    Section 8.4  Notification of Certain Matters........................  A-24
    Section 8.5  Publicity..............................................  A-24
    Section 8.6  Indemnification........................................  A-24
    Section 8.7  Obligations of Merger Sub..............................  A-25
    Section 8.8  Stock Options..........................................  A-26
    Section 8.9  Employee Benefit Plans.................................  A-26
    Section 8.10 No Solicitation of Transactions........................  A-27
    Section 8.11 Third Party Standstill Agreements......................  A-28
    Section 8.12 Consents...............................................  A-28
    Section 8.13 SEC Reports............................................  A-28
    Section 8.14 Delisting..............................................  A-28
    Section 8.15 Actions Respecting Commitment Letters; Financing,
                 Notification...........................................  A-28
    Section 8.16 Financial Statements...................................  A-29
    Section 8.17 Shareholders Agreement.................................  A-29
    Section 8.18 State Takeover Laws....................................  A-29

 ARTICLE IX      CONDITIONS.............................................  A-29
    Section 9.1  Conditions to the Obligations of Each Party............  A-29
    Section 9.2  Additional Conditions to the Acquisition Merger........  A-30
    Section 9.3  Conditions to the Obligations of Merger Sub............  A-30
    Section 9.4  Conditions to the Obligations of the Company and
                 Company Sub............................................  A-31

 ARTICLE X       TERMINATION............................................  A-32
    Section 10.1 Termination by Mutual Consent..........................  A-32
    Section 10.2 Termination by Either Merger Sub or the Company........  A-32
    Section 10.3 Termination by Merger Sub..............................  A-32
    Section 10.4 Termination by the Company.............................  A-33
    Section 10.5 Effect of Termination and Abandonment..................  A-33

                                                                            Page
                                                                            ----
 ARTICLE XI       MISCELLANEOUS; GENERAL..................................  A-33
    Section 11.1  Payment of Expenses.....................................  A-33
    Section 11.2  Survival................................................  A-34
    Section 11.3  Modification or Amendment...............................  A-34
    Section 11.4  Counterparts............................................  A-34
    Section 11.5  Governing Law...........................................  A-35
    Section 11.6  Notices.................................................  A-35
    Section 11.7  Entire Agreement, etc...................................  A-35
    Section 11.8  Captions................................................  A-35
    Section 11.9  Certain Definitions.....................................  A-35
    Section 11.10 No Third Party Beneficiaries............................  A-36
    Section 11.11 Company Disclosure Schedule.............................  A-36

                           GLOSSARY OF DEFINED TERMS

                                         Position of
Defined Term                              Definition
------------                          ------------------
Acquisition Agreement of Merger       (S) 3.1
Acquisition Closing                   (S) 3.2
Acquisition Constituent Corporations  Preamble
Acquisition Effective Time            (S) 3.3
Acquisition Merger                    Recitals
affiliate                             (S) 4.1(a)
Agreement                             Preamble
Bain                                  Recitals
Bain Commitment Letter                Recitals
Benefit Plans                         (S) 5.11(c)
Certificates                          (S) 4.2(b)
Claim                                 (S) 8.6(b)
Class A Common                        (S) 4.1(c)
Class L Common                        (S) 4.1(c)
Closing                               (S) 3.2
Code                                  (S) 5.11(c)
Commitment Letters                    (S) 6.7
Common Stock                          Recitals
Company                               Preamble
Company Disclosure Schedule           Article V Preamble
Company Material Adverse Effect       (S) 5.1
Company Representatives               (S) 8.10(a)
Company Sub                           Preamble
Company Sub Common Stock              (S) 2.1(a)
Company Sub Shares                    (S) 4.1(a)
Company Subsidiary                    (S) 5.1
Competing Transaction                 (S) 8.10(b)
Computer Systems                      (S) 5.8(b)
Confidentiality Agreement             (S) 8.3
Conversion Schedule                   (S) 4.1(c)
CGCL                                  (S) 1.3
COBRA                                 (S) 5.11(f)
DGCL                                  (S) 1.1
Debt Commitment Letters               (S) 6.7
Dissenting Shareholder                (S) 2.1(c)
Dissenting Shares                     (S) 2.1(c)
Effective Time                        (S) 3.3
Environmental Laws                    (S) 5.10
ERISA                                 (S) 5.11(b)
Exchange Act                          (S) 5.5(b)
Exchange Fund                         (S) 4.2(a)
Expenses                              (S) 11.1(a)
Financing                             (S) 8.16
Governmental Authority                (S) 5.5(b)
HSR Act                               (S) 5.5(b)
Indemnified Parties                   (S) 8.6(b)
Intellectual Property                 (S) 5.8(a)
Law                                   (S) 5.5(a)
Liens                                 (S) 5.5(a)

Defined Term                             Position of Definition
------------                             ----------------------
Material Contracts                             (S) 5.9(b)
Mergers                                        Recitals
Merger Consideration                           (S) 4.1(a)
Merger Sub                                     Preamble
Merger Sub Companies                           (S) 4.1(a)
Merger Sub Material Adverse Effect             (S) 6.1
Multiemployer Pension Plans                    (S) 5.11(b)
NASDAQ/NMS                                     (S) 5.5(b)
Non-Plan Options                               (S) 8.8
Option Consideration                           (S) 8.8(c)
Options                                        (S) 5.3(a)
Option Plans                                   (S) 5.3(a)
Paying Agent                                   (S) 4.2(a)
Payment Fund                                   (S) 4.2(a)
Pension Plans                                  (S) 5.11(b)
Plan Options                                   (S) 8.8(c)
Plans                                          (S) 5.3
Proxy Statement                                (S) 8.1(b)
Reorganization Agreement of Merger             (S) 1.1
Reorganization Closing                         (S) 1.2
Reorganization Constituent Corporations        Preamble
Reorganization Effective Time                  (S) 1.3
Reorganization Merger                          Recitals
Reorganization Surviving Corporation           (S) 1.1
Representatives                                (S) 8.3
Rollover Shares                                (S) 4.1(a)
Rollover Shareholder                           Recitals
SEC                                            (S) 5.6(a)
SEC Reports                                    (S) 5.6(a)
Securities Act                                 (S) 5.6(a)
Shares                                         (S) 2.1(a)
Shareholders Agreement                         Recitals
Shareholders Meeting                           (S) 8.1(a)
Substitute Debt Financing                      (S) 8.15(b)
Superior Proposal                              (S) 8.10(c)
Surviving Corporation                          (S) 3.1
Terminating Company Breach                     (S) 10.3(a)
Terminating Merger Sub Breach                  (S) 10.4(a)
Transactions                                   Recitals
5% Shareholder                                 (S) 5.9(e)

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of December 24, 1999, between VDI MultiMedia, a California corporation (the "Company"), VDI MultiMedia, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Company Sub"), and VMM Merger Corp., a Delaware corporation ("Merger Sub"); the Company and Company Sub sometimes being hereinafter collectively referred to as the "Reorganization Constituent Corporations" and Company Sub and Merger Sub sometimes being hereinafter collectively referred to as the "Acquisition Constituent Corporations."

                                    RECITALS

   WHEREAS, the Company desires that it merge with and into Company Sub, all upon the terms and subject to the conditions of this Agreement (the "Reorganization Merger");

   WHEREAS, Company Sub desires that, upon the completion of the Reorganization Merger, Merger Sub merge with and into Company Sub, all upon the terms and subject to the conditions of this Agreement (the "Acquisition Merger" and collectively with the Reorganization Merger, the "Mergers");

   WHEREAS, the Board of Directors of the Company has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the Mergers are in the best interests of the Company and its shareholders and (B) the consideration to be paid for each share of common stock in the Acquisition Merger is fair to the shareholders of the Company and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby (the "Transactions") and to recommend approval and adoption by the shareholders of the Company of this Agreement and the Transactions;

   WHEREAS, the Company and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers;

   WHEREAS, those shareholders of the Company that are identified on Schedule I hereto or as may be added thereto from time to time by Merger Sub prior to the Effective Time (as defined below), subject to the limitations set forth thereon (each a "Rollover Shareholder" and collectively, the "Rollover Shareholders"), shall have certain of their shares of common stock, no par value, of the Company (the "Common Stock") converted into shares of the capital stock of the Surviving Corporation (as defined below) in connection with the Mergers as more fully described herein;

   WHEREAS, concurrently with the execution of this Agreement, Bain Capital Fund VI, L.P. ("Bain") has entered into an agreement with Merger Sub for the benefit of the Company in which it has agreed to cause Merger Sub to perform its obligations at or prior to the Effective Time (as defined below) hereunder and, subject to the conditions set forth therein, to invest a specified amount in Merger Sub at or prior to the Effective Time (the "Bain Commitment Letter"); and

   WHEREAS, concurrently with the execution of this Agreement, certain existing shareholders of the Company have entered into a shareholders agreement (the "Shareholders Agreement") pursuant to which such shareholders have agreed, among other things, to vote for the Reorganization Merger and to grant to Merger Sub a proxy with respect to the voting of their Subject Shares (as defined in the Shareholders Agreement) under the circumstances set forth in the Shareholders Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

              THE REORGANIZATION MERGERI THE REORGANIZATION MERGER

   Section 1.1 The Reorganization Merger.. Subject to the terms and conditions of this Agreement and of the Agreement of Merger attached hereto as Exhibit A (the "Reorganization Agreement of Merger"), at the Reorganization Effective Time (as defined below), the Company shall be merged with and into Company Sub and the separate corporate existence of the Company shall thereupon cease. Company Sub shall be the surviving corporation in the Reorganization Merger (sometimes hereinafter referred to as the "Reorganization Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Company Sub with all its rights, privileges, immunities and franchises shall continue unaffected by the Reorganization Merger. The Reorganization Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

   Section 1.2 Reorganization Closing. Subject to the conditions contained in this Agreement, the closing of the Reorganization Merger (the "Reorganization Closing") shall take place (i) at the offices of Kirkland & Ellis, New York, New York, as promptly as practicable but in no event later than the third business day after which the last to be fulfilled or waived of the conditions set forth in Article IX hereof shall be fulfilled or waived in accordance with this Agreement, at such time as the Company, Company Sub and Merger Sub may agree, or (ii) at such other place and time and/or on such other date as the Company, Company Sub and Merger Sub may agree.

   Section 1.3 Reorganization Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article IX hereof, and provided that this Agreement has not been terminated or abandoned pursuant to
Article X hereof, the Company and Company Sub will cause the Reorganization Agreement of Merger to be executed and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, with an officer's certificate of each Reorganization Constituent Corporation attached, as provided in the DGCL and the California General Corporate Law (the "CGCL"), as applicable. The Reorganization Merger shall become effective at the time of the filing of the Reorganization Agreement of Merger with the Secretary of State of the State of Delaware, and such time is hereinafter referred to as the "Reorganization Effective Time."

   Section 1.4 Subsequent Actions. If, at any time after the Reorganization Effective Time, the Reorganization Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Reorganization Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Reorganization Constituent Corporations acquired or to be acquired by the Reorganization Surviving Corporation as a result of, or in connection with, the Reorganization Merger or otherwise to carry out this Agreement, the officers and directors of the Reorganization Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Reorganization Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Reorganization Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Reorganization Surviving Corporation or otherwise to carry out this Agreement.

   Section 1.5 Certificate of Incorporation The Certificate of Incorporation of the Reorganization Surviving Corporation shall be in the form set forth as Exhibit B hereto.

   Section 1.6 The Bylaws The Bylaws of Company Sub in effect at the Reorganization Effective Time shall be the bylaws of the Reorganization Surviving Corporation.

   Section 1.7 Officers and Directors. The directors of the Company and the officers of the Company at the Reorganization Effective Time shall, from and after the Reorganization Effective Time, continue as the directors and officers, respectively, of the Reorganization Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Reorganization Surviving Corporation's Certificate of Incorporation and Bylaws.

   Section 1.8 Employee Benefit Plans. As of the Reorganization Effective Time, Company Sub shall assume all obligations of the Company under any and all Benefit Plans (as defined below) in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

                                   ARTICLE II

                      CONVERSION OR CANCELLATION OF SHARES
                          IN THE REORGANIZATION MERGER

   Section 2.1 Conversion or Cancellation of Shares. The manner of converting or canceling shares of the Company and Company Sub in the Reorganization Merger shall be as follows:

    (a) At the Reorganization Effective Time, each share of Common Stock (the "Shares") issued and outstanding immediately prior to the Reorganization Effective Time (other than Shares which are held by shareholders exercising appraisal rights pursuant to Chapter 13 of the CGCL, which shall have the right, if any, to receive payment from the Reorganization Surviving Corporation of the "fair market value" of such Shares as determined in accordance with Chapter 13 of the CGCL) shall, by virtue of the Reorganization Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of common stock, $.01 par value per share, of Company Sub ("Company Sub Common Stock"). The shares of Company Sub Common Stock into which the outstanding shares of Common Stock shall have been converted pursuant to this Section 2.1(a) hereof shall be represented and evidenced by the same stock certificates that previously represented and evidenced such outstanding shares of Common Stock and the holders of the outstanding shares of Common Stock so converted shall, at the Reorganization Effective Time, become holders of record of the shares of Company Sub Common Stock issued in consideration therefor upon such conversion without any further action on the part of such holders.

    (b) At the Reorganization Effective Time, each share of Company Sub Common Stock issued and outstanding immediately prior to the Reorganization Effective Time shall, by virtue of the Reorganization Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and be retired without payment of any consideration therefor and cease to exist.

    (c) Notwithstanding anything in this Agreement to the contrary, any Shares held by a person (a "Dissenting Shareholder") who shall not have voted in favor of the Reorganization Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares (the "Dissenting Shares") in accordance with Chapter 13 of the CGCL shall not be converted as described in Section 2.1(a), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of California. If, after the Reorganization Effective Time, such Dissenting Shareholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the CGCL, its Shares shall be deemed to be converted as of the Reorganization Effective Time into the right to receive an equal number of shares of Company Sub Common Stock in accordance with Section 2.1(a). If appraisal rights with respect to the Reorganization Merger are available, the Company, the Reorganization Surviving Corporation or the Surviving Corporation shall provide to Dissenting Shareholders the notice and other materials required by Section 1301(a) of the CGCL. The Company shall give Merger Sub prompt notice of any demands for appraisal of Shares received by the

Company. The Company shall not, without the prior written consent of Merger Sub, make any payment with respect to, or settle any such demands.

   Section 2.2 Transfer of Company Shares After the Reorganization Effective Time No transfers of Shares shall be made on the stock transfer books of the Reorganization Surviving Corporation at or after the Reorganization Effective Time.

   Section 2.3 Treatment of Options. Upon and as of the Reorganization Effective Time in connection with the Reorganization Merger, to the fullest extent permitted by applicable Law, Company Sub shall assume all of the Company's obligations with respect to any then-outstanding Options (as defined below) that theretofore shall not have expired or been duly exercised by the holders thereof and the due exercise of rights under any such Options shall entitle the holders thereof to acquire, immediately following the Reorganization Merger, upon the same terms and conditions that were applicable under such Options immediately prior to the Reorganization Merger, a number of shares of Company Sub Common Stock identical to the class and number of shares of Common Stock that were subject to the Options immediately prior to the Reorganization Merger. The Company and Company Sub agree to take all corporate and other action as shall be necessary to effectuate the foregoing.

                                  ARTICLE III

                             THE ACQUISITION MERGER

   Section 3.1 The Acquisition Merger. Subject to the terms and conditions of this Agreement and of the Agreement of Merger attached hereto as Exhibit C (the "Acquisition Agreement of Merger"), at the Acquisition Effective Time (as defined below), Merger Sub shall be merged with and into Company Sub in a transaction intended to qualify as a recapitalization for financial accounting purposes and the separate corporate existence of Merger Sub shall thereupon cease. Company Sub shall be the surviving corporation in the Acquisition Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Company Sub with all its rights, privileges, immunities and franchises shall continue unaffected by the Acquisition Merger. The Acquisition Merger shall have the effects specified in the DGCL.

   Section 3.2 Acquisition Closing. Subject to the conditions contained in this Agreement, the closing of the Acquisition Merger (the "Acquisition Closing" and collectively with the Reorganization Closing, the "Closing") shall take place
(i) at the offices of Kirkland & Ellis, New York, New York, as promptly as practicable but in no event later than the third business day after which the last to be fulfilled or waived of the conditions set forth in Article IX hereof shall be fulfilled or waived in accordance with this Agreement, at such time as the Company, Company Sub and Merger Sub may agree, or (ii) at such other place and time and/or on such other date as the Company, Company Sub and Merger Sub may agree.

   Section 3.3 Acquisition Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article IX hereof, and provided that this Agreement has not been terminated or abandoned pursuant to
Article X hereof and as soon as practicable following the Reorganization Effective Time, Company Sub and Merger Sub will cause the Acquisition Agreement of Merger to be executed and filed with the Secretary of State of the State of Delaware, with an officer's certificate of each Acquisition Constituent Corporation attached, as provided in the DGCL. The Acquisition Merger shall become effective at the time of such filing, and such time is hereinafter referred to as the "Acquisition Effective Time" and, collectively with the Reorganization Effective Time, the "Effective Time."

   Section 3.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Acquisition

Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Acquisition Merger or otherwise to carry out this Agreement, the officers and directors of The Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Acquisition Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Acquisition Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

   Section 3.5 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be in the form set forth as Exhibit D hereto.

   Section 3.6 The Bylaws. Subject to Section 8.6(a), the Bylaws of Merger Sub in effect at the Acquisition Effective Time shall be the bylaws of the Surviving Corporation.

   Section 3.7 Officers and Directors. The directors of Merger Sub and the officers of Company Sub at the Acquisition Effective Time shall, from and after the Acquisition Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE IV

         CONVERSION OR CANCELLATION OF SHARES IN THE ACQUISITION MERGER

   Section 4.1 Conversion or Cancellation of Shares. The manner of converting or canceling shares of Company Sub and Merger Sub in the Acquisition Merger shall be as follows:

    (a) At the Acquisition Effective Time, each share of Company Sub Common Stock (the "Company Sub Shares") issued and outstanding immediately prior to the Acquisition Effective Time (other than Company Sub Shares owned by Merger Sub or any other subsidiary or person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with (an "affiliate") the Merger Sub (collectively, the "Merger Sub Companies") or the Rollover Shareholders (the "Rollover Shares")) shall, by virtue of the Acquisition Merger and without any action on the part of the holder thereof, be converted into the right to receive the sum of $15.00 in cash (the "Merger Consideration"). All such Company Sub Shares, by virtue of the Acquisition Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Sub Shares shall thereafter cease to have any rights with respect to such Company Sub Shares, except the right to receive the Merger Consideration for such Company Sub Shares upon the surrender of such certificate in accordance with
Section 4.2.

    (b) At the Acquisition Effective Time, each Company Sub Share issued and outstanding at the Acquisition Effective Time and owned by any of the Merger Sub Companies, and each Company Sub Share issued and held in Company Sub's treasury at the Acquisition Effective Time, shall, by virtue of the Acquisition Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and be retired without payment of any consideration therefor and cease to exist.

    (c) At the Acquisition Effective Time, (i) each Rollover Share and (ii) each share of common equity of Merger Sub issued and outstanding immediately prior to the Acquisition Effective Time shall be converted into and become the number of shares of Class A Common Stock, par value $.01 per share, of the Surviving Corporation ("Class A Common") and Class L Common Stock, par value $.01 per share, of the Surviving Corporation ("Class L Common") as are set forth on a schedule to be attached hereto (the "Conversion Schedule") and provided to the Company by Merger Sub prior to the Effective Time.

   Section 4.2 Payment for Company Sub Shares and Stock Options in the Acquisition Merger. The manner of making payment for Company Sub Shares and outstanding options to purchase Company Sub Shares in the Acquisition Merger shall be as follows:

    (a) At or prior to the Acquisition Effective Time, Merger Sub shall deposit in trust for the benefit of the holders of Company Sub Shares and options to purchase Company Sub Shares, as the case may be, with a bank or trust company designated by Merger Sub and approved by Company Sub (the "Paying Agent"), (i) cash in an aggregate amount equal to the sum of (A) the product of (1) the number of Company Sub Shares issued and outstanding at the Acquisition Effective Time (other than Company Sub Shares owned by the Merger Sub Companies) and (2) the Merger Consideration and (B) the amount necessary for the payment in full of the Option Consideration (as defined in Section 8.8) (such aggregate amount being hereinafter referred to as the "Payment Fund") and
(ii) shares of Class A Common and Class L Common to which holders of Rollover Shares shall be entitled to at the Acquisition Effective Time pursuant to
Section 4.1(c) above (the "Exchange Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in Sections 4.1 and
8.8 of this Agreement out of the Payment Fund and exchange the Rollover Shares for securities held in the Exchange Fund as provided in Section 4.1(c) out of the Exchange Fund. Neither the Payment Fund nor the Exchange Fund shall be used for any other purpose except as provided in this Agreement.

    (b) Promptly after the Acquisition Effective Time, the Paying Agent shall mail to each record holder (other than the Merger Sub Companies), as of the Acquisition Effective Time, of an outstanding certificate or certificates which, immediately prior to the Acquisition Effective Time, represented Company Sub Shares (the "Certificates") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor either (i) cash in an amount equal to the product of (A) the number of Company Sub Shares represented by such Certificate and (B) the Merger Consideration in the case of Company Sub Shares (other than Rollover Shares), and (ii) the number of shares of Class A Common and Class L Common set forth on the Conversion Schedule in the case of Rollover Shares, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it may be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered of the Merger Consideration or Class A Common or Class L Common, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4.2, each Certificate (other than Certificates representing Company Sub Shares owned by the Merger Sub Companies) shall represent, for all purposes, only the right to receive either (i) in the case of Certificates representing Company Sub Shares (other than Rollover Shares), an amount in cash equal to the Merger Consideration multiplied by the number of Company Sub Shares evidenced by such Certificate or (ii) in the case of Certificates representing Rollover Shares, shares of Class A Common and Class L Common set forth on the Conversion Schedule multiplied by the number of Rollover Shares evidenced by such Certificate, without any interest or dividends thereon.

    (c) Any portion of the Payment Fund or Exchange Fund which remains unclaimed by the shareholders of the Company for one year after the Acquisition Effective Time shall be repaid to the Surviving Corporation, upon demand, and any stockholders of Company Sub who have not theretofore complied with Section 4.2(b) shall thereafter look only to the Surviving Corporation, for payment of their claim for the Merger Consideration for Company Sub Shares, without any interest or dividends thereon. The Paying Agent shall retain the right to invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $500,000,000 and the Surviving Corporation shall receive the interest earned thereon.

   Section 4.3 Transfer of Company Sub Shares After the Acquisition Effective Time. No transfers of Company Sub Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Acquisition Effective Time.

   Section 4.4 No Liability. None of Merger Sub, the Company, Company Sub or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Acquisition Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article IV would otherwise escheat to or become the property of any governmental entity), the cash payment in respect of such Certificate shall, unless otherwise provided by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   Section 4.5 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or the Class A Common or Class L Common, as applicable, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth in the Disclosure Schedule delivered by the Company to Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Merger Sub that:

   Section 5.1 Organization and Qualification; Subsidiaries. The Company and each Company Subsidiary (as hereinafter defined) is a corporation or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to be in good standing or to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions. The term "Company Material Adverse Effect" means, for all purposes of this Agreement, any effect, circumstance or change in the business of the Company and the Company Subsidiaries that is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, provided that none of the following shall constitute a Company Material Adverse Effect: (i) a change in market price or trading volume of the Common Stock in and of itself, shall not be a Company Material Adverse Effect; provided that a change in market price or trading volume of the Common Stock may be used, as applicable, as evidence that some other effect, circumstance or change has had or is reasonably likely to have, a Company Material Adverse Effect, (ii) occurrences due to a disruption of the Company's or its subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of any action required by this Agreement or (iii) general changes in economic conditions or any changes affecting the post-production media service industry in which the

Company and its subsidiaries operate which do not have a materially disproportionate effect on the Company and its subsidiaries taken as a whole. For purposes of this Agreement, the term "Company Subsidiary" shall mean a subsidiary of the Company that is identified as such in Section 5.1 of the Company Disclosure Schedule. Section 5.1 of the Company Disclosure Schedule sets forth a complete and accurate list of all subsidiaries of the Company. Except as set forth in Section 5.1 of the Company Disclosure Schedule, the Company owns directly or indirectly all of the issued and outstanding shares of capital stock of the Company Subsidiaries. Other than as set forth in Section
5.1 of the Company Disclosure Schedule, as of the date of this Agreement the Company has no other equity interest or profit participation in any other entity.

   Section 5.2 Charter Documents and Bylaws. The Company has heretofore furnished to Merger Sub a complete and correct copy of the Restated Articles of Incorporation and the Bylaws of the Company and the Amended and Restated Certificate of Incorporation and Bylaws of Company Sub. The Restated Articles of Incorporation and Bylaws of the Company and the Amended and Restated Certificate of Incorporation and Bylaws of Company Sub are each in full force and effect. The Company is not in violation of any of the provisions of its Restated Articles of Incorporation or Bylaws. Company Sub is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws.

   Section 5.3 Capitalization.

   (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, no par value. As of December 22, 1999, (i) 9,208,697 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid, nonassessable and free of preemptive rights and (ii) no shares of preferred stock were issued and outstanding. Except as otherwise permitted or expressly contemplated by this Agreement and except for options granted pursuant to the Company's 1996 Stock Incentive Plan or certain non-Plan arrangements described in Section 5.3 of the Company Disclosure Schedule (collectively, the "Option Plans") collectively covering an aggregate of 1,489,508 shares of Common Stock (the "Options"), there are not now, nor will there be at the Effective Time, any options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 5.3 of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the grant date, vesting schedule, exercise price and number of shares of Common Stock subject to each such Option. All shares of Common Stock subject to such Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated hereby, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

   (b) Other than as set forth on Section 5.3 of the Company Disclosure Schedule and the Shareholders Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to voting or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company. All of the outstanding shares of capital stock of each of the Company Subsidiaries have been validly issued and are fully paid, non-assessable and free of any preemptive rights and, except as set forth in Section 5.1 of the Company Disclosure Schedule, are owned by the Company free and clear of all liens, charges, claims or encumbrances. All of the issued and outstanding shares of capital stock of Company Sub are shares of voting capital stock.

   (c) As of the Effective Time, there will be no rights, interests, or claims whatsoever (whether known, unknown, contingent or otherwise) under any contract, arrangement, understanding or otherwise to acquire any equity securities of the Company or any Company Subsidiary, or any options, warrants, calls, subscriptions or any other rights, agreements, arrangements or commitments of any character relating to, or securities exercisable for or convertible into, the issued or unissued capital stock of the Company or any Company Subsidiary or to issue or sell any shares of capital stock, or other equity interest in, the Company or any

Company Subsidiary in each case in connection with or as a result of the Company's acquisition of that business described on Section 5.3(c) of the Company Disclosure Schedule. The information set forth in Section 5.3(c) of the Company Disclosure Schedule is true and correct.

   Section 5.4 Authority Relative to this Agreement.

   (a) The Company and Company Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and Company Sub and the consummation by the Company and Company Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company or the Company Sub (including on the part of the shareholders of the Company or the stockholders of Company Sub) are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Reorganization Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Common Stock, and, with respect to the Mergers, the filing and recordation of appropriate documents for the Mergers as required by the CGCL and DGCL, as applicable). This Agreement has been duly and validly executed and delivered by the Company and Company Sub and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a legal, valid and binding obligation of the Company and Company Sub, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

   (b) The Board of Directors of the Company has (i) approved and adopted this Agreement and the Transactions, (ii) determined that the Mergers are in the best interests of the Company and its shareholders and that the terms of this Agreement are fair to the Company and its shareholders and (iii) subject to the provisions of Section 8.1(a) hereof, determined and agreed to recommend that the shareholders of the Company approve and adopt this Agreement. The Board of Directors of Company Sub has approved and adopted this Agreement and the Transactions.

   (c) The Company in its capacity as the sole stockholder of Company Sub has approved this Agreement and the Mergers in accordance with the DGCL, the Company Sub's Certificate of Incorporation and Bylaws.

   Section 5.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by the Company and Company Sub do not, and the performance of this Agreement by the Company and Company Sub and the consummation of the Transactions will not (i) conflict with or violate the Restated Articles of Incorporation or Bylaws of the Company or conflict with or violate the Articles of Incorporation or bylaws or equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection
(b) have been obtained and all filings and obligations described in subsection
(b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order ("Law") applicable to the Company or any Company Subsidiary or by which any asset of the Company or any Company Subsidiary is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge, title imperfection or encumbrance (collectively, "Liens") on any asset of the Company or any Company Subsidiary pursuant to, any contract, note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any asset of the Company or any Company Subsidiary is bound or affected, except, with respect to (x) clause (iii), under the Business Loan Agreement (Revolving Credit) and Term Loan Agreement between the Company and Union Bank (or any amendment, extension, refinance, renewal or replacement thereof permitted by this Agreement) and the other agreements listed in Section 5.5 of the Company Disclosure Schedule, and (y) clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

   (b) The execution and delivery of this Agreement by the Company and Company Sub do not, and the performance of this Agreement by the Company and Company Sub and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind ("Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the National Association of Securities Dealers, Inc. Automated Quotation/National Market System ("NASDAQ/NMS"), California and any other applicable takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate documents for the Mergers as required by the CGCL and DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Transactions or would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 5.6 SEC Filings; Financial Statements.

   (a) Since January 1, 1998, the Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of shareholders (whether annual or special),
(D) all Reports on Form 8-K, (E) all other reports or registration statements and (F) all amendments and supplements to all such reports and registration statements (collectively, the "SEC Reports"). The SEC Reports, as well as all forms, reports and documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. To the knowledge of the Company as of the date hereof, there is no material unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC in writing with respect to the SEC Reports.

   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports has been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be set forth in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

   (c) Except as set forth in any SEC Report and except as disclosed in Section
5.6 of the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of the Company Subsidiaries had, and since such date neither the Company nor any of the Company Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Company prepared in accordance with generally accepted accounting principles except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities incurred in connection with the Transactions, and liabilities that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

   (d) Except in each case as set forth in the SEC Reports or as set forth in
Section 5.6(d) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is indebted to any director or officer of the Company or any of the Company Subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of the Company Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

   (e) None of the information supplied, or to be supplied, by the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3, if any, at the respective times that the Proxy Statement or the Schedule 13E-3, if any, or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 5.7 Absence of Certain Changes or Events. From December 31, 1998 to the date hereof, except as contemplated or permitted by this Agreement or as disclosed in any SEC Report filed since December 31, 1998 and prior to the execution and delivery of this Agreement or in the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and there has not been (other than as described in Section 5.7 of the Company Disclosure Schedule) (a) any material change by the Company in its accounting methods, principles or practices except as required by generally accepted accounting principles and disclosed in any SEC Report filed since December 31, 1998, (b) any material revaluation by the Company of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice after the date of the most recent SEC Report filed prior to the date hereof, (c) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition of any of the Company's securities, (e) any material increase in the benefits under, or the establishment, material amendment or termination of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan covering employees of the Company or any Company Subsidiary, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers of the Company or any Company Subsidiary or any other employee earning noncontingent cash compensation in excess of $100,000 per year, (f) any entry by the Company or any Company Subsidiary into any employment, consulting, severance, termination or indemnification agreement with any director or officer of the Company or any Company Subsidiary or entry into any such agreement with any other person for a noncontingent cash amount in excess of $100,000 per year or outside the ordinary course of business, (g) any issuance by the Company or any Company Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of Common Stock pursuant to the exercise of any stock options and the issuance of any capital stock expressly contemplated by this Agreement, (h) any agreement by the Company or any Company Subsidiary to take any of the actions described in this
Section 5.7 except as expressly contemplated by this Agreement, or (i) any event, change or circumstance that has or is reasonably likely to have a Company Material Adverse Effect. Item (i) set forth above shall, as of the Effective Time, also apply to the period beginning on the date hereof and ending immediately prior to the Effective Time.

   Section 5.8 Intellectual Property.

   (a) Except as set forth in Section 5.8(a) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries own and possess free and clear of any Liens, or have the valid and enforceable right to use, the licenses, patents, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, inventions, software, data, databases, specifications, designs, performing rights and literary, dramatic, musical or artistic rights (collectively, "Intellectual Property") presently employed by them in connection with the operation of the businesses now operated by them. Section 5.8(a) of the Company Disclosure Schedule sets forth a complete list in all material respects of all: (i) patented and registered Intellectual Property, and pending patent applications or applications for registration of Intellectual Property, owned or filed by the Company or any Company Subsidiary, (ii) all trade names and material unregistered trademarks, service marks and copyrights owned or used by the Company or any Company Subsidiary, and (iii) all licenses of Intellectual Property to which the Company or any of the Company Subsidiaries is a party (other than licenses of mass-marketed software acquired or licensed for a license fee of less than $200,000 per annum). Neither the Company nor any of the Company Subsidiaries has received any notice of infringement or misappropriation of or conflict with asserted Intellectual Property rights of others. To the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company and the Company Subsidiaries does not infringe, in any material respects, on the rights of any person or entity. To the knowledge of the Company, no material claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property owned or used by the Company or any Company Subsidiary, is currently outstanding or is threatened. The Company has not received any notices of, and the Company has no knowledge of any facts which indicate a reasonable likelihood of, any material infringement or misappropriation by any third party with respect to the Intellectual Property of the Company or any Company Subsidiary. All of the Intellectual Property owned or used by the Company or any Company Subsidiary as of the date hereof will be owned or leased, subject to any modification of a license agreement agreed upon by the Company in the ordinary course of business, by the Company or such Company Subsidiary on identical terms and conditions immediately subsequent to the Closing except for such changes which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has taken all reasonable and necessary actions to maintain and protect its Intellectual Property except for those actions, which the failure to take, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   (b) To the knowledge of the Company, all computer, network and other data, video and audio processing hardware, software, systems and technology (including communication hardware and software), and all computer controlled facility components (defined as software driven technology and embedded microchip technology, including programmable thermostats, HVAC controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems and any other facilities control systems utilizing microcomputer or programmable logic controllers) (the foregoing being collectively referred to as "Computer Systems") owned or used by the Company or the Company Subsidiaries are as of the date hereof "Year 2000 Compliant" except where the failure to be so compliant would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has suffered or reasonably expects that it will at any time hereafter suffer any material interruption of, or interference with, its business operations or activities by reason of the failure of any Computer Systems owned or used by any of them or any of their suppliers or customers to be Year 2000 Complaint except where such interruption or interference would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Year 2000 Compliant" shall mean, with respect to any Computer Systems owned or used by any person or entity, that such Computer Systems, without modification, implementation or enhancement, (i) will correctly, without error or interruption, store, represent and process (including sort) all dates and related logic (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; and (ii) will operate and will not cause or result in an abnormal termination or ending or other loss of functionality due to the change in century.

   Section 5.9 Material Contracts.

   (a) Except as disclosed in Section 5.9(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is, nor, to the Company's knowledge, is any other party, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any

Material Contracts (as hereinafter defined) to which it is a party, except for such defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; and, to the knowledge of the Company, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default other than such events which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Material Contract described in Item 5 under "Material Contracts" in Section 5.9(b) of the Company Disclosure Schedule is valid, binding and enforceable against the parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

   (b) Section 5.9(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of (i) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money in excess of $500,000 of the Company or any Company Subsidiaries, (ii) all joint venture or other similar agreements to which the Company or any Company Subsidiaries are a party, (iii) all lease agreements to which the Company or any Company Subsidiaries are party with annual lease payments in excess of $250,000,
(iv) contracts under which the Company or any Company Subsidiary has advanced or loaned any other person or entity any material amounts, (v) guaranties of any obligations in excess of $500,000 (other than a guarantee by the Company of a Company Subsidiary's debts or a guarantee by a Company Subsidiary of the Company's debts or another Company Subsidiary's debts), (vi) contracts or groups of related contracts with the same party or group of parties the performance of which involves annual consideration in excess of $500,000 which are not cancellable by the Company on 30-days-or-less notice without premium or penalty, (vii) warranty agreements with respect to the Company's or the Company Subsidiaries' services rendered or products sold or leased, other than pursuant to the Company's standard warranty, a true and complete copy of which has heretofore been provided or made available to Merger Sub, (viii) agreements under which the Company has granted any person or entity registration rights (including, without limitation, demand and piggy-back registration rights), and
(ix) all other contracts and agreements which are material (as hereinafter defined) to the Company and the Company Subsidiaries taken as a whole (collectively, the "Material Contracts"). The Company has made available to Merger Sub a correct and complete copy of each agreement listed in
Section 5.9(b) of the Company Disclosure Schedule. For purposes of this Section 5.9(b), except as otherwise expressly set forth in this Section 5.9(b), an agreement shall be deemed "material" if the Company reasonably expects that the Company or any Company Subsidiary would, pursuant to the terms thereof, (x) recognize during the current fiscal year of the Company net revenues after the payment of third party shares in excess of $500,000 or (y) incur during the current fiscal year of the Company liabilities or obligations in excess of $500,000.

   (c) Except as set forth in Section 5.5 of the Company Disclosure Schedule, no Material Contract will, by its terms, terminate as a result of the Transactions or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time, except for any Material Contracts which, if terminated, would not have a Company Material Adverse Effect.

   (d) Except as set forth in Section 5.9(d) of the Company Disclosure Schedule, the Company has not granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or, except in the ordinary course of business, entered into any non-competition agreement or similar agreement restricting its ability to engage in any business.

   (e) Section 5.9(e) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all agreements of the Company with any shareholder who, to the Company's knowledge, beneficially owns 5% or more of the outstanding Common Stock (a "5% Shareholder") or any executive officer or director of the Company (other than pursuant to the Shareholders Agreement).
Section 5.9(e) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all agreements, arrangements or understandings, to the knowledge of the Company, between a 5% Shareholder and any officer, director or employee of the Company related in any manner to the Company, its business, the Transactions or the Merger Consideration. Except as set forth in
Section 5.9(e) of the Company Disclosure Schedule, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of the Company Subsidiaries which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

   Section 5.10 Environmental Matters. Except as set forth in Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has violated in any material respects any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), lacks any material permits, licenses or other approvals required of them under applicable Environmental Laws or is violating in any material respects any term or condition of any such permit, license or approval. Except as set forth in
Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received any written notice or report regarding any violation of, in any material respect, or any material or potentially material liability under, any Environmental Laws, with respect to their operations, properties or facilities. The Company and the Company Subsidiaries have made available to Merger Sub all material environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession or reasonable control. Neither the Company, nor any of the Company Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, handled, or released any substance, or owned or operated its business or any property or facility (and no such property or facility is, to the knowledge of the Company, currently contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to any Company Material Adverse Effect.

   Section 5.11 Benefit Plans.

   (a) Except as disclosed in the SEC Reports or in Section 5.11 of the Company Disclosure Schedule or as expressly contemplated by this Agreement, there exist no employment, consulting, severance or termination agreements, arrangements or understandings between the Company or any of the Company Subsidiaries and any individual current or former employee, officer or director of the Company or any of the Company Subsidiaries with respect to which the annual cash, noncontingent payments thereunder exceed $100,000.

   (b) Section 5.11 of the Company Disclosure Schedule contains a list of all
(i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), (ii) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other benefit plans and (iii) other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice maintained, or contributed to, by the Company or any of the Company Subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of the Company Subsidiaries (collectively, the "Benefit Plans"). The Company has delivered or made available to Merger Sub correct and complete copies of (i) each Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

   (c) Except as disclosed in the Company Disclosure Schedule, all Pension Plans intended to be qualified plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pensions Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked. To the knowledge of the Company as of the date hereof, there is no reasonable basis for the revocation of any such determination letter.

   (d) None of the Benefit Plans is, and none of the Company or any of the Company Subsidiaries has ever maintained or had an obligation to contribute to
(i) a "single employer plan" (as such term is defined in

Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a "multiple employer plan" (as such term is defined in ERISA), or (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code). There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable law. None of the Company or any of the Company Subsidiaries has incurred any liability or taken any action, and the Company does not have any knowledge of, any action or event that could reasonably be expected to cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as such term is defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Pension Plan, or (iii) on account of unpaid contributions to any Multiemployer Pension Plan, which, in the case of clauses (i), (ii) or (iii), would result in a Company Material Adverse Effect.

   (e) None of the Company nor any of the Company Subsidiaries has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan subject to ERISA that reasonably could be expected to subject the Company or any of the Company Subsidiaries to (x) any material tax or penalty on prohibited transactions imposed by Section 4975 or
(y) any liability under Section 502(i) or Section 502(l) of ERISA except in each case as to (y) as would not, individually or in the aggregate, result in a Company Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Company Disclosure Schedule, with respect to any Benefit
Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body, and (ii) there is no action, suit or claim pending, other than routine claims for benefits.

   (f) Except as disclosed in the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has any obligation to provide any material health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Part 6 of Title I of ERISA ("COBRA").

   Section 5.12 Tax Matters. Except as set forth in Section 5.12 of the Company Disclosure Schedule:

   (a) Except where the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect: (i) the Company and each of the Company Subsidiaries has filed all federal income Tax Returns and all other material Tax Returns required to be filed by it prior to the date hereof, and each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations and is true and correct in all material respects; (ii) the Company and each of the Company Subsidiaries has paid (or the Company has paid on the Company Subsidiaries' behalf) all Taxes shown as due on such returns and all other material Taxes due and payable prior to the date hereof except such Taxes as are currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with generally accepted accounting principles, and the most recent financial statements contained in the SEC Reports reflect an adequate reserve for all material Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (iii) neither the Company nor any Company Subsidiary has incurred any material liability for Taxes subsequent to the date of such most recent financial statement other than in the ordinary course of such Company's or Company Subsidiary's business.

   (b) Except as set forth in the Company Disclosure Schedule: (i) no material Tax Return of the Company or any of the Company Subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of the Company Subsidiaries; (ii) each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with generally accepted accounting principles; (iii) there are no material liens for Taxes upon the assets of the Company or any Company Subsidiary except liens relating to current Taxes not yet due and payable; (iv) except for amounts which are not material, all Taxes which the Company or any Company Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected; (v) none of the Company or the Company Subsidiaries has consented to extend the time, in which any material Tax may be assessed or collected by any taxing authority; and (vi) to the knowledge of the Company, no written claim has been made by any taxing authority in a jurisdiction where the Company and the Company Subsidiaries do not file Tax Returns that the Company or Company Subsidiary is or may be subject to taxation in that jurisdiction, other than such claims which would not reasonably be expected to have a Company Material Adverse Effect.

   (c) Except as previously disclosed to Merger Sub, there is no contract or arrangement, plan or agreement by or with the Company or any Company Subsidiary covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or a Company Subsidiary that would not be deductible by the Company or such Company Subsidiary by reason of Section 280G of the Code.

   (d) Each of the Company and the Company Subsidiaries has made available to Merger Sub true, correct and complete copies of all federal income Tax Returns, and all other material Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or the Company Subsidiaries that have been filed by any of the Company or the Company Subsidiaries for the taxable years ending December 31, 1996, 1997 and 1998.

   (e) None of the Company or the Company Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (B) is a party to or bound by any Tax allocation or Tax sharing agreement with any person or entity other than the Company and the Company Subsidiaries, (C) has any liability for the Taxes of any Person (other than any of the Company or the Company Subsidiaries) under Treas. Reg. ' 1. 1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise or (D) has any material liability for the Taxes of any Person other than the Company, one of the Company Subsidiaries or in connection with the acquisition, directly or indirectly, of any Person acquired by the Company or any Company Subsidiary.

   (f) As used in this Section 5.12, the terms (i) "Tax" (and, with correlative meaning, "Taxes") means: (A) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (B) any liability of the Company or any Company Subsidiary for the payment of amounts with respect to payments of a type described in clause (A) as a result of any obligation of the Company or any Company Subsidiary under any tax sharing agreement or tax indemnity agreement; and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax.

   Section 5.13 Litigation. Except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending, or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions (it being understood that the mere filing, or mere existence, by or on behalf of shareholders of the Company, of litigation that challenges or otherwise seeks damages with respect to the Transactions shall not in and of itself be deemed to have such effect). Neither the Company nor any of the Company Subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

   Section 5.14 Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated on or prior to the date of this Agreement to the effect that the Merger Consideration to be received in the Acquisition Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view and the Company has delivered a copy of such opinion to Merger Sub.

   Section 5.15 Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary. Prior to the execution hereof, the Company has made available to Merger Sub a complete and correct copy of all agreements between the Company and Morgan Stanley & Co. Incorporated pursuant to which such firm would be entitled to any payment relating to the Transactions.

   Section 5.16 Properties and Assets. The Company and the Company Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real and personal, used or held for use in their businesses located on their premises or shown on the consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 1999 or acquired thereafter, free and clear of any Liens, except (i) as set forth in the SEC Reports or
Section 5.16 of the Company Disclosure Schedule, (ii) for Liens for taxes not yet due and payable and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with generally accepted accounting principles, (iii) Liens which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company or any Company Subsidiary and (iv) for Liens which would not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary owns any real property. The real property listed in Section 5.16 of the Company Disclosure Schedule constitutes all of the real property used or occupied by the Company or any Company Subsidiary as of the date hereof. The Company's and each Company Subsidiary's material buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of their respective business except where the failure to be in good operating condition and fit for use would not be reasonably expected to have a Company Material Adverse Effect.

   Section 5.17 Compliance with Laws in General. Except as set forth in Section
5.17 of the Company Disclosure Schedule, (i) the Company has not received any notices of, nor to its knowledge have there been any, violations of any federal, state and local laws, regulations and ordinances relating to its business and operations that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect and (ii) the Company and the Company Subsidiaries possess all permits, licenses, certifications, and other governmental or regulatory authorizations and approvals necessary to enable the Company and the Company Subsidiaries to carry on their businesses as presently conducted, except for such failure to possess such permits, licenses, certifications and other governmental authorizations and approvals which would not be reasonably expected to have a Company Material Adverse Effect. To the knowledge of the Company, all such permits, licenses, certifications and regulatory authorizations and approvals are in full force and effect and there exists no material default thereunder.

   Section 5.18 Labor Matters. Except as set forth in Section 5.18 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries,
(ii) neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association in each case applicable to employees of the Company or any of the Company Subsidiaries, (iii) none of the employees of the Company or any of the Company Subsidiaries is represented by any labor organization and, to the knowledge of the Company, there are not any union organizing activities with respect to the Company or the Company Subsidiaries and (iv) neither the Company nor any of the Company Subsidiaries has received any notice that it is not in compliance, in all material respects, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, equal opportunity and occupational safety and health, except in each case where the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. To the knowledge of the Company as of the date hereof, no executive officer or other key employee of the Company or any Company Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present and proposed business activities of the Company and the Company Subsidiaries, except agreements between the Company or a Company Subsidiary and its present and former officers or employees.

   Section 5.19 Insurance. Except as set forth in Section 5.19 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. All premiums due and payable under all such policies and bonds have been paid and the Company and the Company Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. As of the date hereof, neither the Company nor any of the Company Subsidiaries maintains any material self-insurance or co-insurance programs. As of the date hereof, neither the Company nor any of the Company Subsidiaries has any disputed claim or claims aggregating $500,000 or more with any insurance provider relating to any claim for insurance coverage under any policy of insurance maintained by the Company or any Company Subsidiary.

   Section 5.20 Customers and Suppliers. Section 5.20 of the Company Disclosure Schedule lists, as of the date of this Agreement, the ten largest customers for the fiscal year ended December 31, 1998 and the ten largest suppliers of the Company and the Company Subsidiaries (on a consolidated basis) for the period January 1, 1999 through October 31, 1999 and sets forth opposite the name of each such customer and supplier the dollar volume and percentage of consolidated net sales or purchases attributable to such customer or supplier. The party to that certain Material Contract set forth in Item 5 under "Material Contracts" in Section 5.9(b) of the Company Disclosure Schedule has not informed the Company that it is stopping, or materially decreasing the rate of, purchasing products or services from the Company or any Company Subsidiary which would reasonably be expected to result in a Company Material Adverse Effect. Merger Sub acknowledges that a material portion of the sales of the Company and the Company Subsidiaries are made pursuant to purchase orders and in the ordinary course of business of the Company and the Company Subsidiaries customers may threaten to reduce or discontinue business with the Company in connection with negotiations of the terms of ongoing business with the Company. Subject to the foregoing none of the customers listed in Section 5.20 of the Company Disclosure Schedule has informed the Company that it intends to stop, or materially decrease the rate of, purchasing materials, products or services from the Company or any Company Subsidiary which would reasonably be expected to result in a Company Material Adverse Effect.

   Section 5.21 Company Expenses. Section 5.21 of the Company Disclosure Schedule sets forth, as of the Effective Time, the amount of the Expenses (as defined below) incurred or which may be incurred by the Company or Company Sub in connection with the Transactions including those incurred or which may be incurred by Morgan Stanley & Co. Incorporated and Kaye, Scholer, Fierman, Hays & Handler, LLP (other than Expenses incurred in connection with any litigation with respect to, arising from or related to any Transaction or Expenses reasonably incurred in connection with Sections 8.3, 8.10(a), 8.16, 8.18 or 9.4(c)).

   Section 5.22 Required Company Vote.

   (a) The approval of this Agreement at the Shareholders Meeting (as defined below) by holders of a majority of the issued and outstanding Shares entitled to vote at the Shareholders Meeting is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Reorganization Merger and the other Transactions.

   (b) The approval of this Agreement by the Company as the sole stockholder of Company Sub is the only vote of the holders of any class or series of Company Sub's securities necessary to approve this Agreement, the Mergers and the other Transactions.

   Section 5.23 State Takeover Laws. The Company has taken, or will take, such actions as it reasonably determines as necessary such that "fair price," "business combination" or "control share acquisition" statutes or other similar statutes or regulations of the State of California and the State of Delaware, as applicable, and, to the knowledge of the Company, any other applicable state that applies in material respect to the Mergers, this Agreement or any of the Transactions.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

   Merger Sub hereby represents and warrants to the Company that:

   Section 6.1 Organization and Qualification; Subsidiaries. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing or to have such governmental approvals would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect (as defined below). Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect. The term "Merger Sub Material Adverse Effect" means, for all purposes of this Agreement, any effect, circumstance or change in the business of Merger Sub that is materially adverse to the business, operations, properties, financial condition or results of operations of Merger Sub. Merger Sub has no subsidiaries.

   Section 6.2 Certificate of Incorporation and Bylaws. Merger Sub heretofore has provided the Company a complete and correct copy of its Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and Bylaws of Merger Sub so provided are in full force and effect. Merger Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

   Section 6.3 Authority Relative to this Agreement.

   (a) Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part Merger Sub (including on the part of the stockholder of Merger Sub) are necessary to authorize this Agreement or to consummate the Transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Company Sub, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

   (b) The Board of Directors of Merger Sub has approved and adopted this Agreement and the Transactions in accordance with the DGCL and Merger Sub's Certificate of Incorporation and Bylaws. No approval of the stockholders of Merger Sub is required to approve this Agreement, the Acquisition Merger and the Transactions pursuant to the DGCL and Merger Sub's Certificate of Incorporation and Bylaws.

   Section 6.4 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub and the consummation of the Transactions will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Merger Sub,
(ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made or complied with, conflict with or violate any Law applicable to Merger Sub or by which any asset of Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under or result in the creation of a Lien on any asset of Merger Sub pursuant to, any contract, note, bond, mortgage, indenture, lease, agreement, or other instrument or obligation to which Merger Sub is a party or by which any asset of Merger Sub is bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

   (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, NASDAQ/NMS, Delaware and any other applicable takeover laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of the Merger, or otherwise prevent either Merger Sub from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

   Section 6.5 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in either case, in connection with the Transactions. As of the Effective Time, a majority of the outstanding capital stock of Merger Sub will be owned directly by Bain or related investment funds which are affiliates of Bain.

   Section 6.6 Litigation. There is no suit, claim, action, proceeding or investigation pending, or, to the best knowledge of Merger Sub, threatened against Merger Sub, at law or in equity, that, individually or in the aggregate, could reasonably be expected to prevent or materially delay the consummation of the Transactions (it being understood that the mere filing, or mere existence, by or on behalf of shareholders of the Company, of litigation that challenges or otherwise seeks damages with respect to the Transactions shall not in and of itself be deemed to have such effect). Merger Sub is not subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Merger Sub Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

   Section 6.7 Financing. Merger Sub has provided the Company with commitment letters from Credit Suisse First Boston (the "Debt Commitment Letters") and the Bain Commitment Letters, dated December 23, 1999 and December 24, 1999, respectively, in favor of Merger Sub or Bain (collectively, the "Commitment Letters"). The equity investment by Bain under the Bain Commitment Letter is not subject to any condition other than the fulfillment in accordance with the terms hereof of the conditions of Merger Sub's obligations to consummate the Merger set forth in Article IX. The Commitment Letters are in full force and effect as of the date hereof.

   Section 6.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Bain or Merger Sub.

                                  ARTICLE VII

                                   COVENANTS

   Section 7.1 Interim Operations of the Company. The Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (unless Merger Sub shall otherwise agree in writing and except as otherwise expressly contemplated or permitted by this Agreement or the Company Disclosure Schedule):

   (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course and each of the Company and the Company Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, employees and business associates;

   (b) the Company shall not (i) sell, transfer or pledge or agree to sell, transfer or pledge any stock owned by it in any of the Company Subsidiaries (except for the pledge of such stock for collateral purposes in connection with its bank working capital facility); (ii) except as expressly contemplated by this Agreement, amend its Restated Articles of Incorporation or Bylaws or the similar organizational documents of any of the Company Subsidiaries; (iii) split, combine or reclassify the outstanding Shares; or (iv) declare, set aside or pay any dividend or distribution payable in cash, stock or property with respect to the Shares or any other capital stock of the Company;

   (c) neither the Company nor any of the Company Subsidiaries shall (i) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of, or debt or equity securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of any class of the Company or the Company Subsidiaries other than Shares issuable pursuant to the agreements or arrangements described in Section 5.3(a) of the Company Disclosure Schedule (other than any Options as to which a Rollover Shareholder has entered into a binding agreement with Merger Sub to rollover into options of the Surviving Corporation, which agreement has been provided to the Company prior to the time such Shares are to otherwise be issued) or (ii) repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any Company Subsidiary (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any Company Subsidiary);

   (d) neither the Company nor any of the Company Subsidiaries shall (i) grant or agree to any increase in the compensation of any director, officer or employee earning in excess of $100,000 in cash, noncontingent compensation per year except for increases contemplated by or required under employment agreements listed in Section 5.7 of the Company Disclosure Schedule and bonuses payable in the ordinary course under the Company's existing annual bonus plan,
(ii) enter into any new or materially amend any existing employment, severance or termination agreement with any such director, officer or employee or (iii) except as may be required to comply with applicable Law and, except as provided under Section 8.8, become obligated under any Benefit Plan that was not in existence on the date hereof or amend or modify any Benefit Plan in existence on the date hereof to materially enhance the benefits thereunder;

   (e) acquire or agree to acquire, including without limitation, by merging or consolidating with, or purchasing all or substantially all the assets or capital stock or other equity interest of, any business, other than any such acquisition or acquisitions approved by Merger Sub (which approval will not be unreasonably withheld or delayed);

   (f) the Company shall not, and shall not permit any of the Company Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its material assets outside the ordinary course of business other than (i) dispositions listed in Section 7.1(f) of the Company Disclosure Schedule, (ii) assets with an aggregate book value not in excess of $250,000 or (iii) pursuant to existing contracts or commitments described in Section 7.1(f) of the Company Disclosure Schedule;

   (g) the Company shall not, and shall not permit any of the Company Subsidiaries to, incur or enter into any agreement to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary, except (i) in the ordinary course of business consistent with past practice, provided that such borrowings are made under the Company's existing credit agreements in an aggregate amount not to exceed $30.0 million in total borrowings under such credit agreements (other than borrowings to finance any obligations of the Company hereunder) the Effective Time; provided, however, that the aggregate amount of such borrowing shall not exceed $31.4 million at any time outstanding, (ii) any indebtedness for borrowed money or guarantees of indebtedness for borrowed money acquired in any acquisition permitted by Section 7.1(e) above or (iii), subject to the limitations set forth in clause (i) above, any extensions, refinancing, renewal or replacement of any permitted indebtedness or guarantee;

   (h) the Company shall not, and shall not permit any of the Company Subsidiaries to, make any loans or advances to, guarantees for the benefit of, or investments in, any person or entity (other than an existing subsidiary or an entity which becomes, after the date hereof, a subsidiary in accordance with
Section 7.1(e) of this Agreement) except in the ordinary course of business;

   (i) neither the Company nor any of the Company Subsidiaries shall merge or consolidate with any person or entity except for the Mergers or an acquisition permitted in accordance with Section 7.1(e) of this Agreement;

   (j) neither the Company nor any Company Subsidiary shall liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

   (k) the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any Material Contract or agreement (i) outside of the ordinary course of business and consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or (ii) restricting in any way the conduct of the respective businesses of the Company and the Company Subsidiaries;

   (l) the Company shall not, and shall not permit any of the Company Subsidiaries to, make any capital expenditures (other than pursuant to commitments prior to the date hereof and set forth on Section 7.1(l) of the Company Disclosure Schedule) in excess of $500,000 (other than an acquisition permitted in accordance with Section 7.1(e) of this Agreement);

   (m) the Company and the Company Subsidiaries shall comply in all material respects with its obligations under the Material Contracts as such obligations become due and applicable Law;

   (n) the Company and the Company Subsidiaries shall continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with the Company's past practices;

   (o) the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any material agreement, transaction, commitment or arrangement with any officer, director or other affiliate (or any affiliate of any of the foregoing) other than agreements, transactions, commitments and arrangements (i) permitted by Section 7.1(d) hereof or (ii) as contemplated by this Agreement or the Transactions;

   (p) the Company shall not, and shall not permit any of the Company Subsidiaries to, establish or acquire, other than in accordance with Section 7.1(e) of this Agreement, (i) any subsidiary other than wholly-owned subsidiaries or (ii) subsidiaries organized outside of the United States and its territorial possessions; and

   (q) neither the Company nor any of the Company Subsidiaries will enter into an agreement to do any of the foregoing.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

   Section 8.1 Meeting of the Shareholders.

   (a) So long as the Board of Directors of the Company shall not have withdrawn, modified or changed their recommendation in accordance with the provisions of the next succeeding sentence, the Company will take all action reasonably necessary in accordance with applicable Law and its Restated Articles of Incorporation and Bylaws to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement, the Reorganization Merger and such other matters as may be necessary to effectuate the Transactions (the "Shareholders Meeting") as promptly as practicable following the execution and delivery of this Agreement. The Board of Directors of the Company shall recommend such approval and

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take all lawful action to solicit such approval; provided, however, that the
Board of Directors of the Company may at any time prior to shareholder approval of the Reorganization Merger withdraw, modify or change any such recommendations to the extent that the Board of Directors of the Company determines in good faith after consultation with independent legal counsel that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's shareholders under applicable Law (which withdrawal, modification or change shall not constitute a breach by the Company of this Agreement). The Merger Sub Companies will vote all Shares over which they exercise voting control in favor of this Agreement and the Mergers.

   (b) As soon as practicable after the date of this Agreement and in connection with the Shareholders Meeting, the Company shall file with the SEC a proxy statement (the "Proxy Statement") and form of proxy relating to the Mergers and the other Transactions, which shall comply as to form with all applicable Laws. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's shareholders at the earliest practicable date. Merger Sub shall cooperate in the preparation of the Proxy Statement and shall as soon as practicable following the date hereof furnish the Company with all information for inclusion in the Proxy Statement as shall be reasonably requested by the Company. The Company agrees, as to information with respect to the Company, its officers, directors, shareholders and subsidiaries contained in the Proxy Statement or Schedule 13E-3, if any, and Merger Sub agrees, as to information with respect to Merger Sub, its officers, directors, shareholders and subsidiaries contained in the Proxy Statement or Schedule 13E-3, if any, that such information, at the date the Proxy Statement is mailed and (as then amended or supplemented) at the time of the Shareholders Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Merger Sub and its counsel shall be given an opportunity to review the Proxy Statement, and all amendments or supplements thereof, prior to their being filed with the SEC and the Company shall not make any such filing without the approval of Merger Sub (which shall not be unreasonably withheld or delayed). The Company will advise Merger Sub, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for amendment of the Proxy Statement or comments thereon and proposed responses thereto or requests by the SEC for additional information. The Company, on the one hand, and Merger Sub, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement or
Schedule 13E-3, if any, if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the Company's shareholders, in each case, as and to the extent required by applicable Laws. The Company shall cooperate in the preparation of a Schedule 13E-3, if any, and shall as soon as practicable following the date hereof furnish Merger Sub with all information for inclusion in the Schedule 13E-3, if any, as shall be reasonably requested by Merger Sub.

   Section 8.2 Filings; Other Action. Subject to the terms and conditions of this Agreement, the Company and Merger Sub shall: (a) if required by applicable Law, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Mergers and the other Transactions; and (b) use their reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions, as soon as practicable.

   Section 8.3 Access. Subject to restrictions contained in confidentiality agreements to which the Company is subject, upon reasonable notice the Company shall (and shall cause each of the Company Subsidiaries to) afford Merger Sub's officers, counsel, accountants, investors, financing sources and other authorized representatives ("presentatives") reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts and records and appropriate individuals as it may reasonably request (including employees, attorneys, accountants and other professionals), and during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Merger Sub such

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information concerning its business, properties and personnel as Merger Sub may reasonably request. Merger Sub will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 8.3 for any purpose unrelated to the consummation of the Transactions. Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated August 30, 1999, between Bain Capital, Inc. and the Company (the "Confidentiality Agreement") shall apply to all information furnished thereunder or hereunder.

   Section 8.4 Notification of Certain Matters. The Company shall give prompt written notice to Merger Sub of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or is subject. Each of the Company and Company Sub, on the one hand, and Merger Sub, on the other hand, shall give prompt written notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions or (b) any Company Material Adverse Effect or Merger Sub Material Adverse Effect, as the case may be. The Company and Company Sub shall give prompt written notice to Merger Sub, and Merger Sub shall give prompt written notice to the Company, of
(i) any claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its subsidiaries or any of their property or assets, (ii) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect, and (iii) any material failure of the Company, Company Sub or Merger Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of the parties or the conditions to the obligations of the parties hereunder.

   Section 8.5 Publicity. Except as otherwise required by Law, the Company and Merger Sub shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Transactions and in making any filings with any federal or state governmental or regulatory agency or with NASDAQ/NMS or any national securities exchange with respect thereto.

   Section 8.6 Indemnification.

   (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation as are set forth in the Amended and Restated Certificate of Incorporation of Company Sub as set forth in Exhibit B and the Bylaws of Company Sub as of the date hereof (to the extent not in violation of applicable law), which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Acquisition Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Acquisition Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Amended and Restated Certificate of Incorporation or Bylaws of Company Sub in respect of actions or omissions occurring at or prior to the Acquisition Effective Time (including, without limitation, the Transactions), unless otherwise required by applicable law.

   (b) From and after the Effective Time, the Surviving Company shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and its subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), to which any such person is or may become a party by virtue of his or her service as a present or former director, officer or employee of the Company or any of its subsidiaries and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective

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Time (including, without limitation, the Transactions), in each case to the fullest extent permitted under the DGCL (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

   (c) Any Indemnified Party wishing to claim indemnification under this
Section 8.6, upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 8.6, except to the extent such failure materially prejudices such party). The Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided however, that (i) the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys in addition to any appropriate local counsel at any time for all Indemnified Parties, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed, and provided further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

   (d) The Surviving Corporation shall cause to be maintained in effect for not less than six years after the Effective Time (except to the extent not generally available in the market) directors' and officers' liability insurance and fiduciary liability insurance that is substantially equivalent in coverage to the Company's current insurance, with an amount of coverage of not less than 100% of the amount of coverage maintained by the Company as of the date of this Agreement with respect to matters occurring prior to the Effective Time; provided, however, that during such period, the Surviving Corporation shall not be required to maintain any coverage in excess of the amount that can be obtained for the remainder of such period for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage.

   (e) This Section 8.6 shall survive the consummation of the Mergers and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Merger Sub and the Surviving Corporation and its successors and assigns.

   (f) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.6.

   Section 8.7 Obligations of Merger Sub. Merger Sub shall take all action reasonably necessary to perform its obligations under this Agreement and to consummate the Mergers on the terms and subject to conditions set forth in this Agreement.


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   Section 8.8 Stock Options. As part of the Transactions, (i) Options granted under the 1996 Plan ("Plan Options") and (ii) Options granted under certain arrangements outside the 1996 Plan (the "Non-Plan Options") shall be treated as follows:

   (a) Immediately prior to the Acquisition Effective Time, all then outstanding but theretofore unvested and non-exercisable Plan Options and Non-Plan Options shall become immediately vested and exercisable in full (unless the Company is otherwise notified in writing by the holder of any such Plan Option or Non-Plan Option that such Plan Option or Non-Plan Option shall not become immediately vested and exercisable in full).

   (b) At the Acquisition Effective Time, all then outstanding Plan Options and Non-Plan Options as to which the holder has executed and delivered to the Company an agreement containing terms consistent with the terms set forth in
Schedule 8.8(b) shall be converted into options to acquire shares of common stock of the Surviving Corporation on such terms and conditions as are set forth in Schedule 8.8(b).

   (c) At the Acquisition Effective Time, all then outstanding Plan Options and Non-Plan Options as to which the holder has theretofore executed and delivered to the Company an agreement containing terms consistent with the terms set forth in Schedule 8.8(c) shall be canceled and in lieu thereof, each holder of such an Option shall, upon the execution and delivery of such agreement, receive from the Payment Fund or, if the Payment Fund is insufficient to pay such amount, from the Surviving Corporation an amount in cash equal to the product of (i) the excess, if any, of the per share Merger Consideration over the per share exercise price of such option and (ii) the number of shares of Company Common Stock subject to such option, net of any applicable withholding taxes (the "Option Consideration"). In the event the holder does not, prior to the Effective Time execute and deliver an agreement consistent with the terms specified in either Schedule 8.8(b) or (c), such Option shall be adjusted to reflect the capital structure of the Surviving Corporation to the extent of, and in accordance with, the terms of the applicable Plan Options and Non-Plan Options and related agreements and plan documents in effect immediately prior to the Effective Time.

   (d) Each of the Company and Merger Sub covenants that prior to the Effective Time it will take all actions necessary under that certain SEC no-action letter, dated January 12, 1999, to Skadden, Arps, Slate, Meagher & Flom, to provide that the cancellation and cash-out and conversion of Options pursuant to this Section 8.8 will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act.

   (e) The Company shall cooperate with Merger Sub and use reasonable efforts to obtain a written agreement substantially in the form described in Schedule 8.8(b) or Section 8.8(c) prior to the Effective Time from each holder of an Option, and prior to the Effective Time, the Company shall take such other lawful action in respect of the Options as may be reasonably necessary or appropriate to give effect to the transactions contemplated by this Section 8.8.

   (f) Except as otherwise provided herein or agreed by the parties or as may be necessary to administer Options remaining outstanding following the Effective Time, the Option Plans shall terminate effective as of the Acquisition Effective Time and the Company shall use commercially reasonable efforts to cause the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary to be canceled as of the Acquisition Effective Time.

   (g) Subsections (a)-(c) of this Section 8.8 shall survive the consummation of the Mergers and are intended to be for the benefit of, and shall be enforceable by, the holders of Options referred to herein, their heirs and personal representatives and shall be binding on Merger Sub and the Surviving Corporation and their respective successors and assigns.

   Section 8.9 Employee Benefit Plans. Subject to Section 8.8, the Surviving Corporation (and any successor thereto) shall honor, without modification, all employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries as set forth in the SEC Reports or in the Company Disclosure Schedule in effect on the date hereof except as may be otherwise mutually agreed by Merger Sub or the Surviving Corporation and a current or former employee,

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officer or director covered by such an agreement. The Surviving Corporation and its successors shall pay or provide all benefits vested as of the Acquisition Effective Time under any Benefit Plan (as defined in Section 5.11) in accordance with the terms of such plans. For a period of at least 12 months following the Acquisition Effective Time, the Surviving Corporation and its successors shall maintain for all employees of the Surviving Corporation
Benefit Plans (other than any stock option or stock purchase plan and the bonus plan described in item 8 of Section 5.7 of the Company Disclosure Schedule) which, in the aggregate, provide substantially equivalent benefits to such employees as the benefit plans in effect for employees of the Company immediately prior to the Acquisition Effective Time, provided that employees covered by collective bargaining agreements shall be provided the benefits required under such agreements. For purposes of their participation in the Surviving Corporation's employee and fringe benefit plans, programs, policies and practices, the Surviving Corporation shall credit each Company employee with full credit for all service credited under the comparable plan, program, policy or practice of the Company (including service with the Company prior to the Effective Time and, where applicable, service with prior or predecessor employers to the extent credit is given for such service under the comparable Company plans) for purposes of eligibility to participate and receive benefits and for purposes of vesting. Notwithstanding anything in this Section 8.9 to the contrary, nothing in this Section 8.9 shall be deemed to limit or otherwise affect the right of the Surviving Corporation to terminate employment or change the place of work, responsibilities, status or designation of any employee or group of employees as the Surviving Corporation may determine in the exercise of its business judgment and in compliance with (a) applicable laws and (b) the agreements, arrangements and understandings described in the first sentence of this Section 8.9.

   Section 8.10 No Solicitation of Transactions.

   (a) The Company and its subsidiaries will not, and the Company will instruct its and its subsidiaries' officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives, agents or affiliates ("Company Representatives") not to, (i) initiate, solicit or encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction (as defined below), (ii) enter into or maintain discussions or negotiate with any person or entity in furtherance of or relating to or to obtain a Competing Transaction, or (iii) agree to or endorse any Competing Transaction, and the Company shall cause its subsidiaries and the Company Representatives not to take any such action in the foregoing clauses (i) through (iii); provided, however, that nothing contained in this Section 8.10 shall prohibit the Board of Directors of the Company prior to shareholder approval of the Mergers at the Shareholders Meeting or any adjournment or postponement thereof from (A) furnishing information to, or engaging in discussions or negotiations with, any person that makes an unsolicited proposal (believed by the Board of Directors to be bona fide) regarding a potential Competing Transaction if (1) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law, (2) such Competing Transaction is or is reasonably likely to result in a Superior Proposal, and
(3) prior to furnishing such information to such person or entity, the Company receives from such person or entity an executed confidentiality agreement with terms materially no less favorable to the Company than those contained in the Confidentiality Agreement; or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or Section 1203 of the CGCL (including, without limitation, the making of public disclosure as may be necessary or advisable under applicable securities laws) and provided further that the foregoing actions described in this provision shall not constitute a breach by the Company of this Agreement. The Company shall promptly advise Merger Sub if any such proposal or offer, or any inquiry or contact is made with any person or entity with respect thereto, and shall inform Merger Sub of the material terms and conditions of such proposal or offer for a Competing Transaction and the identity of such person or entity (if disclosure of such identity is not prohibited by the terms of such proposal). The Company shall, and shall cause its subsidiaries and the Company Representatives to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any person or entity conducted prior to the date of this Agreement with respect to a Competing Transaction.


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   (b) For purposes of this Agreement "Competing Transaction" shall mean any of the following involving the Company or any of its subsidiaries: (a) any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction or any issuance or purchase of securities which results in the shareholders of the Company immediately prior to such transaction (excluding any shareholders that may be proposing the Competing Transaction to the Company) beneficially owning shares representing less than a majority of the voting power or common equity after such transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the fair market value of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for more than 45% of the outstanding Shares of the Company; or (d) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing.

   (c) For purposes of this Agreement "Superior Proposal," shall mean any bona fide proposal relating to a Competing Transaction that the Company's board of directors has determined in good faith, after having received the advice of its legal counsel and independent financial advisor of nationally recognized reputation, is (i) on terms which are more favorable from a financial point of view to the Company's shareholders than the Mergers and the other Transactions, and (ii) reasonably capable of being consummated in a timely manner and for which financing, to the extent required, is then committed or reasonably capable (in the good faith judgment of the Board of Directors) of being financed by such third party.

   Section 8.11 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which the Company is a party (other than any involving Bain (or its affiliates) or Merger Sub). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, seeking injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction.

   Section 8.12 Consents. The Company, Company Sub and Merger Sub shall use reasonable efforts to obtain promptly all consents, waivers, approvals, authorizations or permits of, or registrations or filings with or notifications to any Governmental Authority or third party necessary for the consummation of the Transactions.

   Section 8.13 SEC Reports. From the date of this Agreement to the Effective Time, the Company shall file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.

   Section 8.14 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions reasonably necessary to delist the Shares from NASDAQ/NMS and to terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

   Section 8.15 Actions Respecting Commitment Letters; Financing, Notification.

   (a) Merger Sub and its affiliates agree to perform all obligations required to be performed by it in accordance with and pursuant to the Commitment Letters and not to amend, terminate or waive any provisions under such Commitment Letters if the effect thereof would be reasonably likely to prevent or materially delay the consummation of the Transactions.

   (b) Merger Sub shall use all commercially reasonable efforts to cause the financing necessary for satisfaction of the condition set forth in Section 9.3(c) to be obtained on the terms set forth in the Debt Commitment Letters as soon as reasonably practicable; provided however, that Merger Sub shall be entitled to obtain, in its sole discretion, substitute debt financing with other nationally recognized financial institutions

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("Substitute Debt Financing"), to provide, subject only to customary conditions and on terms not materially less favorable in the aggregate to the Company, the financing required by Section 9.3(c) and in any event providing for the payment of the Merger Consideration in accordance with this Agreement provided that such Substitute Debt Financing does not materially delay the consummation of the Transactions. If Merger Sub shall seek Substitute Debt Financing, Merger
Sub shall use all commercially reasonable efforts to cause the financing necessary for satisfaction of the condition set forth in Section 9.3(c) to be obtained on the terms set forth for the Substitute Debt Financings.

   (c) Merger Sub agrees to provide prompt written notice to the Company of (i) Bain's refusal or intended refusal to provide the financing described in the Bain Commitment Letter and (ii) following its receipt of notification by a potential lender under a Debt Commitment Letter or in connection with the Substitute Debt Financing, of its refusal or intended refusal to provide the financing described in the applicable Debt Commitment Letter and, in each case, the stated reasons therefor.

   Section 8.16 Financial Statements. During the period prior to the Effective Time, the Company shall provide to Merger Sub consolidated monthly "flash reports" no later than the twentieth business day following the end of each calendar month following the date of this Agreement. Further, the Company shall provide, and shall cause the Company Subsidiaries and Company Representatives to provide, at Merger Sub's cost, all reasonable cooperation in connection with the arrangement of any financing to be obtained by Merger Sub or the Surviving Corporation in connection with the Transactions contemplated by this Agreement (the "Financing") including, without limitation, (a) promptly providing to Merger Sub's financing sources all material financial information in their possession with respect to the Company and the Transactions reasonably requested by Merger Sub, including but not limited to information and projections prepared by the Company relating to the Company and the Transactions, (b) making the Company's senior officers and other Company Representatives reasonably available to Merger Sub's financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including, without limitation, presentations to rating agencies, and
(c) reasonably assisting in the preparation of one or more appropriate offering documents and assisting Merger Sub's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with the Financing. Subject to Section 9.3(c), nothing herein shall imply that the completion of any such syndication, securities offerings or other financing is a condition to the obligation of Merger Sub to consummate the Mergers.

   Section 8.17 Shareholders Agreement. The Company agrees to comply with the provisions of the Shareholders Agreement with respect to transfers of record ownership of shares of Common Stock, and agrees to notify the Company's transfer agent that there is a limitation on the transferability of the Subject Shares (as defined in the Shareholders Agreement) and to do all other things as are reasonably necessary to effect the transfer limitation provisions of the Shareholders Agreement.

   Section 8.18 State Takeover Laws. The Company and Company Sub shall, upon the request of Merger Sub, take all reasonable steps to assist in any challenges by Merger Sub to the validity or applicability to the Transactions, including the Mergers, of any state takeover law.

                                   ARTICLE IX

                                   CONDITIONS

   Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, Company Sub and Merger Sub to consummate the Mergers are subject to the satisfaction of the following conditions:

   (a) Company Shareholder Approval. This Agreement and the Reorganization Merger shall have been approved and adopted by the shareholders of the Company in accordance with the CGCL, the Company's Restated Articles of Incorporation and its Bylaws.


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   (b) HSR. Any waiting period (and any extension thereof) applicable to the consummation of the Acquisition Merger under the HSR Act shall have expired or been terminated.

   (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "Order"), that is then in effect and has the effect of prohibiting the consummation of the Mergers or otherwise imposing material limitations on the ability of Merger Sub effectively to acquire or hold the business of the Company and the Company Subsidiaries.

   Section 9.2 Additional Conditions to the Acquisition Merger. The obligations of Company Sub and Merger Sub to effect the Acquisition Merger are subject to the Reorganization Merger having become effective in accordance with the DGCL.

   Section 9.3 Conditions to the Obligations of Merger Sub. The obligations of the Merger Sub to consummate the Acquisition Merger are subject to the satisfaction of the following additional conditions, unless waived by Merger Sub in writing:

   (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Time except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and in each case except where failure of such representation and warranty to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect (other than representations and warranties that are already so qualified or that are qualified as to the prevention or delay of the consummation of any of the Transactions or representations and warranties as to the performance by the Company of its obligations under this Agreement and the representations and warranties set forth in Section 5.3(a) (provided that it shall not constitute a breach by the Company of its representations and warranties set forth therein if the issued and outstanding shares of Common Stock and the number of Options change from those set forth in Section 5.3(a), so long as the aggregate of such two items do not exceed 10,698,205 shares of Common Stock), Section 5.3(c) and Section 5.21, which in each such case shall be true and correct as written).

   (b) Covenants and Agreements. The Company shall have performed all obligations and complied with all agreements and covenants of the Company to be performed or complied with by it under the Agreement prior to the Effective Time in each case in all material respects (other than the covenants set forth in Section 7.1(b)(iv) and 7.1(g), which in each case shall be complied with as written).

   (c) Financing. Merger Sub or Company Sub, as the case may be, shall have received the debt financing proceeds described in the Debt Commitment Letters or, if applicable, an equal amount of proceeds from the Substitute Debt Financing; provided, however, that if the failure to receive such financing is solely the result of, or solely caused by, Merger Sub's or Bain's breach in any material respect of any representation, warranty, covenant or agreement made by Merger Sub or Bain in any Debt Commitment Letter (unless such breach was solely the result of, or solely caused by, a breach of a representation, warranty, covenant or agreement made by the Company or Company Sub in this Agreement), then in such event Merger Sub's obligation to consummate the Merger shall not be subject to the satisfaction of this condition.

   (d) Consents. The Company shall have obtained all material consents and approvals from Governmental Authorities necessary or required for the consummation of the Transactions and all consents and approvals from the third parties identified on Schedule 9.3(d) attached hereto, all on terms and conditions reasonably satisfactory to Merger Sub.

   (e) Officers' Certificate. At the Closing, the Company shall deliver an Officers' Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, stating that the conditions to Closing set forth in Sections 9.3(a) and (b) above have been satisfied.

   (f) Certified Copies.

   (i) At the Closing, the Company shall deliver certified copies of (A) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (B) the resolutions duly adopted by the Company's stockholder approving this Agreement and the Transactions and (C) the Restated Articles of Incorporation and the Bylaws of the Company.

  (ii) At the Closing, Company Sub shall deliver certified copies of (A) the resolutions duly adopted by Company Sub's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (B) the resolutions duly adopted by Company Sub's stockholder approving this Agreement and the Transactions and (C) the Amended and Restated Certificate of Incorporation, and the Bylaws of Company Sub.

   (g) Non-compete Agreements; Termination Agreement; Escrow Agreement. The enforceability of non-compete agreements entered into between Merger Sub, on the one hand, and R. Luke Stefanko and Donald R. Stine, on the other hand, each dated the date hereof, shall not have been challenged by either of Messrs Stefanko or Stine. The termination agreement entered into between Merger Sub and R. Luke Stefanko dated the date hereof, shall be valid, binding and enforceable and in full force and effect. The escrow agreement between Merger Sub, R. Luke Stefanko, Donald R. Stine and the escrow agent named therein (who shall be reasonably acceptable to all of the parties thereto) substantially in the form attached as Exhibit 9.3(g) attached hereto shall have been executed and delivered by R. Luke Stefanko, Donald R. Stine and the escrow agent.

   Section 9.4 Conditions to the Obligations of the Company and Company
Sub. The obligations of the Company and Company Sub to consummate the Mergers are subject to the satisfaction of the following additional conditions, unless waived by the Company in writing:

   (a) Representations and Warranties. The representations and warranties of Merger Sub set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Time except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and in each case except where failure of such representation and warranty to be so true and correct would not have a Merger Sub Material Adverse Effect (other than representations and warranties that are already so qualified or that are qualified as to the prevention or delay of the consummation of any of the Transactions or as to the performance by Merger Sub of its obligations under this Agreement, which in each such case shall be true and correct as written).

   (b) Covenants and Agreements. Merger Sub shall have performed all obligations and complied with all respective agreements and covenants of Merger Sub to be performed or complied with by it under the Agreement in each case in all material respects.

   (c) Solvency Opinion. Prior to the Effective Time, Merger Sub shall have delivered to the Company and Company Sub an opinion from Houlihan Lokey Howard & Zukin, or another nationally recognized valuation firm reasonably satisfactory to the Company, which opinion is reasonably satisfactory to the Company, to the effect that as of the Effective Time, and taking into account the Transactions (including, without limitation, the financing necessary to consummate the Transactions):

   (i) The fair market going concern value of all of the assets (including goodwill) of the Surviving Corporation will be greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of the Surviving Corporation.

  (ii) The present fair market going concern value of the assets of the Surviving Corporation (including goodwill) is sufficient to pay the probable liability of the Surviving Corporation on its debts as such debts become absolute and matured.

   (d) Officers' Certificate. At the Closing, Merger Sub shall deliver an Officers' Certificate, duly executed by Merger Sub's Chief Executive Officer and Chief Financial Officer, stating that the conditions to Closing set forth in Sections 9.4(a) and (b) above have been satisfied.

   (e) Certified Copies. At the Closing, Merger Sub shall deliver certified copies of (i) the resolutions duly adopted by the Merger Sub's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) if approval of Merger Sub's stockholders is required by applicable law, the resolutions duly adopted by Merger Sub's stockholders approving this Agreement and the Transactions, and (iii) the Certificate of Incorporation and the bylaws of Merger Sub.

                                   ARTICLE X

                                  TERMINATION

   Section 10.1 Termination by Mutual Consent. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Common Stock, by the mutual consent of Merger Sub and the Company, by action of their respective Boards of Directors.

   Section 10.2 Termination by Either Merger Sub or the Company. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned by action of the Board of Directors of either Merger Sub or the Company if (a) the Mergers shall not have been consummated on or before the earlier of
(i) April 30, 2000 or (ii) the date which is 90 days after the Proxy Statement is filed with the SEC (or if the Mergers shall not have occurred by such date because of the failure of a condition set forth in Section 9.1(b) or (c), May 30, 2000), unless the failure to consummate the Mergers is the result of a material breach of this Agreement by the party seeking to terminate this Agreement, or (b) there shall be any Law that makes consummation of the Mergers illegal or otherwise prohibited or any Order that is final and nonappealable preventing the consummation of the Mergers, or (c) if the Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Shareholders Meeting or any adjournment or postponement thereof.

   Section 10.3 Termination by Merger Sub. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Effective Time, before or after approval of the holders of Common Stock, by action of the Board of Directors of Merger Sub:

   (a) if, prior to the Effective Time there has been a breach of any representation, warranty, covenant or agreement on the part of the Company or Company Sub set forth in this Agreement such that any of the conditions set forth in clause (a) or (b) of Section 9.3 hereof would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company or Company Sub through the exercise of its reasonable best efforts and for so long as the Company or Company Sub continues to exercise such reasonable best efforts (but in no event longer than twenty days after Merger Sub's written notification to the Company of the occurrence of such Terminating Company Breach), Merger Sub may not terminate this Agreement under this Section 10.3(a); or

   (b) if prior to shareholder approval of the Reorganization Merger (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Reorganization Merger or other Transactions in a manner adverse to Merger Sub or (ii) the Board of Directors of the Company shall have approved or recommended to the shareholders of the Company any proposal involving a Competing Transaction or (iii) the Board of Directors of the Company fails to reconfirm such recommendation within ten days after a reasonable written request by Merger Sub to do so or (iv) the Company or the Board of Directors of the Company resolves to do any of the foregoing.

   Section 10.4 Termination by the Company. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Common Stock, by action of the Board of Directors of the Company:

   (a) if prior to the Effective Time there has been a breach of any material representation, warranty, covenant or agreement on the part of Merger Sub set forth in this Agreement or by Bain in the Bain Commitment Letter ("Terminating Merger Sub Breach"); provided, however, that, if such Terminating Merger Sub Breach is curable by Merger Sub through the exercise of its reasonable best efforts and for so long as Merger Sub continues to exercise such reasonable best efforts (but in no event longer than twenty days after the Company's written notification to Merger Sub of the occurrence of such Terminating Merger Sub Breach), the Company may not terminate this Agreement under this Section 10.4(a); or

   (b) if prior to shareholder approval of the Reorganization Merger (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Reorganization Merger or other Transactions or (ii) the Board of Directors of the Company shall have approved or recommended to the shareholders of the Company any proposal involving a Competing Transaction, or resolved to do either of the foregoing after consultation with independent legal counsel, having determined in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders under applicable law; provided, that any termination of this Agreement by the Company pursuant to this Section 10.4(b) shall not be effective until the close of business on the second full business day after notice of such termination to Merger Sub.

   Section 10.5 Effect of Termination and Abandonment. Except as set forth in
Section 11.1, in the event of termination of this Agreement and abandonment of the Mergers pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve the Company, Company Sub or Merger Sub from liability for any breach of this Agreement.

                                   ARTICLE XI

                             MISCELLANEOUS; GENERAL

   Section 11.1 Payment of Expenses. (a) Except as otherwise set forth in this
Section 11.1, whether or not the Mergers shall be consummated, each party hereto shall pay its own Expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger; provided, that effective as of the Acquisition Effective Time, the Surviving Corporation shall pay all of the Expenses paid by or on behalf of Merger Sub. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Transactions.

   (b) The Company agrees that (i) if Merger Sub shall terminate this Agreement pursuant to Section 10.3(b) or (ii) if the Company shall terminate this Agreement pursuant to Section 10.4(b) or (iii) either Merger Sub or the Company shall terminate this Agreement under Section 10.2(c), the Company shall reimburse Merger Sub for its reasonably documented Expenses up to an aggregate amount not to exceed $1,000,000, provided, however, that if such termination shall occur more than 45 days after the date of execution and delivery of this Agreement, the Company shall reimburse Merger Sub for its reasonably documented Expenses (inclusive of Expenses incurred prior to such date 45 days after the execution and delivery of this Agreement) up to an aggregate amount not to exceed $1,500,000, in each case, with such payment to be made on or prior to the day which is 20 business days after the date of such termination (or, earlier, upon the date of consummation of a Competing Transaction or the entering into of a legally binding definitive agreement with respect thereto). If Merger Sub terminates this Agreement under Section 10.3(b) or the Company terminates this Agreement under Section 10.4(b), (i) the Company shall also pay Merger Sub $2,250,000 in cash (or $4,500,000 in cash in the event that (x) the Agreement is terminated by Merger Sub under Section 10.3(b)(i) or by the Company under Section 10.4(b)(i) and (y) at the time of such termination there is no proposal or offer for a Competing Transaction) on or prior to the day which is 20 business days after the date of such termination (or, earlier, upon the date of consummation of a Competing Transaction or the entering into of a legally binding definitive agreement with respect thereto) and (ii) if a Competing Transaction (A) which is the basis for such termination is consummated, or a legally binding definitive agreement with respect thereto is entered into, within nine months of such termination date or (B) which is not the basis for such termination is consummated, or a legally binding definitive agreement with respect thereto is entered into, within six months of such termination date, the Company shall also pay Merger Sub $2,250,000 in cash (unless the Company has already paid $4,500,000 to Merger Sub pursuant to the preceding clause (i), in which case no additional payment shall be due) concurrently with the consummation of such Competing Transaction. If, however, Merger Sub or the Company terminates this Agreement under Section 10.2(c) and at the time of such termination under Section 10.2(c) there was a proposal for a Competing Transaction in existence, and such Competing Transaction is consummated (or a legally binding definitive agreement with respect thereto is entered into) within nine months of such termination date, the Company shall pay Merger Sub the full $4,500,000 in cash termination fee concurrently with the consummation of such Competing Transaction.

   (c) Merger Sub agrees that nothing in this Section 11.1 shall limit the liability of Merger Sub for a Terminating Merger Sub Breach resulting in the Company terminating this Agreement pursuant to Section 10.4(a).

   (d) The Company agrees that nothing in this Section 11.1 shall limit the liability of the Company for a Terminating Company Breach resulting in Merger Sub terminating this Agreement pursuant to Section 10.3(a).

   (e) Notwithstanding anything to the contrary herein, the failure of any representation or warranty by the Company or Merger Sub, as the case may be, to be true and correct on and as of the Effective Time shall not give rise to any liability on the part of the Company pursuant to Section 11.1(d) or by Merger Sub pursuant to Section 11(c), as the case may be, unless such representation and warranty was not true and correct in all material respects as of the date hereof or unless such failure also constitutes a material breach by the Company or by Merger Sub, as the case may be, of its covenants and agreements hereunder (other than Sections 7.1(b)(iv) or 7.1(g) as to which such failure shall only be required to constitute a breach thereof by the Company).

   (f) The Company and Merger Sub each agree that the payments provided for in
Section 11.1(b) shall be the sole and exclusive remedy of Merger Sub against the Company and its Representatives, on the one hand, and the Company against Merger Sub and its Representatives, on the other hand, upon a termination of this Agreement pursuant to Sections 10.3(b) or 10.4(b), as applicable, and such remedy shall be limited to the payments stipulated in Sections 11.1(b), regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination.

   Section 11.2 Survival. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Article X, as the case may be, except that the agreements set forth in Articles I , II, III and IV and Sections 8.6, 8.8, 8.9 and Article XI and the agreements described in Section 9.3(g) shall survive the Effective Time and those set forth in Sections 8.3 (regarding confidentiality) and 10.5 and Article XI shall survive termination.

   Section 11.3 Modification or Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 11.4 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

   Section 11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

   Section 11.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, by facsimile transmission, by registered or certified mail (postage prepaid, return receipt requested) or courier service providing proof of delivery to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.6):

   If to Merger Sub:                     VMM Merger Corp.
                                         c/o Bain Capital, Inc.
                                         Two Copley Place
                                         Boston MA 02116
                                         Attention: Joseph Pretlow
                                         Facsimile No.: (617) 572-3274

   with a copy to:                       Kirkland & Ellis
                                         200 East Randolph Drive
                                         Chicago, IL 60601
                                         Attention: Jeffrey C. Hammes, P.C.
                                                    Gary M. Holihan, Esq.
                                         Facsimile No.: (312) 861-2200

   If to the Company
    or Company Sub:                      c/o VDI MultiMedia
                                         7083 Hollywood Boulevard, Suite 200
                                         Hollywood, CA 90028
                                         Attention: Donald R. Stine
                                         Facsimile No.: (323) 957-2164

   with a copy to:                       Kaye, Scholer, Fierman, Hays &
                                         Handler, LLP
                                         1999 Avenue of the Stars, Suite 1600
                                         Los Angeles, California 90067
                                         Attention: Barry L. Dastin, Esq.
                                         Facsimile No.: (310) 788-1200

   Section 11.7 Entire Agreement, etc. This Agreement and the agreements referenced herein or contemplated hereby (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned newly formed Delaware subsidiary of Merger Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 11.8 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

   Section 11.9 Certain Definitions. For purposes of this Agreement, the term:

   (a) "subsidiary" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of governors or other governing body of such corporation or other legal entity; and

   (b) "knowledge" means, with respect to any matter in question with respect to the Company, if any of R. Luke Stefanko, Donald Stine, Clarke Brewer or Robert Semmer has actual knowledge of such matter.

   Section 11.10 No Third Party Beneficiaries. Except as provided in Section
8.6 and Section 8.8 hereof, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

   Section 11.11 Company Disclosure Schedule. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such section unless such disclosure is made in such a way as to make its relevance to the information called for by another Section of such schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other Section, notwithstanding the omission of a cross reference thereto.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                          VDI MULTIMEDIA

                                          By:       /s/ Donald R. Stine
                                             __________________________________
                                             Name:
                                             Title:

                                          VDI MULTIMEDIA, INC.

                                          By:       /s/ Donald R. Stine
                                             __________________________________
                                             Name:
                                             Title:

                                          VMM MERGER CORP.

                                          By:       /s/ Joseph Pretlow
                                             __________________________________
                                             Name:
                                             Title:

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER

                                                    1999 AVENUE OF THE STARS
                                                    LOS ANGELES, CA
                                                    (310) 788-2000

                               December 24, 1999

Board of Directors
VDI MultiMedia
7083 Hollywood Boulevard
Hollywood, California 90028

Members of the Board:

   We understand that VDI MultiMedia (the "Company"), VDI MultiMedia, Inc., a wholly owned subsidiary of the Company ("Company Sub"), and VMM Merger Corp. ("Merger Sub"), a wholly owned subsidiary of Bain Capital, Inc. ("Buyer"), propose to enter into an Agreement and Plan of Merger, dated December 24, 1999 (the "Merger Agreement"), which provides, among other things, for the merger of the Company into Company Sub, followed by the merger of Merger Sub with and into Company Sub (together, the "Mergers"). Pursuant to the Mergers, the Company will become a subsidiary of Buyer and each outstanding share of common stock, no par value per share (the "Common Stock"), of the Company prior to the Mergers, other than shares held in treasury or held by Merger Sub or any affiliate of Merger Sub or as to which dissenters' rights have been perfected, will be converted into the right to receive $15.00 per share in cash. We also note that shares of the Common Stock held by certain holders (the "Rollover Shareholders") will be exchanged for shares of the Surviving Corporation in the Mergers. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the consideration to be received in the Mergers by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Rollover Shareholders).

   For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other information of the Company;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  (iii) reviewed certain financial projections prepared by the management of the Company;

  (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  (v)   reviewed the reported prices and trading activity for the Common
        Stock;

  (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with those of certain other comparable publicly traded companies and their securities;

  (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (viii) participated in discussions and negotiations among representatives of the Company, Merger Sub, Buyer and their financial and legal advisors;

  (ix) reviewed the execution form of the Merger Agreement and certain related documents;

  (x) reviewed the commitment letters provided to Buyer by Credit Suisse First Boston; and

  (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Buyer and its affiliates and have received fees for the rendering of these services.

   It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Mergers.

   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received in the Mergers by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Rollover Shareholders).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:     /s/ Neil B. Morganbesser
                                            _________________________________
                                              Neil B. Morganbesser
                                              Principal

                                                                      APPENDIX C

                         CHAPTER 13. DISSENTERS' RIGHTS

(S) 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

   (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

   (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that sub-paragraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

   (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

   (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

   (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

   (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302. Submission of share certificates for endorsement; uncertificated securities

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

   (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

   (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

   (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

   (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

   (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

   (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

   (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

   (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

   (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

   (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

(S) 1306. Prevention of immediate payment; status as creditors; interest

   To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307. Dividends on dissenting shares

   Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

   Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309. Termination of dissenting share and shareholder status

   Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

   (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

   (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

   (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

   (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of dissenting shares.

(S) 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholder's approval

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311. Exempt shares

   This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

   (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attach the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions, or if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

   (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

   (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

PROXY                                                                      PROXY
                                 VDI MultiMedia

               Special Meeting of Shareholders -- April 19, 2000

  This proxy is solicited on behalf of the board of directors of VDI MultiMedia

  The undersigned hereby appoints Maria Medina and Clarke W. Brewer, and each or any of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of common stock of VDI MultiMedia, that the undersigned is entitled to vote at the Special Meeting of Shareholders of VDI MultiMedia to be held at 10:00 a.m., local time, on April 19, 2000, and any adjournments or postponements thereof, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion. The Special Meeting of Shareholders will be held at 7083 Hollywood Boulevard, Hollywood, California 90028,

  Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

  The board of directors of VDI MultiMedia recommends a vote for proposal 1, which was proposed by the board of directors of VDI MultiMedia.

  (1) Adoption and approval of the reorganization merger pursuant to which VDI MultiMedia will merge with and into VDI MultiMedia, Inc., and VDI MultiMedia, Inc. will be the surviving corporation, and the Agreement and Plan of Merger, dated as of December 24, 1999 by and among VDI MultiMedia, VDI MultiMedia, Inc., and VMM Merger Corp.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

                                --------------

                (Please mark, date and sign on the reverse side)



  This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. If no direction is given, this proxy will be voted FOR Proposal 1. As to any other matter coming before the meeting, the person authorized as proxy herewith is authorized to vote in his discretion on such matter.
                                          [_]Please check here if you plan to
                                             attend the meeting.

                                          -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Date

                                          -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Date

                                          Please date this card and sign your
                                          name exactly as it appears on this
                                          Proxy. If the common stock
                                          represented by this Proxy is
                                          registered in the names of two or
                                          more persons, each should sign this
                                          proxy. Persons signing in a
                                          representative or fiduciary capacity
                                          and corporate officers should add
                                          their full titles as such.

                                          PLEASE SIGN, DATE AND RETURN YOUR
                                          PROXY PROMPTLY.